FILED PURSUANT TO

RULE 424 (B) (2)

REGISTRATION NO: 333-137101-09

333-137101

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Normal PPS	500,000	$1,000	$500,000,000	$53,500(2)
Stripped PPS	500,000	(3)	(3)	(3)
Capital PPS	500,000	(3)	(3)	(3)
Stock Purchase Contracts	5,010	(3)	(3)	(3)
Junior Subordinated Notes(4)(5)	501,000	$1,000	$501,000,000	$53,607(2)
Preferred Stock	5,010	(3)	(3)	(3)
Guarantees of payment by SunTrust Banks, Inc.	(6)	(6)	(6)	(6)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act.

(2)	Pursuant to Rule 457(p) under the Securities Act, the registration fee of $136,550 that has already been paid and remains unused with respect to $1,500,000,000 initial offering price of securities that were previously registered pursuant to Registration Statement Nos. 333-118382, 333-118382-01, 333-118382-02, 333-118382-03, and 333-118382-04 and were not sold thereunder is credited against the registration fee due for this offering in an amount equal to the registration fee of $53,500.00 for the Normal PPS and $53,607.00 for the Junior Subordinated Notes. No additional registration fee is paid with respect to this offering.

(3)	No separate consideration will be received by either Registrant upon the issuance, if any, of the Stripped PPS or Capital PPS, for the issuance of the Stock Purchase Contracts or upon the purchase by the Trust of the Preferred Stock of the Company pursuant to the terms of the Stock Purchase Contracts.

(4)	The Junior Subordinated Notes will be purchased by the Trust with the proceeds of the sale of the Normal PPS. Junior Subordinated Notes in the amount of $500,000,000 will be purchased by the Trust with the proceeds of the sale of the Normal PPS. Junior Subordinated Notes in the amount of $1,000,000 will be purchased by the Trust with the proceeds of the sale of its common securities to the Company.

(5)	The registration fee being paid in connection with the Junior Subordinated Notes includes $53,607.00 representing the registration fee to be due in connection with the proceeds to be received upon the remarketing of the Junior Subordinated Notes, as described in the prospectus.

(6)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

Prospectus Supplement to Prospectus dated October 18, 2006.

500,000 SunTrust Preferred Capital I

5.853% Fixed-to-Floating Rate Normal PPS

(liquidation amount $1,000 per security)

fully and unconditionally guaranteed, as described herein, by

SunTrust Banks, Inc.

The 5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities, or “Normal PPS,” are beneficial interests in SunTrust Preferred Capital I, a Delaware statutory trust. The trust will pass through, as distributions on or the redemption price of Normal PPS, amounts that it receives on its assets that are the “corresponding assets” for the Normal PPS, and your financial entitlements as a holder of Normal PPS generally will correspond to the trust’s financial entitlements as a holder of the corresponding assets. The corresponding assets for each Normal PPS, with its $1,000 liquidation amount, initially will be $1,000 principal amount of our Remarketable Junior Subordinated Notes due 2042, or “Junior Subordinated Notes,” and a 1/100th, or $1,000, interest in a stock purchase contract between the trust and SunTrust Banks, Inc. under which the trust agrees to purchase, and we agree to sell, on the stock purchase date, one share of our Perpetual Preferred Stock, Series B, $100,000 liquidation preference per share, or “Preferred Stock,” for $100,000 and we agree to make contract payments to the trust. The trust will pledge the Junior Subordinated Notes and their proceeds to secure its obligation to pay the purchase price under the related stock purchase contracts. We expect the stock purchase date to be December 15, 2011 but in certain circumstances it may occur on an earlier date or as late as December 15, 2012. From and after the stock purchase date, the corresponding asset for each Normal PPS will be a 1/100th, or $1,000, interest in one share of Preferred Stock.

Assuming that we do not elect to defer contract payments or interest payments on the Junior Subordinated Notes or to skip dividends on the Preferred Stock, holders of Normal PPS will receive distributions on the $1,000 liquidation amount per Normal PPS:

•	from October 25, 2006 through the later of December 15, 2011 and the stock purchase date, at a rate per annum of 5.853%, payable semi-annually on each June 15 and December 15 (and on the stock purchase date, if not a June 15 or December 15), commencing June 15, 2007, and

•	thereafter at a rate per annum equal to the greater of (x) three-month LIBOR for the related distribution period plus 0.645% and (y) 4.000%, payable quarterly on each March 15, June 15, September 15 and December 15 (or if any such date is not a business day, on the next business day).

Distributions will be cumulative through the later of the stock purchase date and the effective date of an amendment to SunTrust’s articles of incorporation permitting preferred stock dividends to be cumulative, non-cumulative or partially cumulative, and non-cumulative thereafter.

The Normal PPS are perpetual and the trust will redeem them only to the extent we redeem the Preferred Stock. Although the Preferred Stock by its terms is redeemable by us at our option on any date on or after the later of December 15, 2011 and the stock purchase date, any redemption is subject to prior approval of the Federal Reserve as well as to our commitments in the Replacement Capital Covenant described in this prospectus supplement. Unless the Federal Reserve agrees otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element. See the discussion on pages S-108 to S-109 of this prospectus supplement.

Investors may exchange Normal PPS and U.S. treasury securities having a $1,000 principal amount per Normal PPS for like amounts of Stripped PPS and Capital PPS, which are also beneficial interests in the trust. Each Stripped PPS corresponds to a 1/100th interest in a stock purchase contract and $1,000 principal amount of U.S. treasury securities, and each Capital PPS corresponds to $1,000 principal amount of Junior Subordinated Notes.

The Normal PPS and the Junior Subordinated Notes are not deposits or other obligations of a bank. They are not insured by the FDIC or any other government agency. Application will be made to list the Normal PPS on the New York Stock Exchange under the symbol “STIPRI.” Trading of the Normal PPS on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Normal PPS.

See “ Risk Factors” beginning on page S-34 of this prospectus supplement to read about factors you should consider before buying PPS.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Normal PPS	Discounts and Commissions	Total (1)(2)
Initial public offering price	$1,000	(2)	$500,000,000
Proceeds, before expenses and commissions, to SunTrust Banks, Inc.	$1,000	(2)	$500,000,000

(1)	The initial public offering price does not include accrued distributions, if any, on the Normal PPS from October 25, 2006 to the date of delivery.
(2)	In view of the fact that the proceeds of the sale of the Normal PPS will be invested in the Junior Subordinated Notes, we have agreed to pay the underwriters, as compensation for arranging the investment therein of such proceeds, $15 per Normal PPS (or $7,500,000 in the aggregate). See “Underwriting.”

The underwriters expect to deliver the Normal PPS in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on October 25, 2006.

Joint Book-Runners and Joint Structuring Coordinators

Goldman, Sachs & Co.		SunTrust Robinson Humphrey
Joint Book-Runner
Lehman Brothers

Banc of America Securities LLC	Citigroup	Credit Suisse
JPMorgan		Morgan Stanley

Prospectus Supplement dated October 18, 2006.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “SunTrust,” “we,” “us,” “our” or similar references mean SunTrust Banks, Inc. and its subsidiaries, and references to the “Trust” mean SunTrust Preferred Capital I.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

An index of terms used in this prospectus supplement with specific meanings appears on page S-133 of this prospectus supplement.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or “SEC.” You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” until we or any of the underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006; and

•	Current Reports on Form 8-K filed on January 6, 2006, January 12, 2006, February 17, 2006, February 21, 2006, July 25, 2006, August 28, 2006, September 5, 2006, September 12, 2006, September 29, 2006 and October 18, 2006.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

SunTrust Banks, Inc.
303 Peachtree Street, NE
Atlanta, Georgia 30308
Telephone: 404-588-7711
Attn: Corporate Secretary

We have also filed a registration statement (No. 333-137101) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the PPS. The registration statement may contain additional information that may be important to you.

The Trust has no separate financial statements. The statements would not be material to holders of the securities because the Trust has no independent operations.

Unless otherwise indicated, currency amounts in this prospectus supplement are stated in U.S. dollars.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus supplement may contain forward-looking statements, including statements about credit quality and the future prospects of SunTrust. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.”

Such statements are based upon the current beliefs and expectations of SunTrust’s management and on information currently available to management. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, or “Securities Act,” and Section 21E of the Exchange Act. Such statements speak as of the date hereof, and SunTrust does not assume any obligation to update the statements included or incorporated by reference herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements involve significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in our 2005 Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and in our Current Reports filed on Form 8-K with the SEC and available at the SEC’s internet site (http://www.sec.gov). Those factors include:

•	changes in general business or economic conditions, including customers’ ability to repay debt obligations, could have a material adverse effect on our financial condition and results of operations;

•	changes in market interest rates or capital markets could adversely affect our revenues and expenses, the value of assets and obligations, costs of capital, or liquidity;

•	the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings;

•	significant changes in securities markets or markets for commercial or residential real estate could harm our revenues and profitability;

•	customers could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding;

•	customers may decide not to use banks to complete their financial transactions, which could affect net income;

•	we have businesses other than banking, which subjects us to a variety of risks;

•	hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business;

•	negative public opinion could damage our reputation and adversely impact our business;

•	we rely on other companies for key components of our business infrastructure;

•	we depend on the accuracy and completeness of information about clients and counterparties;

•	regulation by federal and state agencies could adversely affect our business, revenues, and profit margins;

S-iii

•	competition in the financial services industry is intense and could result in losing business or reducing profit margins;

•	future legislation could harm our competitive position;

•	maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services;

•	our ability to receive dividends from our subsidiaries accounts for most of our revenues and could affect our liquidity and ability to pay dividends;

•	we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits;

•	we depend on the expertise of key personnel without whom our operations may suffer;

•	we may be unable to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy;

•	our accounting policies and methods are key to how we report financial condition and results of operations, and may require management to make estimates about matters that are uncertain;

•	our stock price can be volatile; and

•	our disclosure controls and procedures may fail to prevent or detect all errors or acts of fraud.

S-iv

SUMMARY INFORMATION

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the PPS or any of their component securities. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information.”

SunTrust Banks, Inc.

SunTrust Banks, Inc., with year-end 2005 assets of $179.7 billion, is one of the nation’s largest financial services holding companies.

Through our flagship subsidiary, SunTrust Bank, we provide deposit, credit and trust and investment services. Additional subsidiaries provide mortgage banking, insurance, asset management, equipment leasing, brokerage and capital market services. SunTrust’s client base encompasses a broad range of individuals and families, high-net-worth clients, businesses and institutions.

SunTrust enjoys strong market positions in some of the highest growth markets in the United States and also serves clients in selected markets nationally. Our priorities include consistency in financial performance, quality in customer service and a strong commitment to all segments of the communities we serve.

As of September 30, 2006, SunTrust had 1,699 retail and specialized service branches and 2,568 ATMs, which are located primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia and the District of Columbia. In addition, SunTrust provides clients with a selection of technology-based banking channels including Internet, PC and Telephone Banking. Our internet address is www.suntrust.com.

As of September 30, 2006, SunTrust had total assets under advisement of $238.5 billion. This includes $201.8 billion in assets under management and non-managed trust assets as well as $36.7 billion in retail brokerage assets. SunTrust’s mortgage servicing portfolio grew to $124.8 billion at period end.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “STI.” Our principal executive offices are located at SunTrust Banks, Inc., 303 Peachtree Street, NE, Atlanta, Georgia 30308. Our telephone number is 404-588-7711.

SunTrust Preferred Capital I

SunTrust Preferred Capital I, or the “Trust,” is a statutory trust organized under Delaware law by the trustees and us. The Trust was established solely for the following purposes:

•	issuing the PPS and the Trust Common Securities;

•	investing the gross proceeds of the PPS and the Trust Common Securities in Junior Subordinated Notes;

•	entering into the Stock Purchase Contract Agreement and holding the Stock Purchase Contracts;

•	holding Junior Subordinated Notes, certain U.S. treasury securities and an interest-bearing deposit with SunTrust Bank, and pledging them to secure the Trust’s obligations under the Stock Purchase Contracts;

•	purchasing the Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date and holding it thereafter;

•	selling Junior Subordinated Notes in a Remarketing or an Early Remarketing; and

•	engaging in other activities that are directly related to the activities described above.

The Trust’s business and affairs will be conducted by its trustees, each appointed by us as sponsor of the Trust. The trustees will be U.S. Bank National Association as the “Property Trustee,” U.S. Bank Trust National Association, as the “Delaware Trustee,” and three or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with us.

The principal executive office of the Trust is c/o SunTrust Banks, Inc., 303 Peachtree Street, NE, Atlanta, Georgia 30308, and the Trust’s telephone number is 404-588-7711.

The Offering

This summary includes questions and answers that highlight selected information from this prospectus supplement to help you understand the PPS, the Junior Subordinated Notes and the Preferred Stock.

What are the PPS?

The PPS and the common securities issued concurrently by the Trust to us, or “Trust Common Securities,” represent beneficial interests in the Trust. The Trust’s assets consist solely of:

•	Remarketable Junior Subordinated Notes due 2042, or “Junior Subordinated Notes,” issued by us to the Trust;

•	contracts, or “Stock Purchase Contracts,” for the Trust to purchase shares of our Perpetual Preferred Stock, Series B, $100,000 liquidation preference per share, or “Preferred Stock,” from us on a date, or “Stock Purchase Date,” that we expect to be December 15, 2011 but may in certain circumstances be an earlier date or be deferred for quarterly periods until as late as December 15, 2012;

•	to the extent holders exchange Normal PPS and U.S. treasury securities for Stripped PPS and Capital PPS, as described under “What are Stripped PPS and Capital PPS, and how can I exchange Normal PPS for Stripped PPS and Capital PPS?,” certain U.S. treasury securities;

•	after a successful Remarketing of the Junior Subordinated Notes, an interest-bearing deposit with SunTrust Bank; and

•	after the Stock Purchase Date, shares of Preferred Stock.

Each holder of PPS will have a beneficial interest in the Trust but will not own any specific Junior Subordinated Note, Stock Purchase Contract, substituted treasury security, deposit or share of Preferred Stock. However, the Declaration of Trust under which the Trust operates defines the financial entitlements of each class of beneficial interests in the Trust in a manner that causes those financial entitlements to correspond to the financial entitlements of the Trust in the assets of the Trust that are the “corresponding assets” for such class.

The Trust will issue the PPS in three classes that will correspond to different assets of the Trust. Each PPS will have a liquidation amount of $1,000. At completion of the offering, the only beneficial interests in the Trust that will be outstanding are the Normal PPS offered by this prospectus supplement and the Trust Common Securities. The two other classes of beneficial interests that the Trust may issue, “Stripped PPS” and “Capital PPS,” may be issued only in connection with an exchange for Normal PPS as described under “What are Stripped PPS and Capital PPS, and how can I exchange Normal PPS for Stripped PPS and Capital PPS?”

The PPS sold in the offering are called the 5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities, or “Normal PPS,” and each represents a beneficial interest in the Trust initially corresponding to the following Trust assets:

•	a 1/100th interest in a Stock Purchase Contract under which the Trust agrees to purchase, and we agree to sell, for $100,000, a share of Preferred Stock on the Stock Purchase Date, and

•	a Junior Subordinated Note with a principal amount of $1,000, which the Trust will pledge to us to secure its obligations under the Stock Purchase Contract.

After the Stock Purchase Date, each Normal PPS will correspond to 1/100th of a share of Preferred Stock held by the Trust.

The following diagram shows the transactions that will happen on the day that the Trust issues the Normal PPS in the offering:

1)	Investors purchase Normal PPS, each with a $1,000 liquidation amount, from the Trust, which corresponds to $1,000 principal amount of Junior Subordinated Notes and a 1/100th interest in a Stock Purchase Contract having a stated amount of $100,000.
2)	The Trust purchases Junior Subordinated Notes from SunTrust and enters into the Stock Purchase Contracts with SunTrust. The Trust pledges the Junior Subordinated Notes to SunTrust to secure its obligation to purchase Preferred Stock on the Stock Purchase Date.

After the offering, you will have the right to exchange your Normal PPS and certain U.S. treasury securities for Stripped PPS and Capital PPS by substituting pledged treasury securities for the pledged Junior Subordinated Notes. You will be able to exercise this right on any business day until the Stock Purchase Date, other than on a day in March, June, September or December that is on or after the first day of the month through the 15th day of the month (or the next business day if the 15th day is not a business day) or from 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period and until the business day after the end of that Remarketing Period. You will also not be able to exercise this right at any time after a successful Remarketing. We refer to periods during which exchanges are permitted as “Exchange Periods” and we explain how Remarketing works and when it may occur under “What is a Remarketing?” A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York, Atlanta, Georgia or Wilmington, Delaware are permitted or required by any applicable law to close.

Each Stripped PPS will be a beneficial interest in the Trust corresponding to a 1/100th interest in a Stock Purchase Contract and the substituted treasury securities, and each Capital PPS will be a beneficial interest in the Trust corresponding to a Junior Subordinated Note with a principal amount of $1,000. We describe the exchange process and the Stripped PPS and Capital PPS in more detail under “What are Stripped PPS and Capital PPS, and how can I exchange Normal PPS for Stripped PPS and Capital PPS?”

Unless indicated otherwise, as used in this prospectus supplement “PPS” will include Normal PPS, Stripped PPS and Capital PPS.

What are the Stock Purchase Contracts?

Each Stock Purchase Contract consists of an obligation of the Trust to purchase, and of us to sell, a share of our Preferred Stock on the Stock Purchase Date for $100,000, as well as our obligation to pay periodic contract payments, or “Contract Payments,” to the Trust as described below. To secure its obligation under each Stock Purchase Contract to purchase a share of Preferred Stock from us on the Stock Purchase Date, the Trust will pledge either Junior Subordinated Notes (which after the Remarketing Settlement Date will be replaced by a deposit with SunTrust Bank, payable on the Stock Purchase Date and bearing interest at 5.097% per annum) or Qualifying Treasury Securities with an aggregate principal amount equal to the stated amount of $100,000 of the corresponding Stock Purchase Contract.

We will make Contract Payments on each Regular Distribution Date through the Stock Purchase Date at the annual rate of 0.265% of the stated amount of $100,000 per Stock Purchase Contract. We explain what the Regular Distribution Dates are under “What distributions or payments will be made to holders of the Normal PPS, Stripped PPS and Capital PPS?” The Trust will distribute these Contract Payments when received to each holder of Normal PPS and Stripped PPS in an amount equal to 1/100th of each Contract Payment received on a Stock Purchase Contract for each Normal PPS or Stripped PPS. We may defer the Contract Payments. If we defer any of these payments, we will accrue interest on the deferred amounts at the initial rate per annum applicable to the Junior Subordinated Notes. We will pay the deferred amounts on the Stock Purchase Date to the Trust in the form of subordinated notes, as described under “When can the Trust defer or skip distributions on the PPS?” The Trust will in turn distribute each payment of interest on, or principal of, these subordinated notes to the holders of Normal PPS and Stripped PPS as received.

What are the basic terms of the Junior Subordinated Notes?

Maturity and Redemption. The maturity date of the Junior Subordinated Notes is initially December 15, 2042. We may from time to time redeem Junior Subordinated Notes, in whole or in part, at any date on or after December 15, 2015, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption. In connection with a Remarketing, we may change the date after which we may redeem Junior Subordinated Notes to a later date or change the redemption price; provided that no redemption price may be less than the principal plus accrued and unpaid interest (including additional interest) on the Junior Subordinated Notes. In connection with a Remarketing, we may also move up the maturity date of the Junior Subordinated Notes to any time on or after December 15, 2015.

Subordination. Our obligations to pay interest and premium (if any) on, and principal of, the Junior Subordinated Notes are subordinate and junior in right of payment and upon liquidation to all our senior and subordinated indebtedness, whether now outstanding or subsequently incurred, including all of our indebtedness for money borrowed, including junior subordinated debt securities underlying our trust preferred securities currently outstanding, indebtedness evidenced by bonds, debentures, notes or similar instruments, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, obligations associated with derivative products including but not limited to interest rate and foreign exchange contracts and foreign contracts relating to mortgages, commodity contracts, capital lease obligations and guarantees of any of the foregoing, but not including trade accounts payable and accrued liabilities arising in the ordinary course of business, which will rank equally in right of payment and upon liquidation with the Junior Subordinated Notes, and other debt securities and guarantees that by their terms are not superior in right of payment to the Junior Subordinated Notes. Our obligations to pay interest and premium (if any) on, and principal of, the Junior Subordinated Notes will rank pari passu with our obligations in respect of our Pari Passu Securities. “Pari Passu Securities” means: (i) indebtedness that, among other things, (a) qualifies or is issued to financing vehicles issuing securities that qualify as Tier 1 capital of SunTrust under the capital guidelines of the Federal Reserve and (b) by its terms ranks equally with the Junior Subordinated Notes in right of payment and upon liquidation; and (ii) guarantees of indebtedness described in clause (i) or securities issued by one or more financing vehicles described in clause (i). Pari Passu Securities does not include our junior subordinated debentures or guarantees issued in connection with our other currently outstanding traditional trust preferred securities, each of which ranks or will rank senior to the Normal PPS being issued by SunTrust Preferred Capital I, or any junior subordinated debentures or guarantees that may be issued in the future in connection with traditional trust preferred securities. We refer to our obligations to which the Junior Subordinated Notes are subordinate as our “senior and subordinated debt.” All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the Junior Subordinated Notes to the extent of the assets of such subsidiaries. As of September 30, 2006, our indebtedness and obligations, on an unconsolidated basis, totaled approximately $6.2 billion and our subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the Junior Subordinated Notes totaled approximately $158.3 billion. Because of the subordination, if we become insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the Junior Subordinated Notes having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the Indenture in connection with the Junior Subordinated Notes. The Indenture places no limitation on the amount of senior and subordinated debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt. As described under “What is an Early Remarketing?,” after the first Remarketing attempt in an Early Remarketing we may remarket the Junior Subordinated Notes as senior and subordinated debt.

Interest Payments. We will pay interest on the Junior Subordinated Notes semi-annually on each June 15 and December 15, commencing June 15, 2007, at a rate equal to 5.588% per annum. We will also pay interest on the Junior Subordinated Notes on the Stock Purchase Date, if not otherwise an interest payment date, if they have not been successfully remarketed prior thereto, as described under “What is a Remarketing?” We will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Notes at any time or from time to time as described under “When can the Trust defer or skip distributions on the PPS?—Interest on Junior Subordinated Notes.” If any date on which interest is payable on the Junior Subordinated Notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment shall be paid in respect of the delay.

If on the Stock Purchase Date any interest accrued on the Junior Subordinated Notes has not been paid in cash and there is a Failed Remarketing, we will pay the Trust the deferred interest on the Stock Purchase Date in the form of subordinated notes, as described under “When can the Trust defer or skip distributions on the PPS?” The Trust will in turn distribute each payment of interest on, or principal of, these subordinated notes to the holders of Normal PPS and Capital PPS as received.

Alternative Payment Mechanism. We will covenant in the Indenture that, if we defer payment of interest on any interest payment date on or prior to the Stock Purchase Date:

•	we will notify the Federal Reserve if this covenant is applicable; and

•	commencing with the date two years after the beginning of an interest deferral period:

•	we will pay deferred interest only out of the net proceeds of the sale of (i) shares of our common stock or (ii) non-cumulative perpetual preferred stock subject to a replacement capital covenant similar to the Replacement Capital Covenant received by us during the 180 days prior to the date of payment of such deferred interest; and

•	after notice and except to the extent the Federal Reserve shall have disapproved, we will continuously use our Commercially Reasonable Efforts to sell shares of our common stock or non-cumulative perpetual preferred stock in an amount so that the net proceeds of such sale, when applied to such deferred payments of interest, will cause such unpaid deferred interest payments to be paid in full and (unless the Federal Reserve instructs otherwise) apply the proceeds of such sale to pay the deferred amounts (provided that we will not in any event be required to pay interest on the Junior Subordinated Notes at a time when the payment of such interest would violate the terms of any securities issued by us or one of our subsidiaries or the terms of a contract binding on us or one of our subsidiaries).

We refer to these provisions as the “Alternative Payment Mechanism.”

Our failure to raise sufficient eligible equity proceeds or our use of other sources to fund interest payments in accordance with our covenant described above would be a breach of our obligations under the Junior Subordinated Notes, but would not be an event of default under the Indenture. However, an event of default under the Indenture will occur if we fail to pay all accrued and unpaid interest on the Junior Subordinated Notes at the end of the deferral period.

Notwithstanding the foregoing, if we are required to conduct a sale of shares of our common stock and/or non-cumulative perpetual preferred stock in order to pay amounts due and payable under any instruments or other securities that rank pari passu as to interest or distributions with the Junior Subordinated Notes, then we will apply such proceeds to deferred interest payments on the Junior

Subordinated Notes, on the one hand, and such other pari passu securities, on the other hand, on a ratable basis in proportion to the total amounts that are due on the Junior Subordinated Notes and such other pari passu securities before we shall be relieved of our obligation to conduct the sale of shares of our common stock and/or non-cumulative perpetual preferred stock and apply the proceeds thereof to such securities.

Events of Default. If an event of default under the Indenture occurs and continues, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Notes may declare the entire principal and all accrued but unpaid interest of all Junior Subordinated Notes to be due and payable immediately. If the Indenture Trustee or the holders of Junior Subordinated Notes do not make such declaration and the Junior Subordinated Notes are beneficially owned by the Trust or a trustee of the Trust, the Property Trustee or the holders of at least 25% in aggregate liquidation amount of the Capital PPS and the Normal PPS (if such default occurs prior to the Stock Purchase Date or if earlier, the Remarketing Settlement Date) shall have such right. An “event of default,” when used in the Indenture, means any of the following:

•	non-payment of interest for 30 days after deferral for 14 or more consecutive semi-annual interest periods or the equivalent thereof, in the event that interest periods are other than semi-annual;

•	termination of the Trust without redemption of the PPS, distribution of the Junior Subordinated Notes to holders of the Capital PPS and, if such termination occurs prior to the Stock Purchase Date, or if earlier, the Remarketing Settlement Date, the holders of the Normal PPS, or assumption of SunTrust’s obligations under the Junior Subordinated Notes by its successor;

•	bankruptcy of SunTrust; or

•	receivership of SunTrust Bank.

Events of default do not include the breach of any other covenant in the Junior Subordinated Notes or the Indenture and, accordingly, the breach of any other covenant would not entitle the Indenture Trustee or holders of the Junior Subordinated Notes to declare the Junior Subordinated Notes due and payable.

Pledge of Junior Subordinated Notes. The Trust will pledge Junior Subordinated Notes with a principal amount equal to the aggregate liquidation amount of the Normal PPS and Trust Common Securities to secure its obligations under the Stock Purchase Contracts. After the creation of Stripped PPS and Capital PPS, the Trust will also hold Junior Subordinated Notes that are not pledged with an aggregate principal amount equal to the liquidation amount of the Capital PPS. The pledged Junior Subordinated Notes and related Stock Purchase Contracts are corresponding assets for Normal PPS and Trust Common Securities, and the Junior Subordinated Notes that are not pledged are corresponding assets for the Capital PPS. The Bank of New York Trust Company, N.A. will hold the pledged Junior Subordinated Notes and Qualifying Treasury Securities as collateral agent, or “Collateral Agent,” for us and the other Junior Subordinated Notes as custodial agent, or “Custodial Agent,” for the Trust.

What are the basic terms of the Preferred Stock?

The holder of the Preferred Stock after the Stock Purchase Date will be the Trust unless the Trust is dissolved. The Trust, as the sole holder of the Preferred Stock so long as the Normal PPS are outstanding, will make distributions on the Normal PPS out of the dividends received on the Preferred Stock.

Dividend Rate. Dividends on shares of Preferred Stock will be calculated (a) if the Preferred Stock is issued prior to December 15, 2011, at a rate per annum equal to 5.853% until December 15, 2011, and (b) thereafter, at a rate per annum that will be reset quarterly and will equal the greater of (i) three-month LIBOR for the related Dividend Period plus 0.645% and (ii) 4.000%. Dividends will be calculated prior to December 15, 2011 based on a 360-day year consisting of 12 30-day months and thereafter based on the actual number of days in the Dividend Period using a 360-day year.

Dividend Payment Dates. The Dividend Payment Dates for the Preferred Stock, or “Dividend Payment Dates,” are (a) if the Preferred Stock is issued prior to December 15, 2011, the 15th day of June and December of each year until December 15, 2011, and (b) thereafter, the 15th day of March, June, September and December of each year, commencing on the first such date following the Stock Purchase Date. If any day on or after December 15, 2011 that would otherwise be a Dividend Payment Date is not a business day, then the first business day following that day will be the applicable Dividend Payment Date. If a Dividend Payment Date prior to December 15, 2011 is not a business day, the applicable dividend shall be paid on the first business day following that day without adjustment.

Declaration of Dividends, etc. Holders of shares of Preferred Stock will be entitled to receive cash dividends, only when, as and if declared by SunTrust’s board of directors or a duly authorized committee of the board, payable at the applicable dividend rate applied to the liquidation preference per share, calculated on each share from the Stock Purchase Date.

Non-Cumulative Dividends upon Common Shareholder Approval. Dividends on shares of Preferred Stock initially may be cumulative because SunTrust’s current articles of incorporation require that preferred stock dividends be cumulative. However, dividends on the Preferred Stock will automatically become non-cumulative immediately upon the effective date of an amendment to SunTrust’s articles of incorporation permitting preferred stock dividends to be cumulative, non-cumulative or partially cumulative. SunTrust’s board of directors has approved such an amendment, proposed it for submission to common shareholders and recommended that they approve it. The amendment will become effective, and dividends will become non-cumulative, following common shareholder approval and the filing of the amendment with the Secretary of State of Georgia. SunTrust intends to hold a shareholder vote on this amendment at its 2007 annual meeting of shareholders, expected to occur on April 17, 2007, and, if not approved at that meeting, at subsequent annual or special meetings until approval is obtained. In this document, we refer to the period prior to the effective date of this amendment as the “Cumulative Dividend Period” and we refer to the period commencing upon the effective date of this amendment as the “Non-Cumulative Dividend Period.” If the effective date of this amendment occurs prior to the Stock Purchase Date, dividends on the Preferred Stock will at all relevant times be non-cumulative. In deciding whether or not to invest in the PPS, you should assume that dividends will be non-cumulative.

The change from cumulative to non-cumulative dividends is a term of the Preferred Stock and occurs automatically upon effectiveness of the appropriate amendment to the articles of incorporation. Holders of the Preferred Stock will have no right to vote on this amendment to the articles of incorporation or on the change from cumulative to non-cumulative dividends.

During any Dividend Period for which the corresponding Dividend Payment Date occurs during the Non-Cumulative Dividend Period, the dividends on the Preferred Stock will be non-cumulative (even if a portion of that Dividend Period occurs during the Cumulative Dividend Period, and even if there are undeclared and unpaid dividends for Dividend Periods occurring during the Cumulative Dividend Period). For any Dividend Payment Date occurring during the Non-Cumulative Dividend Period, we have no obligation to pay dividends for the corresponding Dividend Period after that Dividend Payment Date or to pay interest with respect to these dividends, whether or not we declare dividends on the Preferred Stock for any subsequent Dividend Period.

After the Non-Cumulative Dividend Period begins, we will have no obligation to pay dividends that were undeclared and unpaid during the Cumulative Dividend Period.

See “Description of the Preferred Stock—Dividends” for a discussion of the dividends during the Cumulative Dividend Period.

Redemption. The Preferred Stock is not redeemable prior to the later of the Stock Purchase Date and the Dividend Payment Date in December 2011. On that date or on any date after that date (but subject to the limitations described below under “Replacement Capital Covenant”), the Preferred Stock is redeemable at SunTrust’s option in whole or in part at a redemption price equal to $100,000 per share, plus (in the case of a redemption during the Non-Cumulative Dividend Period) any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the redemption date, without regard to any undeclared dividends. See “Description of the Preferred Stock—Redemption” for a discussion of redemption during the Cumulative Dividend Period. The Preferred Stock will not be subject to any sinking fund or other obligation of SunTrust to redeem, repurchase or retire the Preferred Stock. If the Trust is the holder of the Preferred Stock at such redemption, it will also redeem the Normal PPS as described in “What is the maturity of the PPS, and may the Trust redeem the PPS?”

Our right to redeem or repurchase shares of the Preferred Stock is subject to important limitations, including the following:

•	Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element—for example, common stock or another series of non-cumulative perpetual preferred stock.

•	We are making a covenant in favor of certain debtholders limiting, among other things, our right to redeem or repurchase shares of Preferred Stock, as described under “What is the maturity of the PPS, and may the Trust redeem the PPS?”

See “Risk Factors—Additional Risks Related to the Normal PPS after the Stock Purchase Date—Investors should not expect SunTrust to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.”

Ranking. The Preferred Stock:

•

will rank senior to SunTrust’s junior stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up. Junior stock includes SunTrust’s common stock and any other class of stock that ranks junior to the Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or SunTrust’s winding-up; and

•	will rank at least equally with each other series of parity stock that SunTrust may issue with respect to the payment of dividends and distributions upon liquidation, dissolution or SunTrust’s winding-up.

During any Dividend Period, so long as any shares of Preferred Stock remain outstanding, unless the full dividends for the then-current Dividend Period on all outstanding shares of Preferred Stock (plus, during the Cumulative Dividend Period, all unpaid dividends for all prior Dividend Periods) have been paid, or declared and funds set aside therefor:

•	no dividend whatsoever shall be paid or declared on SunTrust’s common stock or other junior stock, other than a dividend payable solely in junior stock; and

•	no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by SunTrust.

Any dividends that are declared during the Cumulative Dividend Period but are not paid will not prevent us from paying dividends on or purchasing, redeeming or otherwise acquiring common stock or other junior stock during the Non-Cumulative Dividend Period or have any priority over dividends declared during the Non-Cumulative Dividend Period.

On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside for payment, upon the Preferred Stock and other equity securities designated as ranking on parity with the Preferred Stock as to payment of dividends, all dividends paid or declared for payment on that Dividend Payment Date with respect to the Preferred Stock and any such dividend parity stock shall be shared first ratably by the holders of any such shares who have the right to receive dividends with respect to prior Dividend Periods, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods, and thereafter by the holders of these shares on a pro rata basis.

Liquidation. Upon SunTrust’s voluntary or involuntary liquidation, dissolution or winding-up, holders of the Preferred Stock are entitled to receive out of SunTrust’s assets that are available for distribution to shareholders, before any distribution is made to holders of common stock or other junior stock, a liquidation distribution in the amount of $100,000 per share, plus (in the case of a liquidation occurring during the Non-Cumulative Dividend Period) any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard for any undeclared dividends. See “Description of the Preferred Stock—Liquidation Rights” for a discussion of liquidation rights during the Cumulative Dividend Period. Distributions will be made pro rata as to the Preferred Stock and any other parity stock and only to the extent of SunTrust’s assets, if any, that are available after satisfaction of all liabilities to creditors.

Voting Rights. Holders of the Preferred Stock will have no voting rights, except as provided below or as otherwise provided by applicable law. Holders of Normal PPS must act through the Property Trustee to exercise any voting rights.

If and when dividends payable on the Preferred Stock or on any other class or series of stock of SunTrust ranking on a parity with the Preferred Stock as to payment of dividends and that have comparable voting rights (“Voting Parity Stock”) shall have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six quarterly dividends (whether or not consecutive), the number of directors then constituting SunTrust’s board of directors will be increased by two and the holders of shares of Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock, voting as a single class, shall be entitled to elect the two additional directors at any annual meeting of shareholders or any special meeting of holders of shares of Preferred Stock and holders of Voting Parity Stock. In the case of the Preferred Stock, these voting rights shall continue during the Non-Cumulative Dividend Periods until full dividends have been paid for at least one year and during the Cumulative Dividend Period until all dividends have been paid in full.

Additionally, so long as any shares of the Preferred Stock remain outstanding, the affirmative vote of the holders of at least two-thirds of the Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:

•	authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, or reclassify any authorized shares of capital stock into shares of Preferred Stock; or

•	amend, alter or repeal the provisions of our articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock or the holders thereof.

The amendment to our articles of incorporation authorizing us to issue non-cumulative preferred stock will not require the approval of the holders of the Preferred Stock.

Maturity. The Preferred Stock does not have any maturity date, and SunTrust is not required to redeem the Preferred Stock. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until SunTrust decides to redeem it. SunTrust may not redeem the Preferred Stock without receiving the prior approval of the Federal Reserve.

Preemptive Rights. Holders of shares of Preferred Stock will have no preemptive rights.

What are Stripped PPS and Capital PPS, and how can I exchange Normal PPS for Stripped PPS and Capital PPS?

After the offering, you may consider it beneficial either to hold Capital PPS, which correspond only to Junior Subordinated Notes but not to Stock Purchase Contracts, or to realize income from their sale. These investment choices are facilitated by exchanging Normal PPS and certain U.S. treasury securities for Stripped PPS and Capital PPS. At your option, at any time during an Exchange Period, you may elect to exchange Normal PPS for Stripped PPS and Capital PPS by substituting certain U.S. treasury securities, which we refer to as “Qualifying Treasury Securities,” for the pledged Junior Subordinated Notes. See “Description of the PPS—Exchanging Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS.” The Trust will pledge the substituted Qualifying Treasury Securities to secure its obligations under the Stock Purchase Contracts corresponding to the Stripped PPS, and the Collateral Agent will release the pledged Junior Subordinated Notes from the pledge, but they will continue to be property of the Trust corresponding to the Capital PPS.

Each Stripped PPS will have a liquidation amount of $1,000 and will initially be a beneficial interest in the Trust corresponding to:

•	a 1/100th interest in a Stock Purchase Contract; and

•	a Qualifying Treasury Security having a principal amount of $1,000 and maturing at least one business day prior to March 15, 2007 (for the period to such date if Stripped PPS are outstanding before such date) and thereafter the next succeeding March 15, June 15, September 15 or December 15.

On the Stock Purchase Date, the Trust will use the proceeds of the Qualifying Treasury Securities to satisfy its obligations under the Stock Purchase Contracts corresponding to the Stripped PPS, as a result of which each Stripped PPS, like each Normal PPS, will represent a 1/100th interest in a share of Preferred Stock held by the Trust. On the next business day, each Stripped PPS will automatically, without any action by holders being necessary, be and become a Normal PPS with the same liquidation amount. If, however, there has been a Failed Remarketing, as described under “What happens if the Remarketing Agent cannot remarket the Junior Subordinated Notes for settlement on or before November 21, 2012?,” and we have paid deferred interest on the Junior Subordinated Notes on the Stock Purchase Date in additional notes, as described under “When can the Trust defer or skip distributions on the PPS?,” the Stripped PPS will not become Normal PPS until we have paid all amounts due on these additional notes.

Each Capital PPS will have a liquidation amount of $1,000 and will represent a beneficial interest in the Trust corresponding to a Junior Subordinated Note with a principal amount of $1,000. The Trust will not pledge the Junior Subordinated Notes that are the corresponding assets for the Capital PPS to secure its obligations under the Stock Purchase Contracts.

After you have exchanged Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS, you may exchange them back into Normal PPS during any Exchange Period. In that event, Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Capital PPS will be substituted under the pledge for the same principal amount of Qualifying Treasury Securities, which will be released from the pledge and delivered to you. If you elect to exchange Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS, or vice versa, you will be responsible for any related fees or expenses incurred by the Trust, the Collateral Agent, the Custodial Agent or the Transfer Agent.

The following diagrams illustrate the exchange of Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS and vice versa:

What distributions or payments will be made to holders of the Normal PPS, Stripped PPS and Capital PPS?

General. The Normal PPS, Stripped PPS and Capital PPS are beneficial interests in the Trust, with the financial entitlements of each such class corresponding to the financial entitlements of the Trust in the corresponding assets for such class. Accordingly, the Trust will make distributions on Normal PPS, Stripped PPS and Capital PPS only when and to the extent it has funds on hand available to make such distributions from receipt of payments on the corresponding assets for each respective class. Similarly, if we exercise our right to defer payment of interest on the Junior Subordinated Notes or Contract Payments, or to defer or skip dividends on the Preferred Stock once issued, the Trust will defer or skip corresponding distributions on the Normal PPS, Stripped PPS and Capital PPS, as applicable.

The distribution dates for Normal PPS and Stripped PPS, which we call “Regular Distribution Dates,” are:

•	each June 15 and December 15 occurring prior to and including the later of December 15, 2011 and the Stock Purchase Date, commencing June 15, 2007 (or in the case of Stripped PPS, the first such date on which Stripped PPS are outstanding);

•	after the later of December 15, 2011 and the Stock Purchase Date, each March 15, June 15, September 15 and December 15, or if any such date is not a business day, the next business day; and

•	the Stock Purchase Date if not otherwise a Regular Distribution Date;

provided that the last Regular Distribution Date for the Stripped PPS shall be the Stock Purchase Date.

The distribution dates for Capital PPS, which we call “Capital PPS Distribution Dates,” are:

•	each June 15 and December 15, commencing on the later of the first such date on which Capital PPS are outstanding and June 15, 2007 and continuing through and including the last such date to occur prior to the Remarketing Settlement Date; and

•	thereafter for so long as Capital PPS remain outstanding, each day that is an interest payment date for the Junior Subordinated Notes.

Also, prior to the Stock Purchase Date, the Trust will make additional distributions on the Stripped PPS relating to the Qualifying Treasury Securities quarterly on each March 15, June 15, September 15 and December 15, or if any such date is not a business day, the next business day, which we call “Additional Distribution Dates,” or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable, commencing on the later of the first such day after Stripped PPS are outstanding and March 15, 2007.

We use the term “Distribution Date” to mean a Regular Distribution Date, a Capital PPS Distribution Date or an Additional Distribution Date. A “Distribution Period” is (i) with respect to Normal PPS, Stripped PPS and Trust Common Securities, each period of time beginning on a Regular Distribution Date (or the date of original issuance in the case of the Distribution Period ending in June 2007) and continuing to but not including the next succeeding Regular Distribution Date for such class; and (ii) with respect to Capital PPS, each period of time beginning on a Capital PPS Distribution Date (or the date of original issuance of the PPS in the case of the Distribution Period ending in June 2007) and continuing to but not including the next succeeding Capital PPS Distribution Date. When a Distribution Date is not a business day, the Trust will make the distribution on the next business day without interest.

Distributions made for periods prior to the later of December 15, 2011 and the Stock Purchase Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and distributions for periods beginning on or after such date will be calculated on the basis of a 360-day year and the number of days actually elapsed.

Normal PPS. Distributions on Normal PPS will be payable on each Regular Distribution Date:

•	from June 15, 2007 through the later of December 15, 2011 and the Stock Purchase Date, accruing at a rate equal to 5.853% per annum for each Distribution Period ending prior to such date, and thereafter accruing at an annual rate equal to the greater of (i) Three-Month LIBOR for such Distribution Period plus 0.645% and (ii) 4.000%; and

•	on a cumulative basis for each Regular Distribution Date to and including the later of the Stock Purchase Date and the effective date of an amendment to SunTrust’s articles of incorporation permitting preferred stock dividends to be cumulative, non-cumulative or partially cumulative, and on a non-cumulative basis thereafter.

The distributions paid on any Regular Distribution Date will include any additional amounts or deferred interest amounts received by the Trust on the Junior Subordinated Notes or deferred Contract Payments received by the Trust on Stock Purchase Contracts, in each case that are corresponding assets for the Normal PPS, as well as payments of interest on and principal of any subordinated notes we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes or deferred Contract Payments. See “When can the Trust defer or skip distributions on the PPS?”

Stripped PPS. Distributions on Stripped PPS will be payable on each Regular Distribution Date on or prior to the Stock Purchase Date:

•	at the annual rate of 0.265%, accruing for each Stripped PPS from the Regular Distribution Date immediately preceding its issuance, and

•	on a cumulative basis.

The distributions paid on any Regular Distribution Date will include any deferred Contract Payments received by the Trust on Stock Purchase Contracts that are corresponding assets for the Stripped PPS. The Trust will also distribute to holders of Stripped PPS a pro rata portion of each payment received in respect of interest on or principal of any subordinated notes we issue to the Trust on the Stock Purchase Date in respect of deferred Contract Payments.

Additionally, on each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable), each holder of Stripped PPS will also receive a pro rata distribution from the Trust of the amount by which the proceeds of the Qualifying Treasury Securities pledged by the Trust in respect of Stock Purchase Contracts maturing at least one business day prior to such date exceed the amount required to purchase replacement Qualifying Treasury Securities. We refer to these distributions as “Excess Proceeds Distributions.”

Capital PPS. Distributions on Capital PPS will be payable on each Capital PPS Distribution Date prior to the Stock Purchase Date at the annual rate of 5.588%, accruing for each Capital PPS from the Capital PPS Distribution Date immediately preceding its issuance.

If we successfully remarket the Junior Subordinated Notes as described below under “What is a Remarketing?” and you do not elect to dispose of your Capital PPS in connection with the Remarketing, any changes we make to the interest rate and interest payment dates for the Junior Subordinated Notes will be reflected in the distribution rate and distribution payment dates applicable to the Capital PPS. The Trust will redeem the Capital PPS in exchange for Junior Subordinated Notes promptly after the Remarketing Settlement Date.

On and after the Remarketing Settlement Date (if the redemption described above has not been completed) or in the event of a Failed Remarketing, the Stock Purchase Date, holders of Capital PPS will be entitled to receive distributions on the dates and in the amounts that we pay interest on the Junior Subordinated Notes, as described above under “What are the basic terms of the Junior Subordinated Notes?” The distributions paid on any Capital PPS Distribution Date will include any additional amounts or deferred interest amounts received by the Trust on the Junior Subordinated

Notes that are corresponding assets for the Capital PPS, as well as payments of interest on and principal of any subordinated notes we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes in the event of a Failed Remarketing.

When can the Trust defer or skip distributions on the PPS?

The Trust will make distributions on each class of PPS only to the extent it has received payments on the corresponding assets of such class—that is, interest payments on the Junior Subordinated Notes, Contract Payments on the Stock Purchase Contracts and dividends on the Preferred Stock. Accordingly, the Trust will defer or skip distributions on any class of PPS whenever we are deferring payments on the assets that correspond to that class. Thus, if we are deferring Contract Payments at any time prior to the Stock Purchase Date, the Trust will defer that portion of the distributions on the Normal PPS and Stripped PPS that corresponds to the Contract Payments. Similarly, if we are deferring interest payments on the Junior Subordinated Notes, the Trust will defer that portion of the distributions on the Normal PPS (prior to the Remarketing Settlement Date) that corresponds to the interest payments, and will defer the distributions on the Capital PPS. If we defer or skip any dividend on the Preferred Stock, the Trust will defer or skip the corresponding distribution on Normal PPS after the Stock Purchase Date. The Trust will not be entitled to defer Excess Proceeds Distributions on the Stripped PPS. If the Preferred Stock is issued prior to the effective date of an amendment to SunTrust’s articles of incorporation permitting preferred stock dividends to be cumulative, non-cumulative or partially cumulative, dividends on the Preferred Stock will be cumulative until such date and non-cumulative thereafter. At any time that the Preferred Stock is non-cumulative, the Trust will not make a distribution on the Normal PPS on any Distribution Date to the extent we do not declare and pay a dividend on the Preferred Stock, and you will have no entitlement to receive these distributions or any Distributions with respect to dividends that accrued on the Preferred Stock prior to when it became non-cumulative at a later date.

Stock Purchase Contracts. We may, at our option, and will if so directed by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Atlanta, or any successor Federal bank regulatory agency having primary jurisdiction over us, collectively referred to as the “Federal Reserve,” defer Contract Payments at any time and from time to time. We may elect, and will elect if so directed by the Federal Reserve, to defer payments on more than one occasion. Deferred Contract Payments will accrue interest until paid, compounded on each Regular Distribution Date, at the rate per annum originally applicable to the Junior Subordinated Notes. If we elect to defer Contract Payments on the Stock Purchase Contracts until the Stock Purchase Date, then we will pay the Trust the deferred Contract Payments on the Stock Purchase Date in additional junior subordinated notes, or “Additional Subordinated Notes,” that have a principal amount equal to the aggregate amount of deferred Contract Payments as of the Stock Purchase Date, mature on the later of December 15, 2014 and five years after commencement of the related deferral period, bear interest at a rate per annum equal to the rate of interest originally applicable to the Junior Subordinated Notes, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Contract Payments, permit us to optionally defer interest on the same basis as the Junior Subordinated Notes and are redeemable by us at any time prior to their stated maturity. The Additional Subordinated Notes will be issued as a new series of notes under our junior subordinated indenture described in this prospectus supplement under “Description of the Junior Subordinated Notes.”

Interest on the Junior Subordinated Notes. We may, at our option, and will if so directed by the Federal Reserve, defer the interest payments due on the Junior Subordinated Notes at any time and from time to time. We may elect to defer interest payments on more than one occasion. Deferred interest will accrue additional interest, compounded on each Regular Distribution Date, from the relevant interest payment date during any deferral period, at the rate borne by the Junior Subordinated Notes at such time, to the extent permitted by applicable law. We may not defer interest payments that we are otherwise obligated to pay in cash for any period of time that exceeds seven years with respect to any deferral period or that extends beyond the maturity date of the Junior Subordinated Notes. If on the Stock Purchase Date any interest accrued on the Junior Subordinated Notes has not been paid in cash and there is a Failed Remarketing, then we will pay the Trust the deferred interest on the Stock Purchase Date in Additional Subordinated Notes. Subject to certain exceptions, we covenant in the Indenture that if we defer interest on any interest payment date on or prior to the Stock Purchase Date and such deferral has continued for at least two years, except to the extent we are required to pay that deferred interest by the issuance of Additional Subordinated Notes, we will pay that deferred interest only out of proceeds of shares of our common stock or our non-cumulative perpetual preferred stock we receive during the 180 days prior to the date we pay such deferred interest, but our use of other sources to fund interest payments would not be an event of default under the Indenture notwithstanding that it would be a breach of this covenant. See “What are the basic terms of the Junior Subordinated Notes?—Alternative Payment Mechanism.”

Restrictions Resulting from a Deferral. Subject to certain exceptions as described under “Description of the Junior Subordinated Notes—Restrictions on Certain Payments, Including on Deferral of Interest,” during any period in which we defer interest payments on the Junior Subordinated Notes or Contract Payments on the Stock Purchase Contracts, including any period prior to the payment in full of any Additional Subordinated Notes, in general we cannot:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any interest, principal or premium payment on, or repay, repurchase or redeem, any of our debt securities that rank equally with or junior to the Junior Subordinated Notes, except that in connection with a Failed Remarketing we may pay interest in Additional Subordinated Notes and we may repurchase Junior Subordinated Notes in exchange for Preferred Stock; or

•	make any payment on any guarantee that ranks equal or junior to the Guarantee related to the PPS.

If we exercise our right to defer payments of stated interest on the Junior Subordinated Notes, we intend to treat the Junior Subordinated Notes as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive. See “Certain U.S. Federal Income Tax Consequences.”

Dividends on the Preferred Stock. At any time during the Cumulative Dividend Period, we may pay a partial dividend or defer a dividend on the Preferred Stock, and at any time during the Non-Cumulative Dividend Period we may pay a partial dividend or skip a dividend on the Preferred Stock. Whenever we pay a partial dividend or defer or skip a dividend on the Preferred Stock for any Dividend Period, during that Dividend Period we may not pay or declare a dividend, or make a distribution, on any junior stock, other than a dividend payable solely in junior stock, or repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any junior stock (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will we pay to or make available any monies for a sinking fund for the redemption of any such securities. On any

Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Preferred Stock and any Dividend Parity Stock, all dividends paid or declared for payment on that Dividend Payment Date with respect to the Preferred Stock and the Dividend Parity Stock shall be shared first ratably by the holders of any such shares (including the Preferred Stock, if during the Cumulative Dividend Period), if any, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods, and thereafter by the holders of these shares on a pro rata basis.

What is the maturity of the PPS, and may the Trust redeem the PPS?

The PPS have no stated maturity. The Trust must redeem the Normal PPS upon redemption of the Preferred Stock and it must redeem the Capital PPS in kind in exchange for Junior Subordinated Notes or for cash (if you have so elected) in connection with a successful Remarketing. The consequences of an unsuccessful Remarketing are described under “Are there limitations on our or the Trust’s right to redeem or repurchase the PPS?” The redemption price of each PPS will equal the redemption price of the corresponding assets. The redemption price of the Preferred Stock is described under “What are the basic terms of the Preferred Stock?—Redemption.” The Property Trustee will give not less than 30 days’ (or not less than 20 days’ in the case of a redemption in kind after a successful Remarketing) nor more than 60 days’ notice of redemption by mail to holders of the PPS.

The Junior Subordinated Notes will mature on December 15, 2042 or on such earlier date on or after December 15, 2015 as we may elect in connection with the Remarketing. We may from time to time redeem the Junior Subordinated Notes, in whole or in part, at any date on or after December 15, 2015, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption. In connection with a Remarketing, we may change the date after which we may redeem the Junior Subordinated Notes to a later date or change the redemption price. If we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, however, we may not elect a maturity date or redemption date that is earlier than seven years after commencement of the deferral period. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the Junior Subordinated Notes. We may not redeem the Junior Subordinated Notes in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Junior Subordinated Notes for all interest periods terminating on or before the redemption date.

Because the Trust will not purchase the Preferred Stock until the Stock Purchase Date, the Normal PPS may not be redeemed prior to the later of December 15, 2011 and the Stock Purchase Date and, because the Junior Subordinated Notes by their terms may be redeemed no earlier than December 15, 2015, which will be after the Stock Purchase Date, the Junior Subordinated Notes may not be redeemed at a time when they are corresponding assets for Normal PPS.

What is a Remarketing?

For each Normal PPS, the Trust will pledge $1,000 principal amount of Junior Subordinated Notes to secure its obligation to pay the purchase price for 1/100th of a share of Preferred Stock on the Stock Purchase Date. To provide the Trust with the funds necessary to pay the purchase price of the Preferred Stock under the Stock Purchase Contracts, the Trust will attempt to sell the Junior Subordinated Notes in a process we call a “Remarketing.” Unless an Early Settlement Event shall have occurred as described under “What is an Early Remarketing?,” the first Remarketing Period will begin on the seventh business day immediately preceding November 21, 2011, which will be the Remarketing Settlement Date if the Remarketing is successful. We call any five-business day period during which a Remarketing occurs a “Remarketing Period” and the date on which a successful Remarketing settles, which will always be the next February 18, May 21, August 21 or November 21 following the end of that Remarketing Period, or if such day is not a business day, the immediately preceding business day, the “Remarketing Settlement Date.”

As a holder of Normal PPS, you are not required to take any action in connection with a Remarketing but you may elect during any Exchange Period prior to such Remarketing to exchange your Normal PPS for Stripped PPS and Capital PPS if the Remarketing is successful. If you do so, Junior Subordinated Notes having a principal amount equal to the liquidation amount of your Normal PPS will be excluded from the Remarketing. To make this election, you will also be required to deliver Qualifying Treasury Securities in the same principal amount to the Collateral Agent prior to the Remarketing. Upon a successful Remarketing, the Trust will receive the net proceeds of the pledged Junior Subordinated Notes sold in the Remarketing and place them in an interest-bearing deposit with SunTrust Bank. This deposit will be substituted for the pledged Junior Subordinated Notes and will provide the Trust with sufficient cash on the Stock Purchase Date to purchase the Preferred Stock and to make a payment to holders of Normal PPS (other than those making the election described above) in the amount they would have received in respect of interest accrued on the Junior Subordinated Notes through the Stock Purchase Date had they not been successfully remarketed and the interest rate not been reset as described below. If we are deferring interest on the Junior Subordinated Notes at the time of a successful Remarketing, the deposit will also enable the Trust to make a cash payment to holders of the Normal PPS on the Stock Purchase Date in the amount of the accrued and unpaid interest on the Junior Subordinated Notes.

If you hold Capital PPS and elect to dispose of them in the event of a successful Remarketing as described below, your Capital PPS will be redeemed for cash out of the proceeds of the Remarketing. If you do not make this election, your Capital PPS will be redeemed in exchange for Junior Subordinated Notes promptly after the Remarketing Settlement Date.

We will enter into a remarketing agreement, or “Remarketing Agreement,” with a nationally recognized investment bank, as remarketing agent, or “Remarketing Agent,” which will agree to use its commercially reasonable efforts as Remarketing Agent to sell the Junior Subordinated Notes included in the Remarketing at a price that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value. The “Remarketing Value” of each Junior Subordinated Note will be equal to the present value on the Remarketing Settlement Date of an amount equal to the principal amount of, plus the interest payable on, such Junior Subordinated Note on the next Regular Distribution Date, including any deferred interest, assuming for this purpose, even if not true, that the interest rate on the Junior Subordinated Notes remains at the rate in effect immediately prior to the Remarketing and all accrued and unpaid interest on the Junior Subordinated Notes is paid in cash on such date, determined using a discount rate equal to the interest rate on the deposit with SunTrust Bank. To obtain that value, the Remarketing Agent may reset the interest rate on the Junior Subordinated Notes to a new fixed rate, or “Reset Rate,” or to a new floating rate equal to an index plus a spread, or “Reset Spread,” that will apply to all outstanding Junior Subordinated Notes, whether or not included in the Remarketing, and will become effective on the Remarketing Settlement Date. If we elect a floating rate, we also have the option to change the interest payment dates and manner of calculation of interest on the Junior Subordinated Notes to correspond with the market conventions applicable to notes bearing interest at rates based on the applicable index. The Junior Subordinated Notes will bear interest at the new rate from and after the Remarketing Settlement Date.

As noted above, if you hold Normal PPS and prefer to retain your economic interest in the Junior Subordinated Notes represented by your Normal PPS if a Remarketing is successful, you may elect to exchange them for Stripped PPS and Capital PPS. To make this election, you must, by 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period, deliver your Normal PPS to the Transfer Agent and, for each Normal PPS, deliver $1,000 principal amount of Qualifying Treasury Securities to the Collateral Agent, all as described in “Description of the PPS — Remarketing of the Junior Subordinated Notes — Normal PPS.” If the Remarketing is successful, on the Remarketing Settlement Date, the Qualifying Treasury Securities you delivered will be substituted under the pledge for the Junior Subordinated Notes, you will be deemed to have exchanged your Normal PPS for Stripped PPS and Capital PPS, your Normal PPS will be cancelled and the Stripped PPS and Capital PPS will be delivered to you. If the Remarketing is unsuccessful, your Normal PPS and Qualifying Treasury Securities will be returned to you.

If you hold Capital PPS, you may elect to dispose of them in connection with the Remarketing, as a result of which you will receive an amount in cash equal to the Remarketing Value of the corresponding Junior Subordinated Notes on the Remarketing Settlement Date if the Remarketing is successful. To make this election, you must deliver your Capital PPS to the Transfer Agent by 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period, as described in “Description of the PPS — Remarketing of the Junior Subordinated Notes — Capital PPS.” If the Remarketing is not successful, your Capital PPS will be returned to you. Since distributions on the Capital PPS correspond to interest on the Junior Subordinated Notes, the new rate established in a successful Remarketing will also apply to any Capital PPS that are not disposed of in connection with the Remarketing.

The Reset Rate or Reset Spread will be determined in the Remarketing such that the proceeds from the Remarketing, net of any remarketing fee, will be at least 100% of the Remarketing Value; provided that the Reset Rate may not exceed the Fixed Rate Reset Cap or the Reset Spread may not exceed the Floating Rate Reset Cap, as applicable, in connection with the first four Remarketing Periods. The “Fixed Rate Reset Cap” will be the prevailing market yield, as determined by the Remarketing Agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the Junior Subordinated Notes may be redeemed at our option in the event of a successful Remarketing, plus 350 basis points, or 3.500%, per annum, and the “Floating Rate Reset Cap,” which the Reset Spread may not exceed, will be 300 basis points, or 3.000%, per annum.

In connection with a Remarketing, we may elect:

•	to change the date after which the Junior Subordinated Notes will be redeemable at our option to any date on or after December 15, 2015 and to change the redemption price; provided that no redemption price may be less than the principal plus accrued and unpaid interest (including additional interest) on the Junior Subordinated Notes, or

•	to move the maturity date of the Junior Subordinated Notes up to any date on or after December 15, 2015;

provided that if we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, we may not elect a maturity date or optional redemption date that is earlier than seven years after commencement of the deferral period.

Each Remarketing Period will last for five consecutive business days. On any day other than the last day of a Remarketing Period, we will have the right, in our absolute discretion and without prior notice to the holders of the PPS, to postpone the Remarketing until the following business day.

The following diagram shows the principal features of a Remarketing:

(1)	The Junior Subordinated Notes owned by the Trust and pledged to SunTrust are remarketed to new investors.
(2)	Net proceeds from Remarketing are placed in an interest-bearing deposit with SunTrust Bank that will be used to purchase the Preferred Stock under the Stock Purchase Contracts and, combined with the final semi-annual Contract Payment on the Stock Purchase Contracts, make the final semi-annual payment due to holders of the Normal PPS on the Stock Purchase Date at the rate of 0.265% per annum of their liquidation amount.

What happens if the first Remarketing is not successful?

If the Remarketing Agent cannot remarket the Junior Subordinated Notes during the first Remarketing Period at a price that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value, then:

•	the interest rate on the Junior Subordinated Notes will not be reset;

•	the Junior Subordinated Notes will continue to bear interest at the interest rate originally applicable;

•	the Remarketing Agent will attempt to establish a Reset Rate or Reset Spread meeting the requirements described under “What is a Remarketing?” and remarket the Junior Subordinated Notes in subsequent Remarketing Periods; and

•	the subsequent Remarketing Periods shall begin on the seventh business day immediately preceding each of February 18, 2012, May 21, 2012, August 21, 2012 and November 21, 2012

(or if any such day is not a business day, the immediately preceding business day), which date shall be the Remarketing Settlement Date in the event of a successful Remarketing.

Any Remarketing after the first one will be subject to the same conditions and procedures described under “What is a Remarketing?,” except that if a successful Remarketing has not previously occurred and, as a result, the Remarketing Agent attempts a Remarketing beginning on the seventh business day immediately preceding November 21, 2012, the Reset Rate for that Remarketing will not be subject to the Fixed Rate Reset Cap or the Reset Spread for that Remarketing will not be subject to the Floating Rate Reset Cap, as applicable.

What is an Early Remarketing?

If an Early Settlement Event occurs, as described under “What is an Early Settlement Event?,” the Remarketing process will be moved up such that the first Remarketing Period will begin on the seventh business day prior to the next February 18, May 21, August 21 or November 21, or if any such day is not a business day, the preceding business day, that is at least 30 days after the occurrence of such Early Settlement Event. We will conduct an “Early Remarketing” in which:

•	the first Remarketing attempt will be on the basis that the Junior Subordinated Notes will be remarketed as deeply subordinated securities (i.e., we will not have the option to elect to remarket them as senior notes) and be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable;

•	the second, third and fourth Remarketing attempts will be on the basis that the Junior Subordinated Notes will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, but may, at our election, be remarketed as senior notes; and

•	the fifth and last Remarketing attempt will be on the basis that the Junior Subordinated Notes will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, and may, at our election, be remarketed as senior notes.

If the first Remarketing attempt in an Early Remarketing is not successful, up to four additional attempts will be made beginning on the seventh business day prior to the next February 18, May 21, August 21 or November 21, or if any such day is not a business day, the preceding business day, as applicable, immediately following the first Remarketing Period, which date shall be the Remarketing Settlement Date in the event of a successful Remarketing, and the Stock Purchase Date shall be the March 15, June 15, September 15 or December 15 immediately following the Remarketing Settlement Date or the final unsuccessful attempt, or on the next business day if not a business day. In the case of an Early Settlement Event resulting from the entry of an order for dissolution of the Trust by a court of competent jurisdiction, however, there shall be only one Remarketing Period and the Reset Rate shall not be subject to the Fixed Rate Reset Cap or the Reset Spread shall not be subject to the Floating Rate Reset Cap, as applicable. If that Remarketing is not successful, it shall be deemed a Failed Remarketing and the Stock Purchase Date shall be the next succeeding March 15, June 15, September 15 or December 15, or if such day is not a business day, the next business day.

What is an Early Settlement Event?

An “Early Settlement Event” shall be deemed to occur if:

•	our “total risk-based capital ratio” is less than 10%;

•	our “tier 1 risk-based capital ratio” is less than 6%;

•	our “leverage capital ratio” is less than 4%;

•	the Federal Reserve, in its discretion, anticipates that we may fail one or more of the capital tests referred to above in the near term and delivers a notice to us so stating; or

•	the Trust is dissolved pursuant to the entry of an order for dissolution by a court of competent jurisdiction.

The related Early Settlement Event in the case of the tests described in the first three bullets will be deemed to occur on the date we file a Form FR Y-9C showing in Schedule HC-R (or successor forms) that the related capital measure has been failed.

If I hold Capital PPS, may I dispose of them in a Remarketing?

If you hold Capital PPS, you may elect to dispose of them in the Remarketing. If the Remarketing is successful, you would then receive an amount equal to the Remarketing Value of the corresponding Junior Subordinated Notes on the Remarketing Settlement Date. You may wish to make this election if you think that you would not want to hold Capital PPS after the Remarketing because of the changes in the distribution rate and other terms that may occur as a result of the Remarketing. To make this election, you must deliver your Capital PPS to the Transfer Agent for the PPS by 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period, as described in “Description of the PPS — Remarketing of the Junior Subordinated Notes — Capital PPS.”

What happens if the Remarketing Agent cannot remarket the Junior Subordinated Notes for settlement on or before November 21, 2012?

If the Remarketing Agent fails to remarket the Junior Subordinated Notes successfully by the end of the fifth Remarketing Period, which except in an Early Remarketing would be the five-business day period beginning on the seventh business day prior to November 21, 2012, the interest rate on the Junior Subordinated Notes will not be reset and they will continue to accrue interest at the rate that would otherwise apply. We refer to this situation as a “Failed Remarketing.” In the event of a Failed Remarketing, we may move up the maturity date of the Junior Subordinated Notes to any date on or after December 15, 2015; provided that if we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, we may not elect a maturity date that is earlier than seven years after commencement of the deferral period.

Following a Failed Remarketing, on the Stock Purchase Date we will exercise our rights as a secured party and, subject to applicable law, retain the Junior Subordinated Notes pledged to secure the Trust’s obligations under the Stock Purchase Contracts or their proceeds under the Collateral Agreement or sell them in one or more public or private sales. In either case, together with the application of the proceeds at maturity of any Qualifying Treasury Securities held by the Collateral Agent, this would satisfy the Trust’s obligations under the Stock Purchase Contracts in full and we would deliver the Preferred Stock to the Trust. We will pay any accrued and unpaid interest not otherwise paid in cash on the Junior Subordinated Notes pledged to us by the Trust in Additional Subordinated Notes. Holders of Normal PPS and Capital PPS will receive distributions corresponding to payments of principal of and interest on these Additional Subordinated Notes received by the Trust.

The following diagrams show what will happen on and after the Stock Purchase Date following a Failed Remarketing:

(1)	If five Remarketing attempts fail, SunTrust will exercise its rights under the Collateral Agreement either to retain the Junior Subordinated Notes or dispose of them and apply the proceeds in settlement of the Stock Purchase Contracts. In either case, the Trust’s obligations under the Stock Purchase Contracts will be satisfied in full and SunTrust will deliver the Preferred Stock to the Trust and make a final semi-annual Contract Payment on the Stock Purchase Contracts.
(2)	The Trust uses the final semi-annual Contract Payment and the interest payment due on the Stock Purchase Date on the Junior Subordinated Notes to make a distribution to holders of the Normal PPS at the rate of 5.853% per annum of their liquidation amount, which is the initial combined distribution rate on the Normal PPS.

After the Settlement of the Stock Purchase Contracts

(1)	After settlement of the Stock Purchase Contracts on the Stock Purchase Date, for each $1,000 liquidation amount of Normal PPS and Stripped PPS the Trust will own 1/100th of a share of Preferred Stock.

What happens on the Stock Purchase Date?

If there has been a successful Remarketing, on the Stock Purchase Date, SunTrust Bank will repay the interest-bearing deposit and a portion of the proceeds, together with the cash proceeds of the Qualifying Treasury Securities, automatically will be applied towards satisfying the Trust’s obligation to purchase Preferred Stock under the Stock Purchase Contracts, and we will issue the Preferred Stock to the Trust. The Trust will apply the remainder of the proceeds of the interest-bearing deposit and the Contract Payments received from SunTrust to make the distributions due on the Regular Distribution Date to holders of Normal PPS and Stripped PPS. Whether or not there has been a successful Remarketing, you will not be required to deliver any additional cash or securities to the Trust.

Each Stripped PPS will automatically, without any action by holders being necessary, be and become a Normal PPS on the business day immediately following the Stock Purchase Date, unless there has been a Failed Remarketing and we have issued Additional Subordinated Notes to the Trust in respect of deferred interest on the Junior Subordinated Notes, in which case the Stripped PPS will only be and become Normal PPS on the business day after these Additional Subordinated Notes have been paid in full. The Normal PPS, and the Stripped PPS if then outstanding, will represent a beneficial interest in the Trust corresponding to 1/100th of a share of Preferred Stock. If we have issued Additional Subordinated Notes to the Trust in respect of deferred interest on the Junior Subordinated Notes, the Normal PPS, but not the Stripped PPS, will also correspond to these Additional Subordinated Notes. On the Stock Purchase Date, holders of the Normal PPS and the Stripped PPS will also receive the distributions described under “What distributions or payments will be made to holders of the Normal PPS, Stripped PPS and Capital PPS?”

The following diagrams show what happens on the Stock Purchase Date if there has been a successful Remarketing during the initially scheduled Remarketing Period in November 2011, as well as what assets of the Trust the Normal PPS will correspond to after the Stock Purchase Date:

Stock Purchase Date

(1)	SunTrust Bank repays the interest-bearing deposit.
(2)	The Trust purchases the Preferred Stock from SunTrust for $100,000 per share under the Stock Purchase Contracts using the proceeds at maturity of the Qualifying Treasury Securities and a portion of the proceeds of the deposit. SunTrust makes the final semi-annual Contract Payment to the Trust.
(3)	The Trust uses the final semi-annual Contract Payment and the remainder of the proceeds of the SunTrust Bank deposit to make a distribution to holders of the Normal PPS at the rate of 5.853% per annum of their liquidation amount, which is the initial combined distribution rate on the Normal PPS.

After settlement of the Stock Purchase Contracts on the Stock Purchase Date, for each $1,000 liquidation amount of Normal PPS and Stripped PPS the Trust will own 1/100th of a share of Preferred Stock.

What happens to the Stock Purchase Contracts in the event of a bankruptcy or merger of SunTrust?

The Stock Purchase Contracts, our and the Trust’s related rights and obligations under the Stock Purchase Contracts, including the right and obligation to purchase Preferred Stock and the right to receive accrued Contract Payments, automatically will terminate upon our bankruptcy, insolvency or reorganization. If SunTrust Bank is placed in receivership while it is holding the interest-bearing deposit, and if the Stock Purchase Contracts have not been terminated, the deposit will be assigned to us on the Stock Purchase Date as payment for the Preferred Stock corresponding to the Normal PPS; however, if the Stock Purchase Contracts have been terminated, the deposit will remain property of the Trust until the Trust’s assets are distributed to the holders of the Trust securities.

We will agree not to merge or consolidate with any other person unless the surviving corporation assumes our obligations under the Stock Purchase Contracts and reserves sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock, such that the Trust will receive, on the Stock Purchase Date, preferred stock having substantially the same rights as the Preferred Stock that it would have received had such merger or consolidation not occurred.

What is the ranking of the Trust’s claims against SunTrust either for the Contract Payments under the Stock Purchase Contracts or for interest or principal on the Junior Subordinated Notes, if SunTrust were to become insolvent?

The Trust’s claims against us for Contract Payments or for payments of principal and interest on the Junior Subordinated Notes are subordinated to our indebtedness for money borrowed, including any junior subordinated debt securities underlying trust preferred securities of SunTrust that are currently outstanding and other subordinated debt that is not by its terms expressly made pari passu with or junior to the Junior Subordinated Notes, as described under “Description of the Junior Subordinated Notes — Subordination.” As mentioned above, your right to receive accrued and unpaid Contract Payments automatically will terminate upon the occurrence of particular events of SunTrust’s bankruptcy, insolvency or reorganization.

In connection with an Early Remarketing, other than the first attempt at Remarketing, we may elect that our obligations under the Junior Subordinated Notes shall be senior obligations instead of subordinated obligations, effective on or after the Remarketing Settlement Date.

Are there limitations on our or the Trust’s right to redeem or repurchase the PPS?

At or prior to the initial issuance of the Normal PPS, we will enter into a Replacement Capital Covenant, or “Replacement Capital Covenant,” relating to the PPS and shares of Preferred Stock the Trust will purchase under the Stock Purchase Contracts. The Replacement Capital Covenant only benefits holders of Covered Debt, as defined below in “Description of the Preferred Stock — Redemption or Repurchase Subject to Restrictions,” and is not enforceable by holders of the PPS or the Preferred Stock. However, the Replacement Capital Covenant could preclude us from repurchasing the PPS or redeeming or repurchasing shares of Preferred Stock at a time we might otherwise wish to repurchase the PPS or redeem or repurchase shares of Preferred Stock. If notice of redemption of any Preferred Stock has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

In the Replacement Capital Covenant, we covenant to repurchase the PPS prior to the Stock Purchase Date only if and to the extent that (a) the total repurchase price is equal to or less than 100% of the aggregate net cash we or our subsidiaries have received during the 180 days prior to such date from the issuance of our common stock, certain qualifying non-cumulative perpetual preferred stock satisfying the requirements of the Replacement Capital Covenant or other securities that qualify as Tier 1 capital of SunTrust under the risk-based capital guidelines of the Federal Reserve, but that are not restricted core capital elements; and (b) we have obtained prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve. We also covenant to redeem or repurchase the PPS or shares of Preferred Stock on or after the Stock Purchase Date only if and to the extent that (a) the total redemption or repurchase price is equal to or less than the sum, as of the date of redemption or repurchase, of (i) 133.33% of the aggregate net cash proceeds we or our subsidiaries have received during the 180 days prior to such date from the issuance and sale of common stock of SunTrust plus (ii) 100% of the aggregate net cash proceeds we or our subsidiaries have received during the 180 days prior to such date from the issuance of certain other specified securities that (A) have equity-like characteristics that satisfy the requirements of the Replacement Capital Covenant and are the same as, or more equity-like than, the applicable characteristics of the PPS at that time, and (B) qualify as Tier 1 capital of SunTrust under the risk-based capital guidelines of the Federal Reserve; and (b) we have obtained the prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve.

Additionally, under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption or repurchase of the PPS is subject to prior approval of the Federal Reserve. See “What are the basic terms of the Preferred Stock?—Redemption” concerning limitations on our right to redeem or repurchase shares of Preferred Stock.

The Trust will redeem the Capital PPS in exchange for Junior Subordinated Notes promptly after the Remarketing Settlement Date. After the Stock Purchase Date, if the Junior Subordinated Notes have not been successfully remarketed, or the earlier termination of the Stock Purchase Contracts, the Trust may redeem the Capital PPS, in whole but not in part, in exchange for Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Capital PPS so redeemed, provided that there are no additional notes outstanding that were issued in respect of deferred interest on the Junior Subordinated Notes. The Trust is also required to redeem the Normal PPS upon redemption of the Preferred Stock and to redeem any outstanding Capital PPS upon the maturity or earlier redemption of the Junior Subordinated Notes, in each case out of the proceeds of the corresponding security. The Replacement Capital Covenant does not restrict the redemption or repurchase of the Capital PPS on or after the Stock Purchase Date.

When can the Trust be dissolved?

The Trust may only be dissolved upon a bankruptcy, dissolution or liquidation of SunTrust, the redemption of all the PPS in accordance with the provisions of the Declaration of Trust or the entry of an order for the dissolution of the Trust by a court of competent jurisdiction. The dissolution of the Trust pursuant to the entry of an order for dissolution will constitute an Early Settlement Event if it occurs prior to the Stock Purchase Date and the Stock Purchase Contracts have not otherwise been terminated.

Upon the dissolution, after satisfaction of liabilities of creditors of the Trust, holders of each class of PPS will generally receive corresponding assets of the Trust in respect of their PPS, which may in the case of Normal PPS consist of depositary receipts in respect of their interests therein, and the PPS will no longer be deemed to be outstanding.

What is the extent of our Guarantee?

Pursuant to a guarantee, or “Guarantee,” that we will execute and deliver for the benefit of holders of PPS, we will irrevocably guarantee, on a junior subordinated basis, the payment in full of the following:

•	any accumulated and unpaid distributions required to be paid on the PPS, to the extent the Trust has funds available to make the payment;

•	the redemption price for any PPS called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to the holders of the PPS, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the PPS to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the PPS upon liquidation of the Trust.

Our obligations under the Guarantee are unsecured, are subordinated to and junior in right of payment to all of our secured and senior and subordinated debt and will rank on a parity with any other similar guarantees issued by us in the future.

The PPS, the Guarantee and the Junior Subordinated Notes do not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to or equally with the Junior Subordinated Notes and the Guarantee.

The Guarantee, when taken together with our obligations under the Junior Subordinated Notes and the Indenture, the Stock Purchase Contracts and the Declaration of Trust, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than liabilities with respect to the Trust securities, has the effect of providing a full and unconditional guarantee of amounts due on the PPS.

What are the U.S. federal income tax consequences related to the PPS?

If you purchase Normal PPS in the offering, we will treat you for U.S. federal income tax purposes as having acquired an interest in the Junior Subordinated Notes and Stock Purchase Contracts held by the Trust. You must allocate the purchase price of the Normal PPS between those Junior Subordinated Notes and Stock Purchase Contracts in proportion to their respective fair market values, which will establish your initial tax basis in the Junior Subordinated Notes and the Stock Purchase Contracts. We will treat the fair market value of each interest in the Junior Subordinated Notes as $1,000 and the fair market value of each Stock Purchase Contract as $0. This position generally will be binding on the beneficial owner of each Normal PPS but not on the Internal Revenue Service.

Assuming full compliance with the terms of the Declaration of Trust, the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and the Trust intends to treat itself as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, we will treat each U.S. holder (as defined under “Certain U.S. Federal Income Tax Consequences”) of Normal PPS as purchasing and owning a beneficial interest in the Junior Subordinated Notes and as required to take into account its pro rata share of all items of income, gain, loss or deduction of the Trust.

The Junior Subordinated Notes will be treated as our indebtedness for U.S. federal income tax purposes. We intend to treat stated interest on the Junior Subordinated Notes as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting, and by purchasing a Normal PPS you agree to report income on this basis. However, because there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Notes, other treatments of the Junior Subordinated Notes are possible. See “Certain U.S. Federal Income Tax Consequences.”

If we exercise our right to defer payments of stated interest on the Junior Subordinated Notes, we intend to treat the Junior Subordinated Notes as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive. See “Certain U.S. Federal Income Tax Consequences.” We intend to report Contract Payments on the Stock Purchase Contracts as income to you, but you may want to consult your tax advisor concerning the U.S. federal income tax treatment of the Contract Payments. See “Certain U.S. Federal Income Tax Consequences.”

What are the U.S. federal income tax consequences related to the Preferred Stock?

Any distribution with respect to the Preferred Stock that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received by the Trust and distributed to you as holder of a Normal PPS after the Stock Purchase Date. Any such dividend will be eligible for the dividends received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid to non-corporate U.S. holders in taxable years beginning before January 1, 2011 are generally subject to a maximum federal income tax rate of 15% if the holder holds its interest in the Preferred Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets certain other requirements.

What are your expected uses of proceeds from the offering of the PPS?

We expect to receive net proceeds from this offering of approximately $491,102,275, after expenses and underwriting commissions.

The Trust will invest all of the proceeds from the sale of the Normal PPS and the Trust Common Securities in the Junior Subordinated Notes.

We intend to use the net proceeds to repurchase shares of our common stock pursuant to an accelerated share repurchase program. We expect that the PPS will be treated as “Tier 1 capital” of SunTrust for federal bank holding company regulatory purposes.

SELECTED FINANCIAL DATA

The following is selected consolidated financial data for SunTrust for the nine-month periods ended September 30, 2006 and 2005 and the years ended December 31, 2005, 2004 and 2003.

The selected consolidated financial data for each of the years ended December 31, 2005, 2004 and 2003 are derived from our audited consolidated financial statements. Our consolidated financial statements for each of the three fiscal years ended December 31, 2005, 2004 and 2003 were audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The selected consolidated condensed financial data for SunTrust for the nine-month periods ended September 30, 2006 and 2005 are derived from our unaudited consolidated condensed financial statements filed on a Current Report on Form 8-K dated October 18, 2006 and, in our opinion, such financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the data for those periods. Our results of operations for the nine months ended September 30, 2006 may not be indicative of results that may be expected for the full fiscal year. The summary below should be read in conjunction with our unaudited consolidated condensed financial statements included in our Current Report on Form 8-K dated October 18, 2006 and our audited consolidated financial statements, and the related notes thereto, and the other detailed information contained in our 2005 Annual Report on Form 10-K.

	Nine Months Ended September 30		Twelve Months Ended December 31
	2006	2005	2005	2004	2003
(Dollars in millions, except per share and other data)
Summary of Operations
Interest and dividend income	$7,227.3	$5,556.0	$7,731.3	$5,218.4	$4,768.8
Interest expense	3,728.1	2,164.0	3,152.3	1,533.2	1,448.5

Net interest income	3,499.2	3,392.0	4,579.0	3,685.2	3,320.3
Provision for loan losses	146.7	128.8	176.9	135.6	313.6

Net interest income after provision for loan losses	3,352.5	3,263.2	4,402.1	3,549.6	3,006.7
Noninterest income	2,585.8	2,357.1	3,155.0	2,604.4	2,303.0
Noninterest expense	3,646.1	3,483.8	4,690.7	3,897.0	3,400.6

Income before provision for income taxes	2,292.2	2,136.5	2,866.4	2,257.0	1,909.1
Provision for income taxes	681.1	667.7	879.2	684.1	576.8

Net income	$1,611.1	$1,468.8	$1,987.2	$1,572.9	$1,332.3

Net interest income—FTE	$3,563.3	$3,447.4	$4,654.5	$3,743.6	$3,365.3

Total revenue	6,149.1	5,804.5	7,809.5	6,348.0	5,668.3
Per Common Share
Diluted	$4.42	$4.04	$5.47	$5.19	$4.73
Basic	4.46	4.09	5.53	5.25	4.79
Dividends declared	1.83	1.65	2.20	2.00	1.80
Market Price:
High	81.59	75.77	75.77	76.65	71.73
Low	69.68	68.85	65.32	61.27	51.44
Close	77.28	69.45	72.76	73.88	71.50
Selected Average Balances
Total assets	$179,631.7	$165,500.5	$168,088.8	$133,754.3	$122,325.4
Earning assets[1]	157,860.4	144,331.3	146,639.7	117,968.8	108,094.9
Loans	119,066.0	107,028.2	108,742.0	86,214.5	76,137.9
Deposits	123,324.6	108,431.7	110,406.5	87,132.9	80,039.0
Total shareholders’ equity	17,341.6	16,408.5	16,526.3	11,469.5	9,083.0

	Nine Months Ended September 30		Twelve Months Ended December 31
	2006	2005	2005	2004	2003
(Dollars in millions, except per share and other data)
As of September 30/December 31
Total assets	$183,104.6	$172,416.1	$179,712.8	$158,869.8	$125,250.5
Earning assets[1]	160,287.6	150,579.6	156,640.9	137,813.4	111,266.5
Loans	121,237.4	112,410.8	114,554.9	101,426.2	80,732.3
Allowance for loan and lease losses	1,087.3	1,029.9	1,028.1	1,050.0	941.9
Deposits	124,393.0	113,730.1	122,053.2	103,361.3	81,189.5
Long-term debt	17,477.3	22,364.8	20,779.2	22,127.2	15,313.9
Total shareholders’ equity	18,589.3	16,717.8	16,887.4	15,986.9	9,731.2
Ratios and Other Data
Return on average total assets	1.20%	1.19%	1.18%	1.18%	1.09%
Return on average total assets less net unrealized securities gains[2]	1.22	1.18	1.17	1.19	1.01
Return on average total shareholders’ equity	12.45	11.97	12.02	13.71	14.67
Return on average realized shareholders’ equity[2]	13.24	12.68	12.70	15.65	15.98
Net interest margin[1]	3.02	3.19	3.17	3.17	3.11
Efficiency ratio	59.29	60.02	60.06	61.39	59.99
Total average shareholders’ equity to total average assets	9.65	9.91	9.83	8.58	7.43
Allowance to quarter/year-end loans	0.90	0.92	0.90	1.04	1.17
Nonperforming assets to total loans plus OREO and other repossessed assets	0.52	0.32	0.29	0.40	0.47
Common dividend payout ratio	41.2	40.6	40.0	38.4	37.9
Full-service banking offices	1,699	1,647	1,657	1,676	1,183
ATMs	2,568	2,769	2,782	2,804	2,225
Full-time equivalent employees	34,293	33,013	33,406	33,156	27,578
Average common shares—diluted (thousands)	364,322	363,547	363,454	303,309	281,434
Average common shares—basic (thousands)	361,009	359,020	359,066	299,375	278,295
Regulatory capital ratios
Total shareholders’ equity to assets	10.15%	9.70%	9.40%	10.06%	7.76%
Tier 1 capital	7.70 [3]	7.03	7.01	7.16	7.85
Total risk-based capital	11.10 [3]	10.66	10.57	10.36	11.75
Leverage	7.28 [3]	6.64	6.65	6.64	7.37
Reconcilement of non-GAAP measures
Return on average total assets	1.20%	1.19%	1.18%	1.18%	1.09%
Impact of excluding net realized and unrealized gains/losses and The Coca-Cola Company dividend	0.02	(0.01)	(0.01)	0.01	(0.08)

Return on average total assets less net unrealized securities gains[2]	1.22%	1.18%	1.17%	1.19%	1.01%

Return on average total shareholders’ equity	12.45%	11.97%	12.02%	13.71%	14.67%
Impact of excluding net realized and unrealized gains/losses and The Coca-Cola Company dividend	0.79	0.71	0.68	1.94	1.31

Return on average realized shareholders’ equity[2]	13.24%	12.68%	12.70%	15.65%	15.98%

Ratio of Earnings to Fixed Charges3

	Nine Months Ended September 30		Twelve Months Ended December 31
	2006	2005	2005	2004	2003	2002	2001
Including interest on deposits	1.61	1.97	1.89	2.43	2.28	1.94	1.66
Excluding interest on deposits	2.81	3.20	3.09	3.78	3.66	3.24	2.62

[1]

During the nine months ended September 30, 2006, we segregated certain noninterest-earning trading assets that had previously been included with interest-earning trading assets. This resulted in a revision of the net interest margin calculation. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be a more reflective measure of net interest margin due to the interest-earning nature of these assets.

[2]	We present a return on average total assets less net unrealized securities gains. The foregoing numbers reflect primarily adjustments to remove the effects of our securities portfolio which includes the ownership by SunTrust of 48.3 million shares of The Coca-Cola Company. We use this information internally to gauge our actual performance in the industry. We believe that the return on average total assets less net unrealized securities gains is more indicative of our return on assets because it more accurately reflects the return on the assets that are related to our core businesses which are primarily customer relationship and customer transaction driven. The return on average total assets less net unrealized securities gains is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average assets less net unrealized securities gains. We also believe that the return on average realized shareholders’ equity is more indicative of our return on equity because the excluded equity relates primarily to a long-term holding of a specific security. The return on average realized shareholders’ equity is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average realized shareholders’ equity.
[3]	For more information on how those ratios are calculated, see “Ratio of Earnings to Fixed Charges” on page S-45.

RISK FACTORS

An investment in the PPS is subject to the risks described below. You should carefully review the following risk factors and other information contained in this prospectus supplement, in documents incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances. In addition, because each PPS sold in the offering will represent a beneficial interest in the Trust, which will own our Junior Subordinated Notes and enter into Stock Purchase Contracts with us to acquire our Preferred Stock, you are also making an investment decision with regard to the Junior Subordinated Notes and the Preferred Stock, as well as our Guarantee of the Trust’s obligations. You should carefully review all the information in this prospectus supplement about all of these securities.

Risks Relating to the PPS

We may defer Contract Payments and interest payments on the Junior Subordinated Notes and this may have an adverse effect on the value of the PPS.

We may at our option, and will if directed to do so by the Federal Reserve, defer the payment of all or part of the Contract Payments on the Stock Purchase Contracts through the Stock Purchase Date, in which case the Trust would defer distributions of corresponding amounts on the Normal PPS and the Stripped PPS. We also may at our option, and will if directed to do so by the Federal Reserve, defer interest payments on the Junior Subordinated Notes, in which case the Trust would defer distributions on the Normal PPS, if the deferral occurs prior to the Stock Purchase Date, and on the Capital PPS.

If the Junior Subordinated Notes are successfully remarketed, the proceeds will reflect the value of accrued and unpaid interest and, to the extent not placed in an interest-bearing deposit with SunTrust Bank to fund the purchase of the Preferred Stock and the final payment under the Normal PPS, will be paid to the holders of the Normal PPS and Trust Common Securities and holders of Capital PPS who elected to dispose of them in connection with the Remarketing. If the Junior Subordinated Notes are not successfully remarketed, on the Stock Purchase Date, the Trust will receive Additional Subordinated Notes in respect of the deferred amounts, which it will hold as additional assets corresponding to the Normal PPS and Capital PPS. If we defer any Contract Payments until the Stock Purchase Date, the Trust will receive Additional Subordinated Notes, in lieu of a cash payment, which it will hold as additional assets corresponding to the Normal PPS, the Stripped PPS and Trust Common Securities. The Additional Subordinated Notes that we issue to the Trust in satisfaction of deferred interest or Contract Payments will be deeply subordinated and bear interest at the rate originally applicable to the Junior Subordinated Notes, which could be less than our then current market rate of interest. In addition, if we exercise our option to defer interest on the Junior Subordinated Notes, we intend to treat the Junior Subordinated Notes as reissued, solely for U.S. federal income tax purposes, with original issue discount. As a result, you will be required to continue to accrue income for U.S. federal income tax purposes even though you would not receive current cash payments in respect of the Junior Subordinated Notes. See “Certain U.S. Federal Income Tax Consequences.” Furthermore, if the Stock Purchase Contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive Contract Payments and deferred Contract Payments, if any, will also terminate.

The terms of our outstanding junior subordinated debentures prohibit us from making any payment of principal of or interest on the Junior Subordinated Notes or the Guarantee relating to the

PPS and from repaying, redeeming or repurchasing any Junior Subordinated Notes if we have actual knowledge of any event that would be an event of default under any indenture governing those debentures or at any time when we have deferred interest thereunder.

We must notify the Federal Reserve before using the Alternative Payment Mechanism and may not use it if the Federal Reserve shall have disapproved.

The Indenture for the Junior Subordinated Notes provides that we must notify the Federal Reserve if the Alternative Payment Mechanism is applicable and that we may not sell our common stock or perpetual non-cumulative preferred stock or apply any eligible equity proceeds to pay interest pursuant to the Alternative Payment Mechanism if such actions have been disapproved by the Federal Reserve. The Federal Reserve may allow the issuance of common stock or non-cumulative perpetual preferred stock, but not allow use of the proceeds to pay deferred dividends on the Junior Subordinated Notes or deferred Contract Payments on the Stock Purchase Contracts and require that the proceeds be applied to other purposes, including supporting a troubled bank subsidiary. Accordingly, if we elect to defer interest on the Junior Subordinated Notes and the Federal Reserve disapproves of the issuance of common stock or perpetual non-cumulative preferred stock or the application of the proceeds to pay deferred interest, we will be unable to pay the deferred interest on the Junior Subordinated Notes or to pay interest on or principal of any Additional Subordinated Notes.

Our failure to raise eligible equity proceeds to pay deferred interest is not, by itself, an event of default under the Indenture for the Junior Subordinated Notes.

Although we are required under the terms of the Indenture for the Junior Subordinated Notes, absent a Market Disruption Event, to use Commercially Reasonable Efforts to sell common stock or non-cumulative perpetual preferred stock to pay deferred interest commencing on the date two years after the beginning of any deferral period, our failure to raise sufficient eligible equity proceeds or our use of other funds to pay interest will not, by itself, constitute an event of default under the Indenture.

If the Trust must settle the Stock Purchase Contracts early, you may earn a smaller return on your investment.

The Remarketing process may begin before November 2011 if certain adverse events described under “Description of the Junior Subordinated Notes — Early Settlement Events” occur. Although dividends will accrue on the Preferred Stock at the same rate as the combined rate at which Contract Payments and interest on the Junior Subordinated Notes would have accrued through December 15, 2011, Preferred Stock dividends are non-cumulative after the effective date of an amendment to SunTrust’s articles of incorporation permitting preferred stock dividends to be cumulative, non-cumulative or partially cumulative and thus the distributions on the Normal PPS may become non-cumulative at an earlier date than expected. The Preferred Stock acquired by the Trust will also rank lower on liquidation of SunTrust than the Junior Subordinated Notes. Accordingly, if an Early Settlement Event occurs, the Trust may skip distributions that otherwise would have been cumulative and if SunTrust becomes insolvent prior to the date on which the Stock Purchase Date would otherwise have occurred, the Trust’s claim against SunTrust in the insolvency will rank lower than it would have ranked.

The Preferred Stock that the Trust purchases on the Stock Purchase Date may be worth less than the amount it pays for it.

The Trust must buy our Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date at a fixed price of $100,000 per share, or $1,000 for each 1/100th interest in a Stock Purchase Contract corresponding to Normal PPS or Stripped PPS. Although dividends will accrue on the Preferred Stock at a floating rate commencing on the later of the Dividend Payment Date in

December 2011 and the Stock Purchase Date, the spread was established at the time of this offering. Accordingly, adverse changes in our credit quality may cause the market value of the Preferred Stock that the Trust will purchase on the Stock Purchase Date to be lower than the price per share that the Stock Purchase Contracts require it to pay. Holders of Normal PPS and Stripped PPS are assuming the entire risk that the market value of the Preferred Stock purchased by the Trust will be lower than the purchase price of the Preferred Stock and that the market value of 1/100th of a share of Preferred Stock corresponding to a Normal PPS may be less than the price they paid for it, and that difference could be substantial.

The return of Pledged Securities on termination of the Stock Purchase Contracts could be delayed if we become subject to a bankruptcy proceeding.

Notwithstanding the automatic termination of the Stock Purchase Contracts, if we become the subject of a case under the U.S. Bankruptcy Code, imposition of an automatic stay under Section 362 of the Bankruptcy Code, if applicable, or any court-ordered stay may delay the return to the Trust of the securities or interest-bearing deposit with SunTrust Bank being held as collateral for the Stock Purchase Contracts, and the delay may continue until the stay has been lifted. The stay will not be lifted until the bankruptcy judge agrees to lift it and return the collateral to the Trust, and the Trust will not be able to distribute the Junior Subordinated Notes or proceeds of the SunTrust Bank interest-bearing deposit held as collateral to the holders of the Normal PPS or to distribute the Qualifying Treasury Securities held as collateral to the holders of the Stripped PPS until they are returned to it.

The Contract Payments and interest on the Junior Subordinated Notes beneficially owned by the Trust will be contractually subordinated and will be effectively subordinated to the obligations of our subsidiaries.

Our obligations with respect to Contract Payments and interest on the Junior Subordinated Notes will be subordinate and junior in right of payment and upon liquidation to our obligations under all of our indebtedness for money borrowed, including the junior subordinated debt securities underlying trust preferred securities of SunTrust currently outstanding and other debt that is not by its terms expressly made pari passu with or junior to the Junior Subordinated Notes, but pari passu with trade creditors. At September 30, 2006, our indebtedness and other obligations, on an unconsolidated basis, totaled approximately $6.2 billion.

We receive substantially all of our revenue from dividends from our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the Contract Payments and payments on our Junior Subordinated Notes, and therefore the PPS, effectively will be subordinated to all existing and future liabilities of our subsidiaries. At September 30, 2006, our subsidiaries’ direct borrowings and deposit liabilities totaled approximately $158.3 billion.

We guarantee distributions on the PPS only if the Trust has cash available.

If you hold any of the PPS, we will guarantee you, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the PPS, to the extent the Trust has funds available to make the payment;

•	the redemption price for any PPS called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to holders of PPS, the lesser of:

•	the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the PPS to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the PPS upon liquidation of the Trust.

If we do not make a required Contract Payment on the Stock Purchase Contracts or interest payment on the Junior Subordinated Notes, the Trust will not have sufficient funds to make the related payment on the PPS. The Guarantee does not cover payments on the PPS when the Trust does not have sufficient funds to make them. If we do not pay any amounts on the Stock Purchase Contracts or the Junior Subordinated Notes when due, holders of the PPS will have to rely on the enforcement by the Property Trustee of the trustee’s rights as owner of the Stock Purchase Contracts or the Junior Subordinated Notes, or proceed directly against us for payment of any amounts due on the Stock Purchase Contracts or the Junior Subordinated Notes.

Our obligations under the Guarantee are unsecured and are subordinated to and junior in right of payment to all of our secured and senior indebtedness, and will rank on a parity with any similar guarantees issued by us in the future.

Holders of the PPS have limited rights under the Junior Subordinated Notes and Stock Purchase Contracts.

Except as described below, you, as a holder of the PPS, will not be able to exercise directly any other rights with respect to the Junior Subordinated Notes or Stock Purchase Contracts.

If an event of default under the Declaration of Trust were to occur and be continuing, holders of the PPS would rely on the enforcement by the Property Trustee of its rights as the registered holder of the Junior Subordinated Notes and the Stock Purchase Contracts against us. In addition, the holders of a majority in liquidation amount of the relevant class or classes of PPS would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration of Trust, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Junior Subordinated Notes and Stock Purchase Contracts.

The Indenture for the Junior Subordinated Notes provides that the Indenture Trustee must give holders notice of all defaults or events of default within 30 days after it becomes known to the Indenture Trustee. However, except in the cases of a default or an event of default in payment on the Junior Subordinated Notes, the Indenture Trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If the Property Trustee were to fail to enforce its rights under the Junior Subordinated Notes in respect of an Indenture event of default after a record holder of the Normal PPS (if prior to the Stock Purchase Date or if earlier, the Remarketing Settlement Date) or the Capital PPS had made a written request, that record holder of the Normal PPS or the Capital PPS may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the Property Trustee’s rights under the Junior Subordinated Notes. In addition, if we were to fail to pay interest or principal on the Junior Subordinated Notes on the date that interest or principal is otherwise payable, except for deferrals permitted by the Declaration of Trust and the Indenture, and this failure to pay were continuing, holders of the Normal PPS, if such failure occurs prior to the Stock Purchase Date or if earlier, the Remarketing Settlement Date, and holders of the Capital PPS may directly institute a proceeding for enforcement of payment of the principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of their Normal PPS or Capital PPS (a “direct action ”) after the respective due dates specified in the Junior Subordinated Notes. In connection with a direct action, we would have the right under the Indenture and the Declaration of Trust to set off any payment made to that holder by us. The Stock Purchase Contract Agreement contains similar provisions with respect to a direct action by holders of Normal PPS or Stripped PPS in the event of our default under the Stock Purchase Contracts.

The Property Trustee, as holder of the Junior Subordinated Notes on behalf of the Trust, has only limited rights of acceleration.

The Property Trustee, as holder of the Junior Subordinated Notes on behalf of the Trust, may accelerate payment of the principal and accrued and unpaid interest on the Junior Subordinated Notes only upon the occurrence and continuation of an Indenture event of default. An Indenture event of default is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us or the receivership of our lead bank.

There is no right to acceleration upon breaches by us of other covenants under the Indenture or default on our payment obligations under the Guarantee.

The secondary market for the PPS may be illiquid.

We are unable to predict how the PPS will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the PPS. Although we will apply to list the Normal PPS on the New York Stock Exchange under the symbol “STIPRI,” we can give you no assurance as to the liquidity of any market that may develop for the Normal PPS. In addition, in the event that sufficient numbers of Normal PPS are exchanged for Stripped PPS and Capital PPS, the liquidity of Normal PPS could decrease. If Stripped PPS or Capital PPS are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may list the Stripped PPS or Capital PPS on the same exchange as the Normal PPS are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so. Accordingly, if you exchange Normal PPS for Stripped PPS and Capital PPS, your ability to sell them may be limited and we can give you no assurance whether a trading market, if it develops, will continue. As Normal PPS may only be held or transferred in amounts having an aggregate liquidation amount of at least $1,000, the trading market for Normal PPS may be less active than markets for securities that may be held or transferred in smaller denominations and may be less liquid.

Certain aspects of the tax accounting for the Junior Subordinated Notes are unclear.

The Junior Subordinated Notes will be treated as our indebtedness for U.S. federal income tax purposes. We intend to treat stated interest on the Junior Subordinated Notes as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting, and by purchasing a Normal PPS you agree to report income on this basis. However, because no regulations, rulings or other authorities address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Notes, other treatments of the Junior Subordinated Notes are possible. See “Certain

U.S. Federal Income Tax Consequences—Taxation of the Junior Subordinated Notes—Possible Alternative Characterizations and Treatments.”

Additional Risks Related to the Normal PPS after the Stock Purchase Date

In purchasing the PPS in the offering, you are making an investment decision with regard to the Preferred Stock.

As described in this prospectus supplement, on the Stock Purchase Date we will issue the Preferred Stock to the Trust. If you hold Normal PPS or Stripped PPS on the Stock Purchase Date, your securities will thereafter represent beneficial interests in the Trust corresponding to 1/100th of a share of Preferred Stock for each $1,000 liquidation amount of PPS. After the Stock Purchase Date, the Trust will rely solely on the payments it receives on the Preferred Stock to fund all payments on the Normal PPS, other than payments corresponding to payments on Additional Subordinated Notes that we may issue in respect of any deferred interest on the Junior Subordinated Notes after a Failed Remarketing or in respect of deferred Contract Payments. Accordingly, you should carefully review the information in this prospectus supplement regarding the Preferred Stock.

The Preferred Stock is equity and is subordinate to our existing and future indebtedness.

Shares of Preferred Stock are equity interests in SunTrust and do not constitute indebtedness. As such, shares of Preferred Stock will rank junior to all indebtedness and other non-equity claims on SunTrust with respect to assets available to satisfy claims on SunTrust, including in a liquidation of SunTrust. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Preferred Stock (1) dividends are payable only if declared by our board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds.

Also, as a bank holding company, SunTrust’s ability to declare and pay dividends is dependent on certain federal regulatory considerations. SunTrust has issued and outstanding debt securities under which we may defer interest payments from time to time, but in that case we would not be permitted to pay dividends on any of our capital stock, including the Preferred Stock, during the deferral period.

Investors should not expect SunTrust to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. The Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Preferred Stock may be redeemed by us at our option either in whole or in part on any Dividend Payment Date occurring on or after the later of December 15, 2011 and the Stock Purchase Date. Any decision we may make at any time to propose a redemption of the Preferred Stock will depend, among other things, upon our evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, as well as general market conditions at such time. Our right to redeem the Preferred Stock once issued is subject to two important limitations. Accordingly, investors should not expect us to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date thereafter.

First, under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the

Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element—for example, common stock or another series of non-cumulative perpetual preferred stock.

There can be no assurance that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Preferred Stock without replacing the Preferred Stock with Tier 1 capital that is not a restricted core capital element, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Preferred Stock without replacing it with Tier 1 capital that is not a restricted core capital element, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations.

Second, at or prior to initial issuance of the PPS, we are entering into the Replacement Capital Covenant, which will limit our right to repurchase the PPS and to redeem or repurchase the Preferred Stock. In the Replacement Capital Covenant, we covenant to redeem or repurchase the PPS only if and to the extent that the total repurchase price is equal to or less than designated percentages of the net cash proceeds that we or our subsidiaries have received during the 180 days prior to such date from the issuance of our common stock, certain qualifying non-cumulative perpetual preferred stock satisfying the requirements of the Replacement Capital Covenant or other securities that qualify as Tier 1 capital of SunTrust under the risk-based capital guidelines of the Federal Reserve, but that are not restricted core capital elements; and we have obtained prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve for repurchases of the PPS.

Our ability to raise proceeds from qualifying securities during the six months prior to a proposed redemption or repurchase will depend on, among other things, market conditions at such time as well as the acceptability to prospective investors of the terms of such qualifying securities. Accordingly, there could be circumstances where we would wish to redeem or repurchase some or all of the Preferred Stock and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain proceeds from qualifying securities sufficient for that purpose. In addition, the Federal Reserve has not approved as a Tier 1 capital instrument, in connection with the issuance of the Normal PPS, certain of the types of securities that otherwise would be qualifying securities under the Replacement Capital Covenant on and after the Stock Purchase Date and, accordingly, these securities would not constitute qualifying securities pursuant to the Replacement Capital Covenant unless such approval is obtained.

Upon effectiveness of our charter amendment, dividends on the Preferred Stock will be non-cumulative and we will have no obligation to pay dividends that were undeclared and unpaid during the Cumulative Dividend Period.

Dividends on the Preferred Stock will automatically become non-cumulative immediately upon the effective date of an amendment to SunTrust’s articles of incorporation permitting preferred stock dividends to be cumulative, non-cumulative or partially cumulative. Our board of directors has approved such an amendment, proposed it for submission to common shareholders and recommended that they approve it. The amendment will become effective, and dividends will become non-cumulative, following common shareholder approval and the filing of the amendment with the Secretary of State of Georgia. We intend to hold a shareholder vote on this amendment at our 2007 annual meeting of shareholders, expected to occur on April 17, 2007, and, if not approved at that meeting, at subsequent annual or special meetings until approval is obtained. We expect this amendment to be approved at our 2007 annual meeting. While dividends will be cumulative if we issue the Preferred Stock prior to effectiveness of this amendment, any dividends that were not paid on Dividend Payment Dates during the Cumulative Dividend Period will not cumulate and will immediately cease to be due and payable. Accordingly, in deciding whether or not to invest in the Normal PPS, you should assume that dividends on the Preferred Stock will be non-cumulative.

The change from cumulative to non-cumulative dividends is a term of the Preferred Stock and occurs automatically upon effectiveness of the appropriate amendment to the articles of incorporation. Holders of PPS will have no right to vote on this amendment to the articles of incorporation or on the change from cumulative to non-cumulative dividends.

Consequently, subsequent to the later of the Stock Purchase Date and effectiveness of the amendment, if our board of directors does not authorize and declare a dividend for any Dividend Period, holders of Normal PPS would not be entitled to receive a distribution in respect of any such dividend, and any such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a Dividend Period after the Dividend Payment Date for that period if our board of directors has not declared such dividend before the related Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to the Preferred Stock or any other preferred stock we may issue.

If we are deferring payments on our outstanding junior subordinated debt securities or the Junior Subordinated Notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on the Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to our Preferred Stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated debt securities or at any time when we have deferred interest thereunder. The Indenture governing the Junior Subordinated Notes will contain similar provisions.

Holders of the Preferred Stock will have limited voting rights.

Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of voting shareholders, except as required by law.

SUNTRUST

Through our flagship subsidiary, SunTrust Bank, we provide deposit, credit, and trust and investment services. Additional subsidiaries provide mortgage banking, insurance, asset management, equipment leasing, brokerage and capital market services. SunTrust’s client base encompasses a broad range of individuals and families, high-net-worth clients, businesses and institutions.

SunTrust enjoys strong market positions in some of the highest growth markets in the United States and also serves clients in selected markets nationally. Our priorities include consistency in financial performance, quality in customer service and a strong commitment to all segments of the communities we serve.

SunTrust’s 1,699 retail and specialized service branches and 2,568 ATMs are located primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia and the District of Columbia. In addition, SunTrust provides clients with a selection of technology-based banking channels including Internet, PC and Telephone Banking. Our internet address is www.suntrust.com.

As of September 30, 2006, SunTrust had total assets under advisement of $238.5 billion. This includes $201.8 billion in assets under management and non-managed trust assets as well as $36.7 billion in retail brokerage assets. SunTrust’s mortgage servicing portfolio grew to $124.8 billion at period end.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “STI.” Our principal executive offices are located at SunTrust Banks, Inc., 303 Peachtree Street, NE, Atlanta, Georgia 30308. Our telephone number is 404-588-7711.

If you would like to know more about us, see our documents incorporated by reference in this prospectus supplement as described in the section “Where You Can Find More Information.”

THE TRUST

The following is a summary of some of the terms of the Trust. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Trust but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under “Where You Can Find More Information.”

SunTrust Preferred Capital I, or the “Trust,” is a statutory trust organized under Delaware law pursuant to a Declaration of Trust, signed by us, as sponsor of the Trust, the Delaware Trustee, the Property Trustee and the administrative trustees and the filing of a certificate of trust with the Delaware Secretary of State. The Declaration of Trust of the Trust will be amended and restated in its entirety by us, the Delaware Trustee, the Property Trustee and the administrative trustees before the issuance of the PPS. We refer to the Declaration of Trust, as so amended and restated, as the “Declaration of Trust.” The Declaration of Trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or “Trust Indenture Act.”

The Trust was established solely for the following purposes:

•	issuing the PPS and the common securities issued concurrently to us by the Trust, or “Trust Common Securities,” and together with the PPS, the “Trust securities,” representing beneficial interests in the Trust;

•	investing the gross proceeds of the Trust securities in the Junior Subordinated Notes;

•	entering into the Stock Purchase Contract Agreement and holding the Stock Purchase Contracts;

•	holding the Junior Subordinated Notes, Qualifying Treasury Securities and an interest-bearing deposit with SunTrust Bank and pledging them to secure the Trust’s obligations under the Stock Purchase Contracts;

•	selling the Junior Subordinated Notes in a Remarketing or an Early Remarketing;

•	purchasing the Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date and holding it thereafter; and

•	engaging in other activities that are directly related to the activities described above.

We will own all of the Trust Common Securities, either directly or indirectly. The Trust Common Securities rank equally with the PPS and the Trust will make payment on its Trust securities pro rata, except that upon certain events of default under the Declaration of Trust relating to payment defaults on the Junior Subordinated Notes or non-payment of Contract Payments, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the PPS. We will acquire Trust Common Securities in an aggregate liquidation amount equal to $1,000,000.

The Trust’s business and affairs will be conducted by its trustees, each appointed by us as sponsor of the Trust. The trustees will be U.S. Bank National Association, as the property trustee, or “Property Trustee,” and U.S. Bank Trust National Association, as the Delaware trustee, or “Delaware Trustee,” and three or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with us. The Property Trustee will act as sole trustee under the Declaration of Trust for purposes of compliance with the Trust Indenture Act and will also act as trustee under the Guarantee and the Indenture. See “Description of the Guarantee.”

Unless an event of default under the Indenture has occurred and is continuing at a time that the Trust owns any Junior Subordinated Notes, the holders of the Trust Common Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee.

The Property Trustee and/or the Delaware Trustee may be removed or replaced for cause by the holders of a majority in liquidation amount of the PPS. In addition, holders of a majority in liquidation amount of the Capital PPS and, if prior to the Stock Purchase Date or if earlier, the Remarketing Settlement Date, Normal PPS will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee if an event of default under the Indenture has occurred and is continuing and, at any time after the Stock Purchase Date, the holders of a majority in liquidation amount of the Normal PPS will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee if we have failed to declare and pay dividends on the Preferred Stock held by the Trust for six or more consecutive quarters.

The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the Trust Common Securities, and in no event will the holders of the PPS have such right.

The Trust is a “finance subsidiary” of us within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the Trust are included in this prospectus supplement, and we do not expect that the Trust will file reports with the SEC under the Exchange Act.

The Trust is perpetual, but may be dissolved earlier as provided in the Declaration of Trust.

We will pay all fees and expenses related to the Trust and the offering of the PPS.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $491,102,275, after expenses and underwriting commissions. The Trust will invest the proceeds from the sale of the Normal PPS and all of the proceeds from the sale of the Trust Common Securities in the Junior Subordinated Notes issued by us.

We intend to use the net proceeds to repurchase shares of our common stock pursuant to an accelerated share repurchase program.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act, SunTrust is subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to SunTrust, please refer to SunTrust’s annual report on Form 10-K for the fiscal year ended December 31, 2005, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, SunTrust’s earnings are affected by actions of the Federal Reserve, the Federal Deposit Insurance Corporation, which insures the deposits of our banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

SunTrust’s earnings are also affected by general economic conditions, its management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

Depositary institutions, like SunTrust’s bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. SunTrust also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. SunTrust’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

General

The proceeds from the sale of the PPS will be allocated between the Stock Purchase Contracts and the Junior Subordinated Notes in proportion to the fair market value of each at the date of the offering.

We will recognize the present value of the Contract Payments under the Stock Purchase Contracts as a liability with an offsetting reduction in shareholders’ equity. This liability increases over five years by interest charges to the statement of earnings based on a constant rate calculation. Contract Payments paid on the Stock Purchase Contracts will reduce this liability.

Each of the Stock Purchase Contracts is a forward transaction in our Preferred Stock. Upon settlement of a Stock Purchase Contract, we will receive $100,000 on that Stock Purchase Contract and will issue a share of Preferred Stock. The $100,000 we receive will be credited to shareholders’ equity.

Fees and expenses incurred in connection with this offering will be allocated between the Junior Subordinated Notes and the Stock Purchase Contracts. The amount allocated to the Junior Subordinated Notes will be amortized and recognized as interest expense over the term of the Junior Subordinated Notes. The amount allocated to the Stock Purchase Contracts will be charged to shareholders’ equity.

Other Matters

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the PPS and the Stock Purchase Contracts. It is possible that our accounting for the PPS and the Stock Purchase Contracts could be affected by any new accounting rules that might be issued by these groups.

Regulatory Capital Treatment

We expect that the Federal Reserve will treat the Normal PPS and Stripped PPS as Tier 1 capital in an amount equal to the amount of this offering for purposes of its capital guidelines applicable to bank holding companies such as SunTrust. We also expect that, although the Normal PPS and Stripped PPS will be “restricted core capital elements” for purposes of the guidelines prior to issuance of the Preferred Stock on the Stock Purchase Date, the Normal PPS and Stripped PPS will be treated as “qualifying mandatory convertible preferred securities” for purposes of those guidelines, with the consequence that the Normal PPS and Stripped PPS, taken together with the other enumerated restricted core capital elements that in the aggregate are limited to 15% of Tier 1 capital, will be subject to the separate sub-limit of 25% of Tier 1 capital for internationally active banking organizations once the guidelines become fully effective on March 31, 2009.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges of SunTrust, which includes our subsidiaries, on a consolidated basis. The ratio of earnings to fixed charges has been computed by dividing:

•	net income plus all applicable income taxes plus fixed charges, by

•	fixed charges.

Fixed charges represent interest expense, either including or excluding interest on deposits as set forth below, and the portion of net rental expense deemed to be equivalent to interest on long-term debt. Interest expense, other than on deposits, includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

	Nine Months Ended September 30		Twelve Months Ended December 31
	2006	2005	2005	2004	2003	2002	2001
Including interest on deposits	1.61	1.97	1.89	2.43	2.28	1.94	1.66
Excluding interest on deposits	2.81	3.20	3.09	3.78	3.66	3.24	2.62

We did not declare or pay dividends on any shares of preferred stock during any of the periods shown and accordingly our ratios of earnings to fixed charges and preferred stock dividends would be the same as the ratios shown above. We issued our Perpetual Preferred Stock, Series A on September 16, 2006 and may declare dividends on such shares in the future.

CAPITALIZATION

The following table sets forth the consolidated capitalization of SunTrust as of September 30, 2006, and as adjusted to give effect to the issuance of the Normal PPS and the Junior Subordinated Notes and the application of the net proceeds. See “Use of Proceeds.” You should read the following table together with SunTrust’s consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	September 30, 2006
	Actual	As Adjusted
	(Dollars in thousands)
Long-Term Debt:
Subordinated notes and debentures	$3,936,757	$3,936,757
Notes issued to trusts formed to issue trust preferred securities	1,883,485	2,384,485
Other long-term debt	11,657,034	11,657,034

Total long-term debt	17,477,276	17,978,276

Shareholders’ Equity:
Preferred stock	500,000	500,000
Common stock	370,578	370,578
Additional paid in capital	6,735,458	6,729,450
Retained earnings	10,258,441	10,258,441
Accumulated other comprehensive income	1,178,764	1,178,764
Treasury stock, at cost, and other	(453,934)	(946,036)

Total shareholders’ equity	18,589,307	18,091,197

Total long-term debt and shareholders’ equity	$36,066,583	$36,069,473

Capital Ratios:
Risk-based Tier 1 capital ratio	7.70%	7.70%
Risk-based total capital ratio	11.10	11.10
Tier 1 leverage ratio	7.28	7.28

DESCRIPTION OF THE PPS

The following is a brief description of the terms of the PPS and of the Declaration of Trust under which they are issued. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Declaration of Trust, copies of which are available upon request from us.

General

The PPS will be issued pursuant to the Declaration of Trust. The Property Trustee, U.S. Bank National Association, will act as indenture trustee for the PPS under the Declaration of Trust for purposes of compliance with the provisions of the Trust Indenture Act. The PPS, each with a liquidation amount of $1,000, may be either Normal PPS, Stripped PPS or Capital PPS, and unless indicated otherwise, as used in this prospectus supplement the term “PPS ” will include all three of these classes of PPS. The PPS issued in the offering will consist of 500,000 Normal PPS, which are exchangeable for the other classes of PPS as described herein. The terms of each class of PPS will include those stated in the Declaration of Trust, including any amendments thereto and those made part of the Declaration of Trust by the Trust Indenture Act and the Delaware Statutory Trust Act.

The Trust will initially own all of our Remarketable Junior Subordinated Notes due 2042, or “Junior Subordinated Notes,” and will enter into a stock purchase contract agreement, or “Stock Purchase Contract Agreement,” with us, pursuant to which it will own 5,010 stock purchase contracts, each a “Stock Purchase Contract,” having a stated amount of $100,000.

In addition to the PPS, the Declaration of Trust authorizes the administrative trustees of the Trust to issue the Trust Common Securities on behalf of the Trust. We will own directly or indirectly all of the Trust Common Securities. The Trust Common Securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis with the PPS except as set forth below under “— Ranking of Trust Common Securities.” The Declaration of Trust does not permit the Trust to issue any securities other than the Trust Common Securities and the PPS or to incur any indebtedness.

Under the Declaration of Trust, the Property Trustee on behalf of the Trust:

•	will own the Junior Subordinated Notes purchased by the Trust for the benefit of the holders of the Normal PPS, Capital PPS and Trust Common Securities;

•	will enter into the Stock Purchase Contracts and own the Preferred Stock purchased by the Trust pursuant thereto for the benefit of the holders of the Normal PPS, Stripped PPS and Trust Common Securities;

•	will own the Qualifying Treasury Securities delivered upon exchange of Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS or purchased by the Collateral Agent with the proceeds of maturing Qualifying Treasury Securities for the benefit of the holders of Stripped PPS;

•	will place in an interest-bearing deposit with SunTrust Bank, payable on the Stock Purchase Date and bearing interest at 5.097% per annum, the cash proceeds from the Remarketing of the Junior Subordinated Notes on the Remarketing Settlement Date for the benefit of the holders of Normal PPS; and

•	may own the Additional Subordinated Notes, if any, we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes and/or deferred Contract Payments on the Stock Purchase Contracts, as the case may be.

The payment of distributions out of money held by the Trust, and payments upon redemption of the PPS or liquidation of the Trust, are guaranteed by us to the extent described under “Description of the Guarantee.” The Guarantee, when taken together with our obligations under the Stock Purchase Contracts, the Junior Subordinated Notes and the Indenture and our obligations under the Declaration of Trust, including our obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Common Securities and the PPS, has the effect of providing a full and unconditional guarantee of amounts due on the PPS. U.S. Bank National Association, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the PPS. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the PPS is to vote to direct the Property Trustee to enforce the Property Trustee’s rights under the Junior Subordinated Notes or the Stock Purchase Contracts, as the case may be.

When we use the term “holder ” in this prospectus supplement with respect to a registered PPS, we mean the person in whose name such PPS is registered in the security register. The PPS will be held in book-entry form only, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of DTC or its nominee.

We will apply to list the Normal PPS on the New York Stock Exchange under the symbol “STIPRI.” Unless and until Normal PPS are exchanged for Stripped PPS and Capital PPS, the Stripped PPS and the Capital PPS will not trade separately. If Stripped PPS or Capital PPS (or after the Remarketing Settlement Date, Junior Subordinated Notes) are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may list the Stripped PPS or Capital PPS (or after the Remarketing Settlement Date, Junior Subordinated Notes) on the same exchange as the Normal PPS are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so.

Normal PPS

The PPS sold in the offering are called the 5.853% Fixed-to-Floating Rate Normal PPS, or “Normal PPS,” and each represents a beneficial interest in the Trust initially corresponding to the following Trust assets:

•	$1,000 principal amount of Junior Subordinated Notes; and

•	a 1/100th interest in a Stock Purchase Contract under which:

•	the Trust will agree to purchase from us, and we will agree to sell to the Trust, on the Stock Purchase Date, for $100,000 in cash, a share of our Non-Cumulative Perpetual Preferred Stock, Series B, $100,000 liquidation preference per share, or “Preferred Stock ”; and

•	we will pay Contract Payments to the Trust at the rate of 0.265% per annum on the liquidation amount of $100,000, subject to our right to defer these payments.

We describe the Stock Purchase Contracts, the Trust’s obligation to purchase our Preferred Stock and the Contract Payments in more detail under “Description of the Stock Purchase Contracts” and we describe the Junior Subordinated Notes and how and when they will be remarketed in more detail under “Description of the Junior Subordinated Notes.”

The stock purchase date under the Stock Purchase Contracts, or “Stock Purchase Date,” is expected to be December 15, 2011 (or if such day is not a business day, the next business day), but could (i) occur on an earlier date in the circumstances described below under “Description of the Junior Subordinated Notes — Early Settlement Events” or (ii) be deferred for quarterly periods until as late as

December 15, 2012 (or if such day is not a business day, the next business day) if the first four attempts to remarket the Junior Subordinated Notes are not successful. Through the later of December 15, 2011 and the Stock Purchase Date or if earlier, the Remarketing Settlement Date, unless we otherwise defer such payments, we will make interest payments on the Junior Subordinated Notes at the annual rate of 5.588% per annum, semi-annually in arrears on each June 15 and December 15, commencing June 15, 2007, calculated on the basis of a 360-day year consisting of twelve 30-day months, and the Trust will pass through such interest payments when received as distributions on the Normal PPS. We will also make an interim interest payment on the Stock Purchase Date if the Junior Subordinated Notes have not been successfully remarketed and such date is not otherwise an interest payment date. After the later of December 15, 2011 and the Stock Purchase Date or if earlier, the Remarketing Settlement Date, the Trust will not pass through interest on the Junior Subordinated Notes to holders of Normal PPS.

The purchase price of each Normal PPS will be allocated between the interests in the corresponding Stock Purchase Contract and the corresponding Junior Subordinated Notes in proportion to their respective fair market values at the time of issuance. We will treat the fair market value of each Junior Subordinated Note as $1,000 and the fair market value of each Stock Purchase Contract as $0. This position generally will be binding on each beneficial owner of each Normal PPS but not on the Internal Revenue Service.

Any Junior Subordinated Notes beneficially owned by the Trust corresponding to the Normal PPS and their proceeds will be pledged to us under a collateral agreement, or “Collateral Agreement,” between us and The Bank of New York Trust Company, N.A., or “The Bank of New York Trust Company,” acting as collateral agent, or “Collateral Agent,” to secure the Trust’s obligation to purchase Preferred Stock under the corresponding Stock Purchase Contract. The Bank of New York Trust Company will also act as registrar and transfer agent, or “Transfer Agent,” for the PPS and as custodial agent, or “Custodial Agent,” for other property of the Trust. If The Bank of New York Trust Company should resign or be removed in any of these capacities, we or the Trust will designate a successor and the terms “Collateral Agent,” “Transfer Agent ” and “Custodial Agent ” as used in this prospectus supplement will refer to that successor.

A “business day ” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York, Atlanta, Georgia or Wilmington, Delaware are permitted or required by any applicable law to close.

Exchanging Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS

You will have the right prior to the Stock Purchase Date or, if earlier, the successful Remarketing of the Junior Subordinated Notes, to exchange Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS by depositing with the Collateral Agent $1,000 principal amount of Qualifying Treasury Securities for each $1,000 liquidation amount of Normal PPS to be exchanged, transferring your Normal PPS to the Transfer Agent and delivering the required notice, as described below under “— Exchange Procedures.” Upon any such exchange, you will receive $1,000 liquidation amount of Stripped PPS and $1,000 liquidation amount of Capital PPS, and you will be able to trade them separately, although they will not be listed on any stock exchange unless we decide to list them. You will be able to exercise this right on any business day until the Stock Purchase Date, other than on a day in March, June, September or December that is on or after the first day of the month through the 15th day of the month (or the next business day if the 15th is not a business day) or from 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period and until the business day after the end of that Remarketing Period. You will also not be able to exercise this right at any time after a successful Remarketing. We refer to periods during which exchanges are permitted as “Exchange Periods.”

Each “Stripped PPS” will be a beneficial interest in the Trust corresponding to:

•	a 1/100th interest in a Stock Purchase Contract; and

•	$1,000 principal amount of U.S. treasury securities that were Qualifying Treasury Securities on the date they were acquired by the Trust.

On each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable), each holder of Stripped PPS will also be entitled to receive Excess Proceeds Distributions consisting of the excess of the principal amount at maturity of the Qualifying Treasury Securities over the cost of replacing them with new Qualifying Treasury Securities.

Each “Capital PPS” will be a beneficial interest in the Trust corresponding to $1,000 principal amount of Junior Subordinated Notes held by the Custodial Agent on behalf of the Trust. The Trust will redeem the Capital PPS promptly after the Remarketing Settlement Date in exchange for Junior Subordinated Notes having an aggregate principal amount equal to the aggregate liquidation amount of Capital PPS so redeemed.

Qualifying Treasury Securities. In order to determine what U.S. Treasury security is the Qualifying Treasury Security during any Exchange Period, any administrative trustee shall, for each March 15, June 15, September 15 and December 15, commencing on March 15, 2007 and ending on the Stock Purchase Date or the earlier termination of the Stock Purchase Contracts, or if any such day is not a business day, the immediately succeeding business day, or “Additional Distribution Date,” identify:

•	the 13-week treasury bill that matures at least one but not more than six business days prior to that Additional Distribution Date; or

•	if no 13-week treasury bill that matures on at least one but more than six business days prior to that Additional Distribution Date is or is scheduled to be outstanding on the immediately preceding Additional Distribution Date, the 26-week treasury bill that matures at least one but not more than six business days prior to that Additional Distribution Date; or

•	if neither of such treasury bills is or is scheduled to be outstanding on the immediately preceding Additional Distribution Date, any other treasury security (which may be a zero coupon treasury security) that is outstanding on the immediately preceding Additional Distribution Date, is highly liquid and matures at least one business day prior to such Additional Distribution Date; provided that any treasury security identified pursuant to this clause shall be selected in a manner intended to minimize the cash value of the security selected.

The administrative trustees shall use commercially reasonable efforts to identify the security meeting the foregoing criteria for each Additional Distribution Date promptly after the Department of the Treasury makes the schedule for upcoming auctions of U.S. treasury securities publicly available and shall, to the extent that a security previously identified with respect to any Additional Distribution Date is no longer expected to be outstanding on the immediately preceding Additional Distribution Date, identify another security meeting the foregoing criteria for such Additional Distribution Date. The security most recently identified by the administrative trustees with respect to any Additional Distribution Date shall be the “Qualifying Treasury Security ” with respect to the period from and including its date of issuance (or if later, the date of maturity of the Qualifying Treasury Security with respect to the immediately preceding Additional Distribution Date) to but excluding its date of maturity, and the administrative trustees’ identification of a security as a Qualifying Treasury Security for such period shall be final and binding for all purposes absent manifest error. You will be able to obtain the issue date, the maturity date and, when available, the CUSIP number of the treasury bills or other U.S. treasury securities that are Qualifying Treasury Securities for the current Exchange Period from the

Collateral Agent by calling 1-800-254-2826. Since this information is subject to change from time to time, holders should confirm this information prior to purchasing or delivering U.S. treasury securities in connection with any exchange of Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS.

Each Qualifying Treasury Security delivered to the Collateral Agent in connection with any exchange of Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS and each Qualifying Treasury Security purchased by the Collateral Agent with the proceeds of any maturing Qualifying Treasury Security will be pledged to us through the Collateral Agent to secure the Trust’s obligation to purchase Preferred Stock under the corresponding Stock Purchase Contracts. In purchasing Qualifying Treasury Securities, the Collateral Agent will solicit offers from at least three U.S. government securities dealers, one of which may be The Bank of New York Trust Company or an affiliate of The Bank of New York Trust Company, and will accept the lowest offer so long as at least two offers are available. The Collateral Agent shall have no liability to the Trust, any trustee or any holder of the PPS in connection with the purchase of Qualifying Treasury Securities in the absence of gross negligence or willful misconduct.

Exchange Procedures. To exchange Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS, for each Normal PPS you must:

•	deposit with the Collateral Agent U.S. treasury securities that are Qualifying Treasury Securities on the date of deposit, in a principal amount of $1,000, which you must purchase on the open market at your expense unless you already own them;

•	transfer the Normal PPS to the Transfer Agent; and

•	deliver a notice to the Collateral Agent and the Transfer Agent, in connection with the actions specified above, stating that you are depositing the appropriate Qualifying Treasury Securities with the Collateral Agent, transferring the Normal PPS to the Transfer Agent in connection with the exchange of the Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS and requesting the delivery to you of Stripped PPS and Capital PPS.

Upon the deposit, transfer and receipt of notice, the Collateral Agent will release the Junior Subordinated Notes corresponding to the exchanged Normal PPS from the pledge under the Collateral Agreement, free and clear of our security interest, and continue to hold them as Custodial Agent for the Trust in connection with the Capital PPS to be delivered to you. The Transfer Agent will cancel the exchanged Normal PPS and then deliver the Stripped PPS and Capital PPS to you.

Exchanging Stripped PPS and Capital PPS for Normal PPS and Qualifying Treasury Securities

If you hold Stripped PPS and Capital PPS you will have the right, at any time during an Exchange Period, to exchange them for Normal PPS and Qualifying Treasury Securities by transferring your Stripped PPS and Capital PPS to the Transfer Agent and delivering the notice specified below. The Collateral Agent will substitute a principal amount of Junior Subordinated Notes equal to the liquidation amount of the Stripped PPS so exchanged for the same principal amount of Qualifying Treasury Securities pledged to secure the Trust’s obligations under the Stock Purchase Contracts and deliver these Qualifying Treasury Securities to you, unencumbered by the security interest created under the Collateral Agreement, after which you will own the Qualifying Treasury Securities separately from the Normal PPS.

To exchange Stripped PPS and Capital PPS for Normal PPS and Qualifying Treasury Securities, you must transfer to the Transfer Agent Stripped PPS and Capital PPS having the same liquidation amount, accompanied by a notice to the Transfer Agent, which you must also deliver to the Collateral

Agent, stating that you are transferring the Stripped PPS and Capital PPS in connection with the exchange of Stripped PPS and Capital PPS for Normal PPS and Qualifying Treasury Securities, requesting the release to you of pledged Qualifying Treasury Securities having a principal amount equal to the liquidation amount of Stripped PPS and Capital PPS so exchanged and requesting the delivery to you of Normal PPS. You must purchase the Stripped PPS or the Capital PPS at your expense unless you otherwise own them.

Upon the transfer of Stripped PPS and Capital PPS together with the notice and request, the Collateral Agent will release the corresponding Qualifying Treasury Securities from the pledge under the Collateral Agreement, free and clear of our security interest, and deliver them to you. The Transfer Agent will then cancel the exchanged Stripped PPS and Capital PPS and deliver the Normal PPS to you.

The Junior Subordinated Notes corresponding to the Capital PPS you delivered will be pledged to us through the Collateral Agent to secure the Trust’s obligation to purchase Preferred Stock under the Stock Purchase Contracts related to the Normal PPS.

If you elect to exchange Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS or vice versa, you will be responsible for any fees or expenses payable in connection with the exchange.

Current Payments

The Trust must make distributions on each class of PPS on the relevant Distribution Dates to the extent that it has funds available therefor. The Trust’s funds available for distribution to you as a holder of any class of PPS will be limited to payments received from us on the assets held by the Trust corresponding to that class. We will guarantee the payment of distributions on the PPS out of moneys held by the Trust to the extent of available Trust funds, as described under “Description of the Guarantee.” Our obligation to pay Contract Payments will be subordinate and junior in right of payment to all our senior and subordinated indebtedness, to the same extent as our obligations under our Junior Subordinated Notes, as described under “Description of the Junior Subordinated Notes.” Our obligations under the Junior Subordinated Notes are similarly subordinate and junior in right of payment to all our senior and subordinated indebtedness.

The distribution dates for Normal PPS and Stripped PPS, which we call “Regular Distribution Dates,” are:

•	each June 15 and December 15 occurring prior to and including the later of December 15, 2011 and the Stock Purchase Date, commencing June 15, 2007 (or in the case of Stripped PPS, the first such date on which Stripped PPS are outstanding);

•	after the later of December 15, 2011 and the Stock Purchase Date, each March 15, June 15, September 15 and December 15, or if any such date is not a business day, the next business day; and

•	the Stock Purchase Date if not otherwise a Regular Distribution Date;

provided that the last Regular Distribution Date for the Stripped PPS shall be the Stock Purchase Date.

The distribution dates for Capital PPS, which we call “Capital PPS Distribution Dates,” are:

•	each June 15 and December 15, commencing on the later of the first such date on which Capital PPS are outstanding and June 15, 2007 and continuing through and including the last such date to occur prior to the Remarketing Settlement Date; and

•	thereafter for so long as Capital PPS remain outstanding, each day that is an interest payment date for the Junior Subordinated Notes.

Also, prior to the Stock Purchase Date, the Trust will make additional distributions on the Stripped PPS relating to the Qualifying Treasury Securities quarterly on each March 15, June 15, September 15 and December 15, or if any such date is not a business day, the next business day, which dates we call “Additional Distribution Dates,” or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable, commencing on the later of the first such day after Stripped PPS are outstanding and March 15, 2007.

We use the term “Distribution Date” to mean a Regular Distribution Date, a Capital PPS Distribution Date or an Additional Distribution Date. A “Distribution Period” is (i) with respect to Normal PPS, Stripped PPS and Trust Common Securities, each period of time beginning on a Regular Distribution Date (or the date of original issuance in the case of the Distribution Period ending in June 2007) and continuing to but not including the next succeeding Regular Distribution Date for such class; and (ii) with respect to Capital PPS, each period of time beginning on a Capital PPS Distribution Date (or the date of original issuance of the PPS in the case of the Distribution Period ending in June 2007) and continuing to but not including the next succeeding Capital PPS Distribution Date. When a Distribution Date is not a business day, the Trust will make the distribution on the next business day without interest. The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated.

Distributions made for periods prior to the later of December 15, 2011 and the Stock Purchase Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and distributions for periods beginning on or after such date will be calculated on the basis of a 360-day year and the number of days actually elapsed.

Distributions on the PPS will be payable to holders as they appear in the security register of the Trust on the relevant record dates. The record dates will be the last day of the month immediately preceding the month in which the Distribution Date falls. Distributions will be paid through the Property Trustee or paying agent, who will hold amounts received in respect of the Junior Subordinated Notes, the Stock Purchase Contracts and the Preferred Stock for the benefit of the holders of the PPS. Subject to any applicable laws and regulations and the provisions of the Declaration of Trust, each distribution will be made as described in the section entitled “Book-Entry System.”

Normal PPS. Subject to the deferral provisions described below, through the later of December 15, 2011 and the Stock Purchase Date holders of Normal PPS will be entitled to receive cash distributions semi-annually on each Regular Distribution Date at the rate of 5.853% per annum of the liquidation amount, corresponding to (i) interest on the Junior Subordinated Notes accruing for each Distribution Period ending prior to that date at the rate of 5.588% per annum and Contract Payments accruing for each Distribution Period ending prior to that date at the rate of 0.265% per annum on the liquidation amount of $1,000 per Normal PPS or (ii) if the Stock Purchase Date occurs prior to December 15, 2011, dividends on the Preferred Stock accruing for each Distribution Period ending prior to that date.

Subject to the deferral provisions described below, holders of Normal PPS will also receive on the Stock Purchase Date, without duplication of the above payments, an amount equal to accrued and unpaid Contract Payments and interest on the Junior Subordinated Notes, whether or not the Junior Subordinated Notes have been successfully remarketed. A portion of the net proceeds of any successful Remarketing will be placed in the interest-bearing deposit with SunTrust Bank in an amount equal to the amount of interest that would have been payable to the Trust on the Junior Subordinated Notes had they not been sold in the Remarketing and the interest rate not been reset. Holders of Normal PPS making the election described under “Remarketing of the Junior Subordinated Notes — Normal PPS” will not be entitled to this additional cash payment due to other holders of Normal PPS if the Remarketing is successful since their Normal PPS will automatically become Stripped PPS and

Capital PPS on the Remarketing Settlement Date. In the case of a Failed Remarketing, the Stock Purchase Date will be an interest payment date on the Junior Subordinated Notes.

After the Stock Purchase Date, holders of Normal PPS will be entitled to receive distributions corresponding to dividends on the Preferred Stock held by the Trust. These cash dividends, which will be non-cumulative after the effective date of an amendment to SunTrust’s articles of incorporation permitting preferred stock dividends to be cumulative, non-cumulative or partially cumulative, will be payable if, as and when declared by our board of directors, on the Dividend Payment Dates, which are:

•	if the Preferred Stock is issued prior to December 15, 2011, semi-annually in arrears on each June 15 and December 15 through December 15, 2011; and

•	from and including the later of December 15, 2011 and the date of issuance, quarterly in arrears on each March 15, June 15, September 15 and December 15 (or if such day is not a business day, the next business day).

Dividends on each share of Preferred Stock will be calculated on the liquidation preference of $100,000 per share (i) to but not including the Dividend Payment Date in December 15, 2011 at a rate per annum equal to 5.853%, and (ii) thereafter for each related Dividend Period at a rate per annum equal to the greater of (x) Three-Month LIBOR plus 0.645% and (y) 4.000%.

For more information about dividends on the Preferred Stock, see “Description of the Preferred Stock — Dividends.”

Stripped PPS. Subject to the deferral provisions described below, holders of Stripped PPS will be entitled to receive cash distributions on each Regular Distribution Date corresponding to Contract Payments payable by us through the Stock Purchase Date, at the rate of 0.265% per annum on the liquidation amount of $1,000 per Stripped PPS, accruing for each Stripped PPS from the Regular Distribution Date immediately preceding its issuance. Not later than each Additional Distribution Date on which any Stripped PPS are outstanding, the Collateral Agent will reinvest the proceeds of maturing Qualifying Treasury Securities on behalf of the Trust in securities that are Qualifying Treasury Securities as of such date, in each case having the same principal amount at maturity as the maturing Qualifying Treasury Securities. The Collateral Agent will invest the excess of the proceeds over the cost of the replacement securities in cash equivalents, and deliver to the Trust for distribution to the holders of Stripped PPS, on each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable), an amount, or “Excess Proceeds Distribution,” equal to the excess of $1,000 per Stripped PPS over the cost of such replacement Qualifying Treasury Securities plus any interest earned on those cash equivalents from the maturity date until the Additional Distribution Date. Since the principal amount of the Qualifying Treasury Securities will be used to pay the purchase price under the Stock Purchase Contracts on the Stock Purchase Date, the Excess Proceeds Distribution on the Stock Purchase Date will consist only of interest earned from the maturity date of the Qualifying Treasury Securities through the Stock Purchase Date, if any.

For as long as they hold the Capital PPS, the holders of the Stripped PPS will continue to receive the scheduled distributions on the Capital PPS that were delivered to them when the Stripped PPS were created, subject to our right to defer interest payments on the Junior Subordinated Notes. Each Stripped PPS will automatically, without any action by holders being necessary, be and become a Normal PPS on the business day following the Stock Purchase Date and be entitled to receive the same current payments as each Normal PPS after the Stock Purchase Date; provided that if after a Failed Remarketing we have issued Additional Subordinated Notes to the Trust in respect of deferred interest on the Junior Subordinated Notes, the Stripped PPS will only be and become Normal PPS on the business day after such Additional Subordinated Notes have been paid in full. In this case, the

Stripped PPS will not become Normal PPS until we have paid all amounts due on these Additional Subordinated Notes, and until then the holders of Stripped PPS will be entitled to receive on each Regular Distribution Date distributions corresponding to the dividends on the Preferred Stock.

Capital PPS. Subject to the deferral provisions described below, holders of Capital PPS will be entitled to receive cumulative cash distributions semi-annually on each June 15 and December 15, commencing on the later of the first such date on which Capital PPS are outstanding and June 15, 2007, corresponding to interest on the Junior Subordinated Notes accruing for each Distribution Period ending on such date at the rate of 5.588% per annum on the liquidation amount of $1,000 per Capital PPS. If the Stock Purchase Date occurs on a date that is not a semi-annual distribution date and the Junior Subordinated Notes have not been successfully remarketed, that date will also be an interest payment date on the Junior Subordinated Notes and, accordingly, subject to the deferral provisions described below, holders of Capital PPS will receive a distribution on that date corresponding to interest on the Junior Subordinated Notes.

The distributions paid on any Capital PPS Distribution Date will include any additional amounts or deferred interest amounts received by the Trust on the Junior Subordinated Notes that are corresponding assets for the Capital PPS, as well as payments of interest on and principal of any Additional Subordinated Notes we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes, if any.

Upon a successful Remarketing, we may elect to change the rate of interest on the Junior Subordinated Notes from and after the Remarketing Settlement Date, as described below under “Description of the Junior Subordinated Notes — Remarketing.” Accordingly, distributions will accrue on the Capital PPS that are not disposed of in connection with the Remarketing from and including the Remarketing Settlement Date to but excluding the date on which they are redeemed in exchanged for Junior Subordinated Notes at the rate established in the Remarketing.

Deferral of Contract Payments and Interest Payments. We may at our option, and will if so directed by the Federal Reserve, defer the Contract Payments until no later than the Stock Purchase Date as described under “Description of the Stock Purchase Contracts — Option to Defer Contract Payments.” As a consequence, the Trust will defer corresponding distributions on the Normal PPS and the Stripped PPS during the deferral period. Deferred Contract Payments will accrue interest until paid, compounded on each Regular Distribution Date, at the interest rate per annum originally applicable to the Junior Subordinated Notes. If we elect to defer the payment of Contract Payments until the Stock Purchase Date, then we will pay the Trust the deferred Contract Payments in additional junior subordinated notes, or “Additional Subordinated Notes,” that have a principal amount equal to the aggregate amount of deferred Contract Payments as of the Stock Purchase Date, mature on the later of December 15, 2014 and five years after commencement of the related deferral period, bear interest at the rate per annum originally applicable to the Junior Subordinated Notes, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Contract Payments, permit us to optionally defer interest on the same basis as the Junior Subordinated Notes and are redeemable by us at any time prior to their stated maturity. The notes will be issued as a new series of notes under our junior subordinated indenture described in this prospectus supplement under “Description of the Junior Subordinated Notes.”

Also, we may at our option, and will if so directed by the Federal Reserve, defer cash payments of interest on the Junior Subordinated Notes that are owned by the Trust for up to 14 consecutive interest payment dates (i.e., seven years), or the equivalent thereof if interest payments on the Junior Subordinated Notes are not then semi-annual, in which case the deferred amounts will accrue additional interest at the applicable rate then borne by the Junior Subordinated Notes. As a consequence, the Trust will defer corresponding distributions on the Normal PPS (prior to the Stock

Purchase Date, or if earlier, the Remarketing Settlement Date) and on the Capital PPS during the deferral period. Deferred distributions to which you are entitled will accrue interest, from the relevant Distribution Date during any deferral period, at the rate originally applicable to the Junior Subordinated Notes compounded on each interest payment date with respect to the Junior Subordinated Notes, to the extent permitted by applicable law. Subject to certain exceptions in the Indenture under which we are issuing the Junior Subordinated Notes, as described under “Description of the Junior Subordinated Notes — Alternative Payment Mechanism,” we covenant that, if we defer interest on any interest payment date on or prior to the Stock Purchase Date, commencing with the date two years after the beginning of an interest deferral period:

•	we will pay that deferred interest only out of the net proceeds of shares of common stock or non-cumulative perpetual preferred stock that is subject to a replacement capital covenant similar to the Replacement Capital Covenant applicable to the Normal PPS and the Preferred Stock received by us during the 180 days prior to the date of payment of such deferred interest; and

•	after notice to the Federal Reserve and except to the extent the Federal Reserve shall have disapproved, we will continuously use our Commercially Reasonable Efforts to sell shares of our common stock or non-cumulative perpetual preferred stock in an amount that will generate net proceeds in an amount sufficient to pay such deferred amounts and shall apply the proceeds of such sale to such deferred amounts.

During any period that we are deferring Contract Payments or interest on the Junior Subordinated Notes (and, accordingly, the Trust is deferring distributions on the PPS) or have issued but not yet repaid in full Additional Subordinated Notes in respect of deferred interest or deferred Contract Payments, we will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock as described under “Description of the Junior Subordinated Notes — Restrictions on Certain Payments, Including on Deferral of Interest.” If we have elected to defer interest on the Junior Subordinated Notes and there is a Failed Remarketing, then we will pay the Trust the deferred interest in Additional Subordinated Notes. If we issue any Additional Subordinated Notes, the foregoing covenant will also apply to the payment of interest on and principal of these notes except that the reference to termination of the deferral period shall instead be to the maturity date of the notes.

Agreed Tax Treatment of the PPS

As a beneficial owner of PPS, by acceptance of the beneficial interest therein, you will be deemed to have agreed, for all U.S. federal income tax purposes:

•	to treat yourself as the owner of:

•	for each Normal PPS or Stripped PPS, a 1/100th interest in a Stock Purchase Contract;

•	for each Normal PPS or Capital PPS, $1,000 principal amount of Junior Subordinated Notes;

•	for each Stripped PPS, $1,000 principal amount of Qualifying Treasury Securities; and

•	for each Normal PPS participating in the Remarketing, its pro rata portion of the interest-bearing deposit with SunTrust Bank;

•	to treat the Trust as one or more grantor trusts or agency arrangements;

•	to treat the fair market value of the $1,000 principal amount of Junior Subordinated Notes corresponding to one Normal PPS as $1,000 and the fair market value of a 1/100th fractional interest in a Stock Purchase Contract corresponding to one Normal PPS as $0 at the time of initial purchase;

•	to treat the Junior Subordinated Notes as our indebtedness; and

•	to treat stated interest on the Junior Subordinated Notes as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued in accordance with your regular method of tax accounting, and otherwise to treat the Junior Subordinated Notes as described in “Certain U.S. Federal Income Tax Consequences — Taxation of the Junior Subordinated Notes.”

Remarketing of the Junior Subordinated Notes

The Trust will attempt to remarket the Junior Subordinated Notes in order to fund the purchase of the Preferred Stock on the Stock Purchase Date under the Stock Purchase Contracts in a process we call “Remarketing.” If a Remarketing is successful, the interest rate on and certain other terms of the Junior Subordinated Notes may be changed, as a result of which the distribution rate, distribution dates and other terms of the Capital PPS may also change. We describe the timing of the Remarketing and how the Remarketing will be conducted under “Description of the Junior Subordinated Notes — Remarketing” and “— Early Remarketing.” In this section we describe choices that you may make in connection with Remarketings as a holder of Normal PPS or Capital PPS.

Normal PPS. If you hold Normal PPS, you may decide that, in the event a Remarketing is successful, you would prefer to exchange your Normal PPS for Stripped PPS and Capital PPS instead of continuing to hold your Normal PPS. You may make a contingent exchange election by transferring your Normal PPS to the Transfer Agent and the notice of contingent exchange election in the form set forth on the reverse side of the Normal PPS certificate executed and completed as indicated during the period that commences on the tenth business day immediately preceding the beginning of any Remarketing Period and ending at 3:00 P.M., New York City time, on the second business day before the beginning of that Remarketing Period and depositing Qualifying Treasury Securities having a principal amount equal to the liquidation amount of your Normal PPS on the date of deposit with the Collateral Agent on or prior to 3:00 P.M., New York City time, on the second business day before the beginning of that Remarketing Period.

If the Junior Subordinated Notes are successfully remarketed during that Remarketing Period and you have made an effective election, your Normal PPS will be cancelled and you will receive Stripped PPS and Capital PPS having the same liquidation amount on or promptly after the Remarketing Settlement Date. As with any other exchange of Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS, you will be able to trade the Stripped PPS and Capital PPS separately. As a result of the successful Remarketing, the Stock Purchase Date will occur on the March 15, June 15, September 15 and December 15 next following the Remarketing Settlement Date, or if such date is not a business day, the next business day, and on the business day following the Stock Purchase Date each Stripped PPS will automatically be and become a Normal PPS, corresponding to 1/100th of a share of Preferred Stock held by the Trust. Each Capital PPS you receive will correspond to $1,000 principal amount of Junior Subordinated Notes beneficially owned by the Trust and the Trust will redeem the Capital PPS promptly after the Remarketing Settlement Date in exchange for the corresponding Junior Subordinated Notes.

If you have given notice of a contingent exchange election but fail to deliver the Qualifying Treasury Securities to the Collateral Agent by 3:00 P.M., New York City time, on the second business day before the beginning of the applicable Remarketing Period, the notice will be void and your Normal PPS will be returned to you promptly after the end of that Remarketing Period.

If you have given notice of a contingent exchange election and delivered the Qualifying Treasury Securities but the Remarketing is unsuccessful, your Qualifying Treasury Securities will be promptly returned to you by the Collateral Agent and your Normal PPS certificates will be promptly returned to you by the Transfer Agent.

Capital PPS. If you hold Capital PPS, you may decide that, in the event a Remarketing is successful, you would prefer to dispose of your Capital PPS and receive the net cash proceeds of the Remarketing of the Junior Subordinated Notes. You may make a contingent disposition election by transferring your Capital PPS to the Transfer Agent and the notice of contingent disposition election in the form set forth on the reverse side of the Capital PPS certificate executed and completed as indicated during the period that commences on the tenth business day immediately preceding the beginning of a Remarketing Period and ending at 3:00 P.M., New York City time, on the second business day immediately preceding the beginning of any Remarketing Period. If the Junior Subordinated Notes are successfully remarketed during that Remarketing Period and you have made an effective election, on or promptly after the Remarketing Settlement Date, your Capital PPS will be cancelled and you will receive an amount in cash equal to the net proceeds of the sale of $1,000 principal amount of Junior Subordinated Notes in the Remarketing for each $1,000 liquidation amount of Capital PPS with respect to which you made your election.

If you have given notice of a contingent disposition election but the Remarketing is unsuccessful, your Capital PPS will remain outstanding and the certificates will be promptly returned to you by the Transfer Agent.

Stripped PPS. The timing and success or failure of any Remarketing affects the timing of the Stock Purchase Date, and thus the date upon which holders of Stripped PPS cease to receive distributions corresponding to Contract Payments and Additional Distributions and begin to receive distributions corresponding to the dividends on the Preferred Stock, which will be non-cumulative after the effective date of an amendment to SunTrust’s articles of incorporation permitting preferred stock dividends to be cumulative, non-cumulative or partially cumulative. Unless there has been a Failed Remarketing and we have issued Additional Subordinated Notes in respect of deferred interest on the Junior Subordinated Notes, each Stripped PPS automatically, without any action by holders being necessary, will be and become a Normal PPS on the business day after the Stock Purchase Date. Otherwise, each Stripped PPS automatically, without any action by holders being necessary, will be and become a Normal PPS on the business day after we have paid all amounts due on the Additional Subordinated Notes.

Mandatory Redemption of Normal PPS upon Redemption of Preferred Stock

The Normal PPS have no stated maturity but must be redeemed on the date we redeem the Preferred Stock, and the Property Trustee or paying agent will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the Normal PPS. The Preferred Stock is perpetual but we may redeem it on any Dividend Payment Date occurring on or after the later of December 15, 2011 and the Stock Purchase Date, subject to certain limitations. See “Description of the Preferred Stock — Redemption” and “Description of the Preferred Stock —Redemption or Repurchase Subject to Restrictions.” The redemption price per Normal PPS will equal the redemption price of the corresponding assets. See “Description of the Preferred Stock — Redemption.” If notice of redemption of any Preferred Stock has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

If less than all of the shares of Preferred Stock held by the Trust are to be redeemed on a redemption date, then the proceeds from such redemption will be allocated pro rata to the redemption of the Normal PPS and the Trust Common Securities, except as set forth below under “— Ranking of Trust Common Securities.”

The term “like amount” as used above means Normal PPS having a liquidation amount equal to that portion of the liquidation amount of the Preferred Stock to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such Normal PPS.

Mandatory Redemption of Capital PPS upon Maturity of the Junior Subordinated Notes

The Capital PPS have no stated maturity but must be redeemed, if they remain outstanding, in cash upon the date the Junior Subordinated Notes mature or are redeemed. On each date the Capital PPS must be redeemed, or “Capital PPS Mandatory Redemption Date,” the Property Trustee or paying agent will apply the proceeds from the repayment or redemption of Junior Subordinated Notes to redeem a like amount, as defined below, of the Capital PPS. The initial stated maturity of the Junior Subordinated Notes is December 15, 2042 and the Junior Subordinated Notes are redeemable at our option at any time on or after December 15, 2015, but we may move up the stated maturity of the Junior Subordinated Notes and, accordingly, the Capital PPS Mandatory Redemption Date, to any date on or after the Stock Purchase Date in connection with a Remarketing; provided that if we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, any new stated maturity date and Capital PPS Mandatory Redemption Date may not be earlier than seven years after commencement of the deferral period. The redemption price per Capital PPS will equal the liquidation amount per Capital PPS plus accumulated and unpaid distributions to but excluding the redemption date. Changes we may make to the stated maturity or early redemption provisions of the Junior Subordinated Notes in connection with a successful Remarketing will not affect the redemption of the Capital PPS since the Trust will redeem them for Junior Subordinated Notes upon a successful Remarketing.

The term “like amount ” as used above means Capital PPS having a liquidation amount equal to that portion of the principal amount of Junior Subordinated Notes to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the redemption price of such Capital PPS.

Redemption of Capital PPS for Junior Subordinated Notes in Connection with Remarketing

If the Junior Subordinated Notes are successfully remarketed, the Trust must redeem in kind the Capital PPS in whole but not in part in exchange for a principal amount of Junior Subordinated Notes equal to the liquidation amount of each Capital PPS so redeemed promptly after the Remarketing Settlement Date. On the redemption date, the Capital PPS will be cancelled and you will receive Junior Subordinated Notes.

If a Failed Remarketing occurs but on the Stock Purchase Date there is no deferred interest amount outstanding on the Junior Subordinated Notes, then promptly after the Stock Purchase Date the Trust must redeem the Capital PPS, in whole but not in part, in kind in exchange for a like amount of Junior Subordinated Notes. If a Failed Remarketing occurs and there is a deferred interest amount outstanding on the Stock Purchase Date, or if the Stock Purchase Contracts are terminated before the Stock Purchase Date, then we may instruct the Trust at any time thereafter when there is no deferred interest amount outstanding to redeem the Capital PPS, in whole but not in part, in kind in exchange for a like amount of Junior Subordinated Notes.

Redemption Procedures

Notice of any redemption will be mailed at least 30 days (or at least 20 days for a redemption in kind after a successful Remarketing) but not more than 60 days before the redemption date to the registered address of each holder of PPS to be redeemed.

If (i) the Trust gives an irrevocable notice of redemption of any class of PPS for cash and (ii) we have paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Notes or Preferred Stock, then on the redemption date, the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the class of PPS being redeemed. See “Book-Entry System.” The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the PPS or in the case of a redemption of Capital PPS in exchange for Junior Subordinated Notes after the Remarketing Settlement Date, to credit Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Capital PPS to the beneficial owners of the global securities representing the Capital PPS. Distributions to be paid on or before the redemption date for any PPS called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the PPS called for redemption are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the PPS funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the PPS.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such PPS called for redemption will cease, except the right of the holders of such PPS to receive the redemption price and any distribution payable in respect of the PPS on or prior to the redemption date, but without interest on such redemption price, or in the case of a redemption of Capital PPS in exchange for Junior Subordinated Notes after the Remarketing Settlement Date, the right to receive the Junior Subordinated Notes; and

•	the PPS called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar month, then payment will be on the preceding business day.

If payment of the redemption amount for any Junior Subordinated Notes or shares of Preferred Stock called for redemption is improperly withheld or refused and accordingly the redemption amount of the relevant class of PPS is not paid either by the Trust or by us under the Guarantee, then interest on the Junior Subordinated Notes, or dividends on the Preferred Stock, as the case may be, will continue to accrue and distributions on such class of PPS called for redemption will continue to accumulate at the applicable rate then borne by such PPS from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

Redemptions of the PPS will require prior approval of the Federal Reserve.

If less than all of the outstanding shares of Preferred Stock are to be redeemed on a redemption date, then the aggregate liquidation amount of Normal PPS and Trust Common Securities to be redeemed shall be allocated pro rata to the Normal PPS and Trust Common Securities based upon the relative liquidation amounts of such classes, except as set forth below under “— Ranking of Trust Common Securities.” The Property Trustee will select the particular Normal PPS to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Normal PPS not previously called for redemption by any method the Property Trustee deems fair and appropriate, or if the Normal PPS are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the Normal PPS selected for redemption and, in the case of any Normal PPS selected for redemption in part, the liquidation amount to be redeemed.

If less than all of the outstanding Capital PPS are to be redeemed on a redemption date, then the Property Trustee will select the particular Capital PPS to be redeemed on a pro rata basis based upon their respective liquidation amounts not more than 60 days before the redemption date from the outstanding Capital PPS not previously called for redemption by any method the Property Trustee deems fair and appropriate, or if the Capital PPS are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the Capital PPS selected for redemption and, in the case of any Capital PPS selected for partial redemption, the liquidation amount to be redeemed.

For all purposes of the Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of PPS shall relate, in the case of any PPS redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of PPS that has been or is to be redeemed. If less than all of the Normal PPS or Capital PPS are redeemed, the Normal PPS or Capital PPS held through the facilities of DTC will be redeemed pro rata in accordance with DTC’s internal procedures. See “Book-Entry System.”

Subject to applicable law, including, without limitation, U.S. federal securities laws and the Replacement Capital Covenant, and subject to the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we or our affiliates may at any time and from time to time purchase outstanding PPS of any class by tender, in the open market or by private agreement.

Liquidation Distribution upon Dissolution

Pursuant to the Declaration of Trust, the Trust shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of SunTrust;

•	redemption of all of the PPS as described above; and

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Except as set forth in the next paragraph, if an early dissolution occurs as a result of certain events of bankruptcy, dissolution or liquidation of SunTrust, the Property Trustee and the administrative trustees will liquidate the Trust as expeditiously as they determine possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of PPS of each class a like amount of corresponding assets as of the date of such distribution. Except as set forth in the next paragraph, if an early dissolution occurs as a result of the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, unless otherwise required by applicable law, the Trust will not be liquidated until after the Stock Purchase Date but, commencing promptly thereafter, the Property Trustee will liquidate the Trust as expeditiously as it determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of PPS of each class a like amount of corresponding assets as of the date of such distribution. The Property Trustee shall give notice of liquidation to each holder of PPS at least 30 days and not more than 60 days before the date of liquidation.

If, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, the Property Trustee determines that distribution of the corresponding assets in the manner provided above is not possible, or if the early dissolution occurs as a result of the redemption of all the PPS, the Property Trustee shall liquidate the property of the Trust and wind up its affairs. In that case, upon the winding-up of the Trust, except with respect to an early dissolution that occurs as a result of the redemption of all the PPS, the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount per Trust security plus accrued and unpaid distributions to the date of payment. If, upon any such winding-up, the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust securities shall be paid on a pro rata basis, except as set forth above under “— Ranking of Trust Common Securities.”

The term “like amount ” as used above means:

•	with respect to a distribution of Junior Subordinated Notes to holders of any Normal PPS, Capital PPS or Trust Common Securities in connection with a dissolution or liquidation of the Trust or a redemption in kind of Capital PPS, Junior Subordinated Notes having a principal amount equal to the liquidation amount of the PPS or Trust Common Securities of the holder to whom such Junior Subordinated Notes would be distributed; and

•	with respect to a distribution of Preferred Stock to holders of Normal PPS in connection with a dissolution or liquidation of the Trust therefor, Preferred Stock having a Liquidation Preference equal to the liquidation amount of the Normal PPS of the holder to whom such Preferred Stock would be distributed.

Distribution of Trust Assets

Upon liquidation of the Trust other than as a result of an early dissolution upon the redemption of all the PPS and after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, the assets of the Trust will be distributed to the holders of such Trust securities in exchange therefor.

After the liquidation date fixed for any distribution of assets of the Trust:

•	the PPS will no longer be deemed to be outstanding;

•	if the assets to be distributed are Junior Subordinated Notes, Additional Subordinated Notes or shares of Preferred Stock, DTC or its nominee, as the record holder of the PPS, will receive a registered global certificate or certificates representing the Junior Subordinated Notes, Additional Subordinated Notes and Preferred Stock to be delivered upon such distribution and if the assets to be distributed are Qualifying Treasury Securities that are Pledged Securities, such securities will be delivered in book-entry form;

•	any certificates representing the Capital PPS not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent the Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Capital PPS, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the Capital PPS until such certificates are so surrendered for transfer or reissuance (and until such certificates are surrendered, no payments of interest, principal, dividends, redemption price or otherwise will be made to holders);

•	any certificates representing the Normal PPS not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent shares of Preferred Stock having a Liquidation Preference equal to the Normal PPS until such certificates are so surrendered for transfer and reissuance; and

•	all rights of the holders of the PPS will cease, except the right to receive Junior Subordinated Notes, Qualifying Treasury Securities or Preferred Stock, as the case may be, upon such surrender.

Since after the Stock Purchase Date each Normal PPS corresponds to 1/100th of a share of Preferred Stock, holders of Normal PPS may receive fractional shares of Preferred Stock or depositary shares representing the Preferred Stock upon this distribution.

Ranking of Trust Common Securities

If on any Distribution Date the Trust does not have funds available from payments of interest on the Junior Subordinated Notes, dividends on the Preferred Stock or Contract Payments on the Stock Purchase Contracts (as applicable) to make full distributions on the PPS and the Trust Common Securities (other than as a result of the proper exercise of our deferral right in respect of interest or Contract Payments), then:

•	if such deficiency in funds results from our failure to make a full payment of interest on the Junior Subordinated Notes on any interest payment date, then the available funds shall be applied first to make distributions then due on the Normal PPS and the Capital PPS on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to interest payments on the Junior Subordinated Notes (or if less, the amount of the corresponding distribution that would have been made on the Normal PPS and Capital PPS had we made a full payment of interest on the Junior Subordinated Notes) before any such amount is applied to make a distribution on the Trust Common Securities on such Distribution Date;

•	if the deficiency in funds results from our failure to make a full payment of Contract Payments on the Stock Purchase Contracts on a payment date for Contract Payments, then the available funds shall be applied first to make distributions then due on the Normal PPS and the Stripped PPS on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to the Contract Payments on the Stock Purchase Contracts (or if less, the amount of the corresponding distributions that would have been made on the Normal PPS and the Stripped PPS had we made a full payment of Contract Payments on the Stock Purchase Contracts) before any such amount is applied to make a distribution on the Trust Common Securities on such Distribution Date; and

•	if the deficiency in funds results from our failure to pay a full dividend on shares of Preferred Stock on a Dividend Payment Date, then the available funds from dividends on the Preferred Stock shall be applied first to make distributions then due on the Normal PPS on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to dividends on the Preferred Stock (or if less, the amount of the corresponding distributions that would have been made on the Normal PPS had we paid a full dividend on the Preferred Stock) before any such amount is applied to make a distribution on Trust Common Securities on such Distribution Date.

If on any date where Normal PPS and Trust Common Securities must be redeemed because we are redeeming Preferred Stock and the Trust does not have funds available from our redemption of shares of Preferred Stock to pay the full redemption price then due on all of the outstanding Normal PPS and Trust Common Securities to be redeemed, then (i) the available funds shall be applied first to pay the redemption price on the Normal PPS to be redeemed on such redemption date and (ii) Trust Common Securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full redemption price on the Normal PPS to be redeemed.

If an early dissolution event occurs in respect of the Trust, no liquidation distributions shall be made on the Trust Common Securities until full liquidation distributions have been made on each class of the PPS.

In the case of any event of default under the Declaration of Trust resulting from (i) an event of default under the Indenture or (ii) our failure to comply in any material respect with any of our obligations under the Stock Purchase Contract Agreement or as issuer of the Preferred Stock, including obligations set forth in our restated articles of incorporation, as amended, or “Articles of Incorporation,” or arising under applicable law, we, as holder of the Trust Common Securities, will be deemed to have waived any right to act with respect to any such event of default under the Declaration of Trust until the effect of all such events of default with respect to the PPS have been cured, waived or otherwise eliminated. Until all events of default under the Declaration of Trust have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the PPS and not on our behalf, and only the holders of the PPS will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

Any one of the following events constitutes an event of default under the Declaration of Trust, or a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the Indenture with respect to the Junior Subordinated Notes beneficially owned by the Trust;

•	the failure to comply in any material respect with our obligations (i) under the Stock Purchase Contract Agreement or (ii) as issuer of the Preferred Stock, under our Articles of Incorporation, or those of the Trust, or arising under applicable law;

•	the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Declaration of Trust for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Declaration of Trust; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and our failure to appoint a successor Property Trustee within 90 days.

Within 30 days after any Trust Event of Default actually known to the Property Trustee occurs, the Property Trustee will transmit notice of such Trust Event of Default to the holders of the affected class of Trust securities and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the Property Trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the Declaration of Trust.

The existence of a Trust Event of Default under the Declaration of Trust, in and of itself, with respect to the Junior Subordinated Notes does not entitle the holders of the Normal PPS or the Capital PPS to accelerate the maturity of such Junior Subordinated Notes.

Removal of Trustees

Unless an event of default under the Indenture has occurred and is continuing, the Property Trustee and/or the Delaware Trustee may be removed at any time by the holder of the Trust Common Securities. The Property Trustee and the Delaware Trustee may be removed by the holders of a majority in liquidation amount of the outstanding PPS for cause or by the holders of a majority in liquidation amount of the Normal PPS or the Capital PPS if an event of default under the Indenture has occurred and is continuing. In no event will the holders of the PPS have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the Trust Common Securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration of Trust.

Co-Trustees and Separate Property Trustee

Unless an event of default under the Indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, we, as the holder of the Trust Common Securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Declaration of Trust. If an event of default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the Property Trustee or the Delaware Trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the Declaration of Trust, provided that such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the Declaration of Trust. The Trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the PPS, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, the Trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of the Trust with respect to the PPS, or

•	substitutes for each class of PPS other securities having substantially the same terms as that class of PPS, or the “Successor Securities,” so long as the Successor Securities rank the same as the corresponding class of PPS in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Junior Subordinated Notes, the Stock Purchase Contracts,

Qualifying Treasury Securities and the Preferred Stock then held by or on behalf of the Property Trustee;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause any class of PPS, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of any class of PPS, including any Successor Securities, in any material respect;

•	such successor entity has purposes substantially identical to those of the Trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of any class of PPS, including any Successor Securities, in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, or “Investment Company Act ”;

•	the Trust has received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the PPS, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of the Declaration of Trust

Except as provided herein and under “Description of the Guarantee — Amendments and Assignment ” and as otherwise required by law and the Declaration of Trust, the holders of the PPS will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Declaration of Trust, including in respect of Junior Subordinated Notes, Stock Purchase Contracts or Preferred Stock beneficially owned by the Trust. Under the Declaration of Trust, however, the Property Trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

Declaration of Trust. We and the administrative trustees may amend the Declaration of Trust without the consent of the holders of the PPS, the Property Trustee or the Delaware Trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of PPS or the Property Trustee or the Delaware Trustee or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee, to:

•	cure any ambiguity, correct or supplement any provisions in the Declaration of Trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration of Trust, which may not be inconsistent with the other provisions of the Declaration of Trust;

•	modify, eliminate or add to any provisions of the Declaration of Trust to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as one or more grantor trusts or agency arrangements and not as an association or a publicly traded partnership taxable as a corporation at all times that any Trust securities are outstanding, to ensure that the Trust will not be required to register as an “investment company ” under the Investment Company Act or to ensure the treatment of the PPS as Tier 1 capital under prevailing Federal Reserve rules and regulations;

•	provide that certificates for the PPS may be executed by an administrative trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by us of an authentication agent and certain related provisions;

•	require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•	conform the terms of the Declaration of Trust to the description of the Declaration of Trust, the PPS and the Trust Common Securities in this prospectus supplement, in the manner provided in the Declaration of Trust.

Any such amendment shall become effective when notice thereof is given to the Property Trustee, the Delaware Trustee and the holders of the PPS.

We and the administrative trustees may generally amend the Declaration of Trust with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of each outstanding class of PPS affected by the amendments; and

•	receipt by the trustees of the Trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the Trust or the administrative trustees in accordance with such amendment will not affect the Trust’s status as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each affected holder of Trust securities, the Declaration of Trust may not be amended to:

•	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

•	restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.

Indenture and Junior Subordinated Notes. So long as the Property Trustee holds any Junior Subordinated Notes, the trustees of the Trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital PPS and the Normal PPS (if prior to the Stock Purchase Date or if earlier, the Remarketing Settlement Date), considered together as a single class:

•	direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for the Junior Subordinated Notes, or execute any trust or power conferred on the Indenture Trustee with respect to such Junior Subordinated Notes;

•	waive any past default that is waivable under the Indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Notes is due and payable; or

•	consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Notes, where such consent by the holders of the Junior Subordinated Notes shall be required.

If a consent under the Indenture would require the consent of each holder of Junior Subordinated Notes affected thereby, no such consent may be given by the Property Trustee without the prior consent of each holder of Capital PPS and prior to the Stock Purchase Date or if earlier, the Remarketing Settlement Date, each holder of the Normal PPS.

The Property Trustee will notify each holder of the Capital PPS and prior to the Stock Purchase Date or if earlier, the Remarketing Settlement Date, each holder of the Normal PPS of any notice of default with respect to the Junior Subordinated Notes. In addition to obtaining the foregoing approvals of the holders of the PPS, before taking any of the foregoing actions, the administrative trustees of the Trust will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Trust to be classified as other than one or more grantor trusts or agency arrangements or as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the PPS except by subsequent vote of the holders of the same class or classes of PPS.

Stock Purchase Contract Agreement and Collateral Agreement. We may modify the Stock Purchase Contract Agreement or the Collateral Agreement with the consent of the trustees of the Trust. The trustees may consent to any amendment or modification of these agreements without the prior consent of the holders of any class of PPS for any of the following purposes:

•	to evidence the succession of another person to the obligations of the Trust or the Property Trustee,

•	to add to the covenants for the benefit of the Trust or the Property Trustee or to surrender any of our rights or powers under those agreements,

•	to evidence and provide for the acceptance of appointment of a successor Collateral Agent, Custodial Agent or securities intermediary under the Collateral Agreement,

•	to cure any ambiguity, or to correct or supplement any provisions that may be inconsistent,

•	to conform the terms of the Stock Purchase Contract Agreement or the Collateral Agreement to their respective descriptions in this prospectus supplement, or

•	to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders of any class of PPS in any material respect.

The trustees of the Trust may agree, with the consent of not less than a majority of the Normal PPS and Stripped PPS at the time outstanding, considered together as a single class, to amend or modify the Stock Purchase Contract Agreement or the Collateral Agreement. However, no such amendment or modification may, without the consent of the holder of each outstanding Normal PPS and Stripped PPS:

•	change any payment date,

•	change the amount or type of Pledged Securities required to be pledged, impair the right of the Trust to receive distributions on the Pledged Securities or otherwise adversely affect the Trust’s rights in or to the Pledged Securities,

•	change the place or currency of payment or reduce any Contract Payments,

•	impair the Property Trustee’s, or the holders’ in the case of a direct action, right to institute suit for the enforcement of the Stock Purchase Contract or payment of any Contract Payments, or

•	reduce the number of shares of Preferred Stock purchasable under the Stock Purchase Contracts, increase the price to purchase Preferred Stock upon settlement of the Stock Purchase Contracts, change the Stock Purchase Date or otherwise adversely affect the Trust’s rights under the Stock Purchase Contracts.

If any amendment or proposal referred to above would adversely affect only the Normal PPS or the Stripped PPS, then only the affected class of holders will be entitled to consent to such modification, and the Property Trustee’s consent to such modification will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

Preferred Stock. So long as the Preferred Stock is held by the Property Trustee on behalf of the Trust, the trustees of the Trust will not waive any rights in respect of the Preferred Stock without obtaining the prior approval of the holders of at least a majority in liquidation amount of the Normal PPS and the Stripped PPS then outstanding, considered together as a single class. The trustees of the Trust shall also not consent to any amendment to the Trust’s or our governing documents that would change the dates on which dividends are payable or the amount of such dividends, without the prior written consent of each holder of Normal PPS and Stripped PPS. In addition to obtaining the foregoing approvals from holders, the administrative trustees shall obtain, at our expense, an opinion of counsel to the effect that such action shall not cause the Issuer Trust to be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes.

General. Any required approval of holders of any class of PPS may be given at a meeting of holders of such class of PPS convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of any class of PPS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of such PPS in the manner set forth in the Declaration of Trust.

No vote or consent of the holders of PPS will be required for the Trust to redeem and cancel the PPS in accordance with the Declaration of Trust.

Notwithstanding that holders of the PPS are entitled to vote or consent under any of the circumstances described above, any of the PPS that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the PPS shall be made to DTC, which shall credit the relevant accounts on the applicable Distribution Dates. If any PPS are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent shall initially be The Bank of New York Trust Company and any co-paying agent chosen by the Property Trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the Property Trustee. In the event that The Bank of New York Trust Company shall no longer be the paying agent, the Property Trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

The Bank of New York Trust Company will act as registrar and transfer agent, or “Transfer Agent,” for the PPS.

Registration of transfers of PPS will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Transfer Agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Any PPS can be exchanged for other PPS of the same class so long as such other PPS are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the PPS that were surrendered for exchange. The PPS may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the PPS, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the PPS. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the PPS for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the PPS.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the Property Trustee undertakes to perform only the duties that are specifically set forth in the Declaration of Trust. After a Trust Event of Default, the Property Trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration of Trust at the request of any holder of PPS unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Declaration of Trust or is unsure of the application of any provision of the Declaration of Trust, and the matter is not one upon which holders of PPS are entitled under the Declaration of Trust to vote, then the Property Trustee will take any action that we direct. If we do not provide direction, the Property Trustee may take any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates may maintain certain accounts and other banking relationships with the Property Trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the Declaration of Trust, we, as sponsor, agree to pay:

•	all debts and other obligations of the Trust (other than with respect to the PPS);

•	all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees, expenses and indemnities of the trustees and the cost and expenses relating to the operation of the Trust; and

•	any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which the Trust might become subject.

Governing Law

The Declaration of Trust will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts or agency arrangements for U.S. federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the Junior Subordinated Notes will be treated as indebtedness of SunTrust for U.S. federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration of Trust, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the PPS.

Holders of the PPS have no preemptive or similar rights. The PPS are not convertible into or exchangeable for our common stock or preferred stock.

Subject to the Replacement Capital Covenant and to the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we or our affiliates may from time to time purchase any of the PPS that are then outstanding by tender, in the open market or by private agreement.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets except for pledges of Junior Subordinated Notes, the interest-bearing deposit with SunTrust Bank and Qualifying Treasury Securities to secure its obligations under the Stock Purchase Contracts.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS

The following is a brief description of the terms of the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Collateral Agreement. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Stock Purchase Contract Agreement and the Collateral Agreement, copies of which are available upon request from us.

Purchase of Preferred Stock

Each Stock Purchase Contract will obligate the Trust to purchase, and us to sell, a newly-issued share of Preferred Stock on the Stock Purchase Date for $100,000 in cash. The Stock Purchase Date is expected to be December 15, 2011, but could (i) occur on an earlier date if an Early Settlement Event (as described below) occurs or (ii) be deferred for quarterly periods until as late as December 15, 2012 (or if such day is not a business day, the next business day) if the first four Remarketing attempts are not successful. The Stock Purchase Date will be the March 15, June 15, September 15 or December 15 (or if any such day is not a business day, the next business day) immediately following the Remarketing Settlement Date, or if no successful Remarketing has occurred by the March 15, June 15, September 15 or December 15 (or if any such day is not a business day, by the next business day) immediately following the fifth Remarketing attempt, then such March 15, June 15, September 15 or December 15 (or if any such day is not a business day, the next business day) after such fifth unsuccessful Remarketing. For example, if no Early Settlement Event has occurred and each successive Remarketing in November 2011, February 2012, May 2012, August 2012 and November 2012 is not successful, the Stock Purchase Date would then be on December 15, 2012 (or if any such day is not a business day, on the next business day).

On the Stock Purchase Date, the Trust will satisfy its obligation to purchase the Preferred Stock for $100,000 per Stock Purchase Contract. Unless an event described under “—Termination“ has occurred, then the settlement of the Stock Purchase Contracts will occur as follows:

•	a portion of the cash proceeds from the Remarketing will be withdrawn from the interest-bearing deposit with SunTrust Bank and applied together with the proceeds at maturity of the Qualifying Treasury Securities to satisfy in full the Trust’s obligation to purchase Preferred Stock under the Stock Purchase Contracts; and

•	if there has not been a successful Remarketing, we will exercise our rights as a secured party in accordance with applicable law, including without limitation disposition of the Junior Subordinated Notes pledged to secure the Trust’s obligations under the Stock Purchase Contracts or their proceeds or applying these Junior Subordinated Notes or their proceeds against the Trust’s obligation to purchase Preferred Stock under the Stock Purchase Contracts.

In any event, a share of Preferred Stock will then be issued and delivered to the Trust in respect of each Stock Purchase Contract.

Contract Payments

We will make periodic contract payments, or “Contract Payments,” to the Trust on the Stock Purchase Contracts at the rate of 0.265% per annum of the stated amount of $100,000 per Stock Purchase Contract. Contract Payments will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Contract Payments will accrue from October 25, 2006 and, subject to our right to defer Contract Payments described below, will be payable on each Regular Distribution Date through the Stock Purchase Date. If any Regular Distribution Date is not a business day, then payment of the Contract Payments payable on that date will be made on the next business day, and no interest or payment will be paid in respect of the delay.

Our obligations with respect to Contract Payments will be subordinate and junior in right of payment to our obligations under any of our senior and subordinated debt to the same extent as the Junior Subordinated Notes. The Stock Purchase Contracts do not limit the incurrence by us of other indebtedness, including senior and subordinated debt. No Contract Payments may be made if there shall have occurred and be continuing a default in any payment with respect to senior and subordinated debt or an event of default with respect to any senior and subordinated debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

Option to Defer Contract Payments

We may, at our option, and will at the direction of the Federal Reserve, defer Contract Payments on the corresponding Stock Purchase Contracts at any time or from time to time. If we defer Contract Payments we will provide prior written notice to the Property Trustee, who will notify holders of Normal PPS and Stripped PPS and the administrative trustees. We may elect to defer Contract Payments on more than one occasion. Deferred Contract Payments will accrue interest until paid, compounded on each Regular Distribution Date at the rate per annum originally applicable to the Junior Subordinated Notes. If we elect or are directed by the Federal Reserve to defer the payment of Contract Payments and such deferral is continuing on the Stock Purchase Date, then we will pay the Trust the deferred Contract Payments in Additional Subordinated Notes. The Trust will hold these notes as assets corresponding to the Normal PPS and Stripped PPS and make distributions to the holders thereof corresponding to payments of principal of, and interest on, these notes. If the Stock Purchase Contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us, the Trust’s right to receive Contract Payments and deferred Contract Payments also will terminate.

If we elect or are directed by the Federal Reserve to defer Contract Payments, then until the deferred Contract Payments have been paid in cash or any notes we issue in respect of deferred Contract Payments have been repaid in full, we will not take any of the actions that we would be prohibited from taking during a deferral of interest payments on the Junior Subordinated Notes as described under “Description of the Junior Subordinated Notes—Restrictions on Certain Payments, Including on Deferral of Interest.”

Direct Action by Holders of Normal PPS or Stripped PPS

Up to and including the Stock Purchase Date, or the earlier termination of the Stock Purchase Contracts, any holder of Normal PPS or Stripped PPS may institute a direct action if we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any extension period. A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Stock Purchase Contracts; or

•	suing us to enforce the Property Trustee’s rights under the Stock Purchase Contracts.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Normal PPS or Stripped PPS thereunder without the consent of all such holders.

Termination

Our rights and obligations and the rights and obligations of the Trust under the Stock Purchase Contracts, including the right and obligation to purchase Preferred Stock and the right to receive deferred Contract Payments, will immediately and automatically terminate, without any further action, upon the termination of the Stock Purchase Contracts as a result of our bankruptcy, insolvency or reorganization. In the event of a termination of the Stock Purchase Contracts as a result of our bankruptcy, insolvency or reorganization, the Trust will not have a claim in bankruptcy under the Stock Purchase Contracts with respect to our issuance of Preferred Stock or the right to receive Contract Payments.

Upon any termination, the Collateral Agent will release the aggregate principal amount of the Junior Subordinated Notes corresponding to the aggregate liquidation amount of the Normal PPS and the aggregate principal amount of Qualifying Treasury Securities corresponding to the aggregate liquidation amount of the Stripped PPS, as the case may be, held by it to the Property Trustee for distribution to the holders of the Normal PPS and the Stripped PPS. Upon any termination, however, the release and distribution may be subject to the automatic stay under Section 362 of the U.S. Bankruptcy Code, and claims arising out of the Junior Subordinated Notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. In the event that we become the subject of a case under the U.S. Bankruptcy Code, a delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited. The automatic stay will not be lifted until such time as the bankruptcy court agrees to lift it and return your Pledged Securities to you.

If SunTrust Bank is placed in receivership while it is holding the interest-bearing deposit made with the net proceeds of the Remarketing, and if the Stock Purchase Contracts have not been terminated, the deposit will be assigned to us on the Stock Purchase Date as payment for the Preferred Stock corresponding to the Normal PPS. However, if the Stock Purchase Contracts have been terminated, the deposit will remain property of the Trust until the Trust’s assets are distributed to the holders of the Trust securities.

If your Stock Purchase Contracts are terminated as a result of our bankruptcy, insolvency or reorganization, the Trust will have no right to receive any accrued Contract Payments.

Pledged Securities and the Collateral Agreement

The Trust will pledge Junior Subordinated Notes and Qualifying Treasury Securities, also referred to as the “Pledged Securities,” and, after a successful Remarketing the interest-bearing deposit with SunTrust Bank, to us through the Collateral Agent, for our benefit, pursuant to the Collateral Agreement to secure the obligations of the Trust to purchase Preferred Stock under the Stock Purchase Contracts. The rights of the Trust (acting through the Property Trustee) to the Pledged Securities and the interest-bearing deposit will be subject to our security interest created by the Collateral Agreement. The aggregate principal amount of Junior Subordinated Notes and Qualifying Treasury Securities constituting Pledged Securities, together with the amount of any proceeds of Qualifying Treasury Securities held by the Collateral Agent for reinvestment in additional Qualifying Treasury Securities and, after a successful Remarketing, the deposit with SunTrust Bank must always equal the purchase price of the Preferred Stock under the Stock Purchase Contracts. Accordingly, Pledged Securities may not be withdrawn from the pledge arrangement except:

•	to substitute Qualifying Treasury Securities for Junior Subordinated Notes in connection with an exchange of Normal PPS for Stripped PPS and Capital PPS, as provided for under “Description of the PPS—Exchanging Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS“;

•	to substitute Junior Subordinated Notes for Qualifying Treasury Securities in connection with an exchange of Stripped PPS and Capital PPS for Normal PPS, as provided for under “Description of the PPS—Exchanging Stripped PPS and Capital PPS for Normal PPS and Qualifying Treasury Securities”;

•	to substitute the interest-bearing deposit with SunTrust Bank for Junior Subordinated Notes upon completion of a successful Remarketing; or

•	upon the termination of the Stock Purchase Contracts.

Subject to the security interest and the terms of the Collateral Agreement, the Trust (acting through the Property Trustee) will own the Pledged Securities and, subject to the terms of the Declaration of Trust, it will be entitled to exercise all rights pertaining to the Junior Subordinated Notes and Preferred Stock, including voting rights and, in the case of the Junior Subordinated Notes, redemption rights. We will have no interest other than our security interest in the Pledged Securities or the interest-bearing deposit with SunTrust Bank.

Except as described in “Certain Other Provisions of the Stock Purchase Contract Agreement and the Collateral Agreement,” the Collateral Agent will, upon receipt, if any, of payments on the Pledged Securities (except to the extent it applies the proceeds at maturity of any Qualifying Treasury Securities to purchase replacement Qualifying Treasury Securities), distribute the payments to the Trust, which will in turn distribute those payments together with Contract Payments received from us, to the persons in whose names the Normal PPS and Stripped PPS are registered at the close of business on the record date immediately preceding the date of payment.

CERTAIN OTHER PROVISIONS OF THE STOCK PURCHASE CONTRACT

AGREEMENT AND THE COLLATERAL AGREEMENT

The following is a brief description of certain other provisions of the Stock Purchase Contract Agreement and the Collateral Agreement. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to these agreements, copies of which are available upon request from us.

No Consent to Assumption

The Trust (acting through the Property Trustee) will under the terms of the Stock Purchase Contract Agreement be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the Stock Purchase Contracts by us or our trustee if we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

We covenant in the Stock Purchase Contract Agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless:

•	the successor entity is a corporation organized and existing under the laws of a domestic jurisdiction and assumes our obligations under the Stock Purchase Contracts, the Stock Purchase Contract Agreement, the Collateral Agreement, the Declaration of Trust, the Indenture for the Junior Subordinated Notes, the Guarantee and the Remarketing Agreement;

•	the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the Stock Purchase Contracts, the Stock Purchase Contract Agreement, the Collateral Agreement, the Declaration of Trust or the Remarketing Agreement or in material default in the performance of any other covenants under these agreements; and

•	the successor entity reserves sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock, such that the Trust will receive, on the Stock Purchase Date, preferred stock having substantially the same rights as the Preferred Stock that the Trust would have received had such merger, consolidation or other transaction not occurred.

Governing Law

The Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Collateral Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Collateral Agent

The Bank of New York Trust Company initially will be the Collateral Agent, Custodial Agent and securities intermediary under the Collateral Agreement. The Bank of New York Trust Company, in its capacity as Collateral Agent, will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with the Property Trustee or any of the holders of the PPS, except for the obligations owed by a pledgee of property to the owner of the property under the Collateral Agreement and applicable law.

The Bank of New York Trust Company, in its capacity as Custodial Agent, will act solely as agent for the Trust and will not assume any obligation or relationship of agency or trust for or with any of the holders of the PPS.

The Collateral Agreement will contain provisions limiting the liability of the Collateral Agent and Custodial Agent and provisions under which they may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Miscellaneous

The Collateral Agreement will provide that we will pay all fees and expenses related to the retention of the Collateral Agent and Custodial Agent.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following is a brief description of the terms of the Junior Subordinated Notes. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Junior Subordinated Notes and the Indenture referred to below, copies of which are available upon request from us.

The Junior Subordinated Notes will be issued pursuant to a junior subordinated indenture, to be dated as of October 25, 2006, between us and U.S. Bank National Association. We refer to the junior subordinated indenture, as amended and supplemented (including by a first supplemental indenture, to be dated as of October 25, 2006), as the “Indenture,” and to U.S. Bank National Association or its successor, as indenture trustee, as the “Indenture Trustee.” You should read the Indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to a registered Junior Subordinated Note, we mean the person in whose name such Junior Subordinated Note is registered in the security register. It is expected that The Bank of New York Trust Company, in its capacity as either Collateral Agent or Custodial Agent, will be the registered holder of the Junior Subordinated Notes at all times prior to the Remarketing Settlement Date. After the Remarketing Settlement Date, we expect that the Junior Subordinated Notes will be held in book-entry form only, as described under “Book-Entry System,” and will be held in the name of DTC or its nominee.

The Indenture does not limit the amount of debt that we or our subsidiaries may incur either under the Indenture or other indentures to which we are or become a party. The Junior Subordinated Notes are not convertible into or exchangeable for our common stock or authorized preferred stock.

General

The Junior Subordinated Notes will be unsecured, will be deeply subordinated, including to all of our existing and future senior and subordinated debt, as defined below under “— Subordination,” and, in the case of our liquidation (whether in bankruptcy or otherwise), to all of our indebtedness for money borrowed, including junior subordinated debt securities underlying trust preferred securities that are currently outstanding and other subordinated debt that is not by its terms expressly made pari passu with or junior to the Junior Subordinated Notes, but pari passu with trade creditors and Pari Passu Securities, as defined below under “— Subordination”; provided that in connection with an Early Remarketing, other than the first attempt at Remarketing, we may elect that our obligations under the Junior Subordinated Notes shall be senior obligations instead of subordinated obligations, effective on or after the Remarketing Settlement Date.

We will have the right at any time after the Stock Purchase Date or the earlier termination of the Stock Purchase Contracts to dissolve the Trust and cause the Junior Subordinated Notes to be distributed to the holders of the Capital PPS and, if the Stock Purchase Contracts have been terminated, the holders of the Normal PPS. If Junior Subordinated Notes are distributed to holders of the Normal PPS and Capital PPS in liquidation of the holders’ interests in the Trust at any time that the Normal PPS and Capital PPS are represented by global securities, those Junior Subordinated Notes initially will be issued as a global security. Unless the Trust is dissolved and the Junior Subordinated Notes distributed to holders of the Normal PPS and Capital PPS, The Bank of New York Trust Company, in its capacity as either Collateral Agent or Custodial Agent, will continue to hold legal title to the Junior Subordinated Notes, subject, in the case of Junior Subordinated Notes that are Pledged

Securities, to the pledge under the Collateral Agreement, and until the Stock Purchase Date or if earlier, the Remarketing Settlement Date.

Interest Rate and Maturity

The interest payment provisions for the Junior Subordinated Notes correspond to the distribution provisions of the Normal PPS described under “Description of the PPS — Current Payments — Normal PPS.”

The Junior Subordinated Notes will mature on December 15, 2042 (subject to change in connection with a Remarketing as described below under “— Remarketing”) and will bear interest accruing from October 25, 2006, at the rate of 5.588% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2007, subject to the deferral provisions described under “— Option to Defer Interest Payments.” If there is a Failed Remarketing, interest will also be payable on the Junior Subordinated Notes on the Stock Purchase Date if it is not otherwise an interest payment date.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the case that any date on which interest is payable on the Junior Subordinated Notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment shall be paid in respect of the delay.

Option to Defer Interest Payments

We will have the right under the Indenture to defer, and will defer if directed to do so by the Federal Reserve, the payment of interest on the Junior Subordinated Notes at any time or from time to time. We may not defer interest payments for any period of time that exceeds 14 consecutive interest payment dates (or the equivalent if interest periods are not at the time semi-annual), i.e., seven years, with respect to any deferral period. If we elect to move up the maturity date of the Junior Subordinated Notes in connection with a Remarketing and, at the time of the Remarketing, are deferring interest, we may not elect a maturity date that is earlier than seven years after commencement of the deferral period. Any deferral period must end on an interest payment date. At the end of a deferral period, we must pay all interest then accrued and unpaid, together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law. If we exercise our right to defer payments of stated interest on the Junior Subordinated Notes, we intend to treat the Junior Subordinated Notes as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive. If the Stock Purchase Date occurs during a deferral period and we have not successfully remarketed the Junior Subordinated Notes, on the Stock Purchase Date we will pay the Trust deferred interest on the Junior Subordinated Notes that are Pledged Securities in junior subordinated notes, or “Additional Subordinated Notes” that have a principal amount equal to the aggregate amount of deferred interest as of the Stock Purchase Date, mature on the later of December 15, 2014 and five years after commencement of the related deferral period, bear interest at a rate per annum equal to the rate of interest originally in effect on the Junior Subordinated Notes, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Junior Subordinated Notes and are redeemable by us at any time prior to their stated maturity.

Prior to the termination of any deferral period, we may extend such deferral period, provided that such extension does not:

•	cause such extended deferral period to exceed the maximum deferral period;

•	end on a date other than an interest payment date; or

•	extend beyond the stated maturity of the Junior Subordinated Notes.

Upon the termination of any deferral period, or any extension of the related deferral period, and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. No interest shall be due and payable during a deferral period except at the end thereof. We must give the Indenture Trustee and the paying agent notice of our election to begin or extend a deferral period at least 10 business days prior to the date interest on the Junior Subordinated Notes would have been payable except for the election to begin or extend the deferral period.

The Indenture Trustee shall give notice of our election to begin or extend a deferral period to the holders of the Junior Subordinated Notes, to the administrative trustees and to the holders of the Capital PPS and, if such election is made prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, to the holders of the Normal PPS. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend a deferral period.

As described under “—Restrictions on Certain Payments, Including on Deferral of Interest,” during any such deferral period we will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock.

We have agreed not to make any payment of principal of or interest on, repay or redeem any debt securities ranking pari passu or junior to the junior subordinated debentures issued under various indentures if, at that time, there is a default under the applicable indenture or we have delayed interest payments thereon. Currently, there is $1.89 billion aggregate principal amount of junior subordinated debentures outstanding under these indentures.

Alternative Payment Mechanism

We covenant in the Indenture that, if we defer payment of interest on any interest payment date on or prior to the Stock Purchase Date and such deferral has continued for at least two years:

•	we will notify the Federal Reserve if this covenant is applicable; and

•	commencing with the date two years after the beginning of an interest deferral period:

•	except to the extent we are required to pay that deferred interest by the issuance of Additional Subordinated Notes, we will pay deferred interest only out of the net proceeds of the sale of shares of our common stock or non-cumulative perpetual preferred stock that is subject to a replacement capital covenant similar to the Replacement Capital Covenant applicable to the Normal PPS and the Preferred Stock received by us during the 180 days prior to the date of payment of such deferred interest; and

•	after notice to the Federal Reserve and except to the extent the Federal Reserve shall have disapproved, we will continuously use our Commercially Reasonable Efforts to sell shares of our common stock or non-cumulative perpetual preferred stock in an amount so that the net proceeds of such sale, when applied to such deferred payments of interest, will cause such unpaid deferred interest payments to be paid in full and (unless the Federal Reserve instructs otherwise) apply the proceeds of such sale to pay the deferred amounts (provided that we will not in any event be required to pay interest on the Junior Subordinated Notes at a time when the payment of such interest would violate the terms of any securities issued by us or one of our subsidiaries or the terms of a contract binding on us or one of our subsidiaries).

We refer to these provisions as the “Alternative Payment Mechanism.”

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the Alternative Payment Mechanism (including both our obligation to pay deferred interest only out of the proceeds of common stock or non-cumulative perpetual preferred stock after the first two years of deferral and our covenant to use Commercially Reasonable Efforts after the first two years to sell common stock or non-cumulative perpetual preferred stock to pay such amounts of deferred interest) will not apply to any interest on the Junior Subordinated Notes that is deferred and unpaid as of the date of consummation of the business combination.

Our failure to raise sufficient eligible equity proceeds or our use of other sources to fund interest payments in accordance with the covenant described above would be a breach of our obligations under the Junior Subordinated Notes, but would not be an event of default under the Indenture. However, an event of default under the Indenture will occur if we fail to pay all accrued and unpaid interest on the Junior Subordinated Notes at the end of the deferral period.

Notwithstanding the foregoing, if we are required to conduct a sale of shares of our common stock and/or non-cumulative perpetual preferred stock in order to pay amounts due and payable under any instruments or other securities that rank pari passu as to interest or distributions with the Junior Subordinated Notes, then we shall apply such proceeds to deferred interest payments on the Junior Subordinated Notes, on the one hand, and such other pari passu securities, on the other hand, on a ratable basis in proportion to the total amounts that are due on the Junior Subordinated Notes and such securities before we shall be relieved of our obligation to conduct the sale of shares of our common stock and/or non-cumulative perpetual preferred stock and apply the proceeds thereof to such securities.

For purposes of the foregoing, the following terms have the meanings indicated:

“Commercially Reasonable Efforts” by us to sell shares of our common stock or non-cumulative perpetual preferred stock means commercially reasonable efforts to complete the offer and sale of shares of our common stock or non-cumulative perpetual preferred stock, as the case may be, to third parties that are not our affiliates in public offerings or private placements; provided that we shall be deemed to have used such Commercially Reasonable Efforts if a Market Disruption Event occurs and for so long as it continues regardless of whether we make any offers or sales during such period.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

•	we would be required to obtain the consent or approval of our shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue shares of our common stock, rights to purchase our common stock or our non-cumulative perpetual preferred stock and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval, or the Federal Reserve instructs us not to sell or offer for sale such securities at such time;

•	trading in securities generally on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which our common stock or preferred stock is then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in our common stock or preferred stock has been disrupted or ceased;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in our common stock or preferred stock has been disrupted or ceased;

•	the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in our common stock or preferred stock has been disrupted or ceased;

•	there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in our reasonable judgment, impracticable or inadvisable to proceed with the offer and sale of shares of our common stock or preferred stock; or

•	an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in our judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in our judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, provided that no single suspension period contemplated by this clause shall exceed 90 consecutive days and multiple suspension periods contemplated by this clause shall not exceed an aggregate of 180 days in any 360-day period.

If we issue any Additional Subordinated Notes in respect of deferred interest on the Junior Subordinated Notes or deferred Contract Payments, the foregoing covenant will also apply to the payment of interest on and principal of these notes except that the reference to termination of the deferral period shall instead be to the maturity date of the notes.

Subordination

Our obligations to pay interest and premium (if any) on, and principal of, the Junior Subordinated Notes are subordinate and junior in right of payment and upon liquidation to all our senior and subordinated indebtedness, whether now outstanding or subsequently incurred, including all of our indebtedness for money borrowed, including junior subordinated debt securities underlying our trust preferred securities currently outstanding, indebtedness evidenced by bonds, debentures, notes or similar instruments, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, obligations associated with derivative products including but not limited to interest rate and foreign exchange contracts and foreign contracts relating to mortgages, commodity contracts, capital lease obligations and guarantees of any of the foregoing, but not including trade accounts payable and accrued liabilities arising in the ordinary course of business, which will rank equally in right of payment and upon liquidation with the Junior Subordinated Notes, and other debt securities and guarantees that by their terms are not superior in right of payment to the Junior Subordinated Notes; provided, however, that the Junior Subordinated Notes and the guarantee will rank equally in right of payment with any Pari Passu Securities. “Pari Passu Securities” means (i) indebtedness that, among other things, (a) qualifies or is issued to financing vehicles issuing securities that qualify as Tier 1 capital of SunTrust under the capital guidelines of the Federal Reserve and (b) by its terms ranks equally with our Junior Subordinated Notes in right of payment and upon liquidation; and (ii) guarantees of indebtedness described in clause (i) or securities issued by one or more financing vehicles described in clause (i). Pari Passu Securities does not include our junior subordinated debentures or guarantees issued in connection with our currently outstanding traditional trust preferred securities, each of which ranks or will rank senior to the capital securities being issued by SunTrust Preferred Capital I, or any junior subordinated debentures or guarantees that may be issued in the future in connection with traditional trust preferred securities. We refer to our obligations to which the Junior Subordinated Notes are subordinated as our “senior and subordinated debt.” All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the Junior Subordinated Notes to the extent of the assets of such subsidiaries. As of September 30, 2006, our indebtedness and obligations, on an unconsolidated basis, totaled approximately $6.2 billion and our subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the Junior Subordinated Notes totaled approximately $158.3 billion.

In addition, we will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the Junior Subordinated Notes except in compliance with applicable Federal Reserve regulations and guidelines.

In connection with an Early Remarketing, other than the first attempt at Remarketing, we may elect that our obligations under the Junior Subordinated Notes shall be senior obligations instead of subordinated obligations, effective on or after the Remarketing Settlement Date.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior and subordinated debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Junior Subordinated Notes. In such an event, we will pay or deliver directly to the holders of senior and subordinated debt and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the Junior Subordinated Notes. We will make the payments to the holders of senior and subordinated debt according to priorities existing among those holders until we have paid all senior and subordinated debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the Junior Subordinated Notes so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Junior Subordinated Notes.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior and subordinated debt, the holders of Junior Subordinated Notes together with the holders of any of our other obligations ranking equal with the Junior Subordinated Notes will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Junior Subordinated Notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Junior Subordinated Notes.

If we violate the Indenture by making a payment or distribution to holders of the Junior Subordinated Notes before we have paid all the senior and subordinated debt in full, then such holders of the Junior Subordinated Notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior and subordinated debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of Junior Subordinated Notes will not be required to pay, or transfer payments or distributions to, holders of senior and subordinated debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Junior Subordinated Notes.

Because of the subordination, if we become insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the Junior Subordinated Notes having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the Indenture in connection with the Junior Subordinated Notes.

We may modify or amend the Indenture as provided under “— Modification of Indenture” below. However, the modification or amendment may not, without the consent of the holders of all senior and subordinated debt outstanding, modify any of the provisions of the Indenture relating to the subordination of the Junior Subordinated Notes in a manner that would adversely affect the holders of senior and subordinated debt.

The Indenture places no limitation on the amount of senior and subordinated debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt.

Additional Interest

If the Junior Subordinated Notes are owned by the Trust and if the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the Junior Subordinated Notes. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Remarketing

Remarketings will occur, and if successful, will settle in the calendar month immediately preceding the Stock Purchase Date. More specifically, the periods during which a Remarketing will occur, or “Remarketing Periods,” will each consist of five consecutive business days beginning on the seventh business day prior to November 21, 2011, February 18, 2012, May 21, 2012, August 21, 2011 and November 21, 2012 (or if any such day is not a business day, the immediately preceding business day), unless an Early Settlement Event has occurred, and continuing until the fifth such period or the earlier settlement of a successful Remarketing. A successful Remarketing will settle on the date, or

“Remarketing Settlement Date,” that is the third business day after the last day of the relevant Remarketing Period.

Before the first Remarketing, we will appoint a nationally recognized investment bank as “Remarketing Agent” pursuant to a “Remarketing Agreement” with that firm. We covenant in the Indenture to use our commercially reasonable efforts to effect the Remarketing of the Junior Subordinated Notes as described in this prospectus supplement. If in the judgment of our counsel or counsel to the Remarketing Agent a registration statement is required to effect the Remarketing of the Junior Subordinated Notes, we will use our commercially reasonable efforts to ensure that a registration statement covering the full principal amount of the Junior Subordinated Notes to be remarketed will be effective in a form that will enable the Remarketing Agent to rely on it in connection with the Remarketing process or we will effect such Remarketing pursuant to Rule 144A under the Securities Act, if available, or any other available exemption from applicable registration requirements under the Securities Act.

All of the outstanding Junior Subordinated Notes will be remarketed in the Remarketing other than Junior Subordinated Notes having an aggregate principal amount equal to (i) the liquidation amount of Normal PPS the holders of which have elected to exchange their Normal PPS for Stripped PPS and Capital PPS if the Remarketing is successful and (ii) the liquidation amount of Capital PPS the holders of which have not elected to dispose of their Capital PPS in the Remarketing if it is successful. We describe the procedures for these elections under “Description of the PPS — Remarketing of the Junior Subordinated Notes.”

The net proceeds of Junior Subordinated Notes sold in a successful Remarketing, to the extent not distributed to holders of Capital PPS who have elected to dispose of their Capital PPS in connection with the Remarketing, will be placed in an interest-bearing deposit with SunTrust Bank, in an amount equal to at least 100% of the Remarketing Value, and such deposit will be pledged under the Collateral Agreement to secure the Trust’s obligation to purchase the Preferred Stock under the Stock Purchase Contracts. The net proceeds of the aggregate principal amount of Junior Subordinated Notes sold in a successful Remarketing corresponding to the liquidation amount of Capital PPS, the holders of which elected to dispose of their Capital PPS in the Remarketing, will be distributed to such holders promptly after the Remarketing Settlement Date and their Capital PPS will be cancelled. Any remaining proceeds, net of any remarketing fee, will be remitted to holders of Normal PPS other than those who made an effective election to exchange their Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS upon a successful Remarketing promptly after the Remarketing Settlement Date.

Pursuant to the Remarketing Agreement, the Remarketing Agent will use its commercially reasonable efforts to obtain a price for the Junior Subordinated Notes to be remarketed that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value. The “Remarketing Value” of each Junior Subordinated Note will be equal to the present value on the Remarketing Settlement Date of an amount equal to the principal amount of, plus the interest payable on, such Junior Subordinated Note on the next Regular Distribution Date, including any deferred interest, assuming for this purpose, even if not true, that the interest rate on the Junior Subordinated Notes remains at the rate in effect immediately prior to the Remarketing and all accrued and unpaid interest on the Junior Subordinated Notes is paid in cash on such date, determined using a discount rate equal to the interest rate on the deposit with SunTrust Bank.

To obtain that value, the Remarketing Agent may reset the interest rate on the Junior Subordinated Notes to a new fixed or floating rate that will apply to all outstanding Junior Subordinated Notes, whether or not included in the Remarketing, and will become effective on the Remarketing Settlement Date. If the interest rate is reset as a fixed rate, the Junior Subordinated Notes will bear interest at that rate, or “Reset Rate,” from and after the Remarketing Settlement Date, and if the interest rate is reset as a floating rate, the Junior Subordinated Notes will bear interest at the applicable index as in effect from time to time plus a spread, or “Reset Spread,” from and after the Remarketing Settlement Date. In addition, in connection with the Remarketing the maturity of the Junior Subordinated Notes may be moved up and the date after which the Junior Subordinated Notes are optionally redeemable and the redemption price may be changed. If we elect a floating rate, we also have the option to change the interest payment dates and manner of calculation of interest on the Junior Subordinated Notes to correspond with the market conventions applicable to notes bearing interest at rates based on the applicable index. Any such changes will be announced as described below prior to the Remarketing attempt.

Each Remarketing Period will last for five consecutive business days. On any day other than the last day of a Remarketing Period, we will have the right, in our absolute discretion and without prior notice to the holders of the PPS, to postpone the Remarketing until the following business day.

If the Remarketing Agent cannot remarket the Junior Subordinated Notes during any Remarketing Period at a price that results in proceeds, net of any remarketing fee, equal to 100% of the Remarketing Value of the Junior Subordinated Notes to be remarketed, then:

•	the Stock Purchase Date will be deferred until after the next Remarketing Settlement Date;

•	the interest rate on the Junior Subordinated Notes will not be reset; and

•	the Remarketing Agent will thereafter attempt to establish a new Reset Rate or Reset Spread meeting the requirements described above and remarket the Junior Subordinated Notes during subsequent Remarketing Periods, which will begin on the seventh business day immediately preceding February 18, 2012, May 21, 2012, August 21, 2012 and November 21, 2012 (or if any such day is not a business day, the immediately preceding business day).

Any subsequent Remarketing will be subject to the conditions and procedures described above, and will settle (if successful) on the corresponding Remarketing Settlement Date; provided that if a successful Remarketing has not previously occurred and, as a result, the Remarketing Agent attempts a Remarketing for settlement on November 21, 2012, or if such day is not a business day, the immediately preceding business day (or the fifth scheduled Remarketing Settlement Date in the case of an Early Remarketing), then the Reset Rate for that Remarketing will not be subject to the Fixed Rate Reset Cap or the Reset Spread for that Remarketing will not be subject to the Floating Rate Reset Cap, as applicable.

If the Remarketing Agent is unable to remarket the Junior Subordinated Notes for settlement on or before November 21, 2012 or if such day is not a business day, the immediately preceding business day (or the fifth scheduled Remarketing Settlement Date in the case of an Early Remarketing), a “Failed Remarketing” will be deemed to have occurred. In that case:

•	The interest rate on the Junior Subordinated Notes will not be reset, and the Normal PPS and Capital PPS will continue to bear cash distributions at the rate otherwise applicable, payable in arrears on each Regular Distribution Date. In the event of a Failed Remarketing, we may move up the stated maturity of the Junior Subordinated Notes and, accordingly, the Capital PPS Mandatory Redemption Date, to any date on or after December 15, 2015; provided that if we are deferring interest on the Junior Subordinated Notes at the time of the Failed Remarketing, any new stated maturity date and Capital PPS Mandatory Redemption Date may not be earlier than seven years after commencement of the deferral period.

•	We will exercise our rights as a secured party with respect to the Pledged Securities under the Collateral Agreement and, subject to applicable law, retain the Pledged Securities or their proceeds and apply them against the Trust’s obligation to us under the Stock Purchase Contract or sell them in one or more private sales. In either case, the Trust’s obligations under the Stock Purchase Contracts would be satisfied in full. We will issue a note, payable on the later of December 15, 2014 and the date five years after commencement of any related deferral period on the Junior Subordinated Notes and bearing interest at the same rate (or pursuant to the same interest rate formula) that applies to the Junior Subordinated Notes, in the amount of any accrued and unpaid distributions on the Normal PPS and the Stripped PPS as of the Stock Purchase Date, to the Property Trustee.

•	If you hold Capital PPS and elected to dispose of them in the Remarketing, your Capital PPS will be returned to you.

We will cause notice of any unsuccessful Remarketings and of a Failed Remarketing to be made publicly available.

The Reset Rate or Reset Spread will be equal to the interest rate determined to result in proceeds from the Remarketing of the Junior Subordinated Notes, net of any remarketing fee, of at least 100% of the Remarketing Value; provided that the Reset Rate may not exceed the Fixed Rate Reset Cap or the Reset Spread may not exceed the Floating Rate Reset Cap, as the case may be, in connection with the first four Remarketing Periods. For this purpose, the “Fixed Rate Reset Cap” is the prevailing market yield, as determined by the Remarketing Agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the Junior Subordinated Notes may be redeemed at our option in the event of a successful Remarketing, plus 350 basis points, or 3.500%, per annum, and the “Floating Rate Reset Cap,” which the Reset Spread may not exceed, will be 300 basis points, or 3.000%, per annum. Since the new rate will become effective part way through an interest period, the first interest payment due on the Junior Subordinated Notes after the Remarketing Settlement Date will reflect the initial rate for the period from and including the immediately preceding payment date to but excluding the Remarketing Settlement Date and the new rate for the period from and including the Remarketing Settlement Date to but excluding the date of payment.

If a Remarketing is attempted for settlement on or after November 21, 2012 or after the fourth Remarketing attempt following the occurrence of an Early Settlement Event, the Reset Rate will not be subject to the Fixed Rate Reset Cap or the Reset Spread or will not be subject to the Floating Rate Reset Cap, as the case may be.

In connection with a Remarketing, we may elect, in our sole discretion, to move up the stated maturity of the Junior Subordinated Notes to any date on or after December 15, 2015, and we may change the date on and after which the Junior Subordinated Notes are redeemable at our option to a new date not earlier than December 15, 2015 and change the redemption price. In the event that we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, any new maturity or redemption date of the Junior Subordinated Notes may not be earlier than seven years after commencement of the deferral period, and any new redemption price may not be less than the principal plus accrued and unpaid interest (including additional interest) on the Junior Subordinated Notes. In addition, we may also elect, in the case of a Remarketing following an Early Settlement Event, other than the first attempt at Remarketing, that the Junior Subordinated Notes underlying the PPS, and our Guarantee of the PPS, will no longer be subordinated. Any such election would take effect, upon a successful Remarketing, on the Remarketing Settlement Date.

The Property Trustee will give holders of Normal PPS and Capital PPS notice of Remarketing at least 21 calendar days prior to the first day of any Remarketing Period. Such notice will set forth:

•	the beginning and ending dates of the Remarketing Period and the applicable Remarketing Settlement Date and Stock Purchase Date in the event the Remarketing is successful;

•	the applicable Distribution Dates and record dates for cash distributions on the Normal PPS and Capital PPS;

•	any change to the stated maturity of the Junior Subordinated Notes if the Remarketing is successful;

•	in the case of a Remarketing following an Early Settlement Event or any other Remarketing after an unsuccessful Remarketing during the first scheduled Remarketing Period, whether the Junior Subordinated Notes will no longer be subordinated to our senior indebtedness;

•	the procedures you must follow if you hold Normal PPS to elect to exchange your Normal PPS for Stripped PPS and Capital PPS if the Remarketing is successful and the date by which such election must be made; and

•	the procedures you must follow if you hold Capital PPS to elect to dispose of them in connection with the Remarketing and the date by which such election must be made.

Early Remarketing

If an Early Settlement Event occurs, the Remarketing process described above will begin earlier. The first attempted Remarketing will take place during the first following Remarketing Period that begins at least 30 days after the occurrence of such Early Settlement Event. In the event of such an “Early Remarketing”:

•	the first Remarketing attempt will be on the basis that the PPS will be remarketed with the underlying Junior Subordinated Notes remaining subordinated to the same extent as when they are originally issued (i.e., we will not have the option to elect to remarket them as senior notes) subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable;

•	the second, third and fourth Remarketing attempts will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, but the underlying Junior Subordinated Notes may, at our election, become senior and subordinated debt; and

•	the fifth and last Remarketing attempt will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, and the underlying Junior Subordinated Notes may, at our election, become senior and subordinated debt.

If the first Remarketing attempt in an Early Remarketing is not successful, up to four additional attempts will be made beginning on the seventh business day prior to February 18, May 21, August 21 or November 21 (or if any such day is not a business day, the immediately preceding business day), as applicable, immediately following the first Remarketing Period, which date will be the Remarketing Settlement Date in the event of a successful Remarketing, and the Stock Purchase Date will be the March 15, June 15, September 15 or December 15 immediately following the Remarketing Settlement Date or the final unsuccessful attempt, or on the next business day if not a business day. For example, if an Early Settlement Event (other than as a result of the entry of an order for dissolution of the Trust by a court of competent jurisdiction) occurs on April 1, 2007, then the first Remarketing attempt would begin on the seventh business day prior to May 21, 2007 (or if such day is not a business day, the immediately preceding business day) for settlement on that date as the Remarketing Settlement Date; if that Remarketing fails, successive Remarketing attempts would be made for settlement on the August 21, 2007, November 21, 2007 and February 18, 2008 Remarketing Settlement Dates (with the Stock Purchase Date being the September 15, December 15 or March 15, as applicable, that is immediately thereafter, or if any such day is not a business day, the next business day); and if none of those Remarketing attempts succeeds, then the fifth and final Remarketing attempt will be made for settlement on the Remarketing Settlement Date on May 21, 2008 (or if such day is not a business day, the immediately preceding business day), in which case the Stock Purchase Date would be June 15, 2008, or if such day is not a business day, the next business day.

In the case of an Early Settlement Event resulting from the entry of an order for dissolution of the Trust by a court of competent jurisdiction, as described under “Description of the PPS — Liquidation Distribution upon Dissolution,” however, there shall be only one Remarketing Period and the Reset Rate shall not be subject to the Fixed Rate Reset Cap or the Reset Spread shall not be subject to the Floating Rate Reset Cap, as applicable. If the Remarketing conducted on such date is not successful, it shall be deemed a Failed Remarketing and the Stock Purchase Date shall be the next succeeding March 15, June 15, September 15 or December 15, or if such day in not a business day, the next business day.

Except as described above, an Early Remarketing after the occurrence of an Early Settlement Event will be conducted as described under “— Remarketing.”

Early Settlement Events

An “Early Settlement Event” shall be deemed to occur if:

•	our “total risk-based capital ratio” is less than 10%;

•	our “tier 1 risk-based capital ratio” is less than 6%;

•	our “leverage capital ratio” is less than 4%;

•	the Federal Reserve, in its discretion, anticipates that we may fail one or more of the capital tests referred to above in the near term and delivers a notice to us so stating; or

•	the Trust is dissolved pursuant to the entry of an order for dissolution by a court of competent jurisdiction.

In the case of the tests described in the first three bullets, each ratio will be determined as required pursuant to Appendix A to Regulation Y of the Federal Reserve Board, 12 C.F.R. Part 225. The related Early Settlement Event will be deemed to occur on the date we file a Form FR Y-9C showing in Schedule HC-R (or successor form) that the related capital measure has been failed.

Payment; Exchange; Transfer

We will appoint a paying agent on or before the Remarketing Settlement Date from whom holders of Junior Subordinated Notes can receive payment of the principal of and any premium and interest on the Junior Subordinated Notes on and after such date. We may elect to pay any interest on the Junior Subordinated Notes by mailing a check to the person listed as the owner of the Junior Subordinated Notes in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the Indenture. We will pay interest on the Junior Subordinated Notes:

•	on an interest payment date to the person in whose name that Junior Subordinated Note is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment to the person who surrenders such Junior Subordinated Note at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the Junior Subordinated Notes and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such Junior Subordinated Notes can only look to us for the payments on such Junior Subordinated Notes.

Any Junior Subordinated Notes can be exchanged for other Junior Subordinated Notes so long as such other Junior Subordinated Notes are denominated in authorized denominations and have the same aggregate principal amount and same terms as the Junior Subordinated Notes that were surrendered for exchange. The Junior Subordinated Notes may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Junior Subordinated Notes, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Junior Subordinated Notes. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the Junior Subordinated Notes for registration of transfer or exchange. However, we will be required to maintain an office or agency in each place of payment for the Junior Subordinated Notes.

Denominations

The Junior Subordinated Notes will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. After the Remarketing Settlement Date, we expect that the Junior Subordinated Notes will be held in book-entry form only, as described under “Book-Entry System,” and will be held in the name of DTC or its nominee.

Restrictions on Certain Payments, including on Deferral of Interest

If:

•	there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an event of default with respect to the Junior Subordinated Notes of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the Junior Subordinated Notes are beneficially owned by the Trust and we shall be in default relating to our payment of any obligations under the Guarantee;

•	we shall have given notice of our election to defer payments of interest on the Junior Subordinated Notes by extending the interest payment period and such period, or any extension of such period, shall be continuing; or

•	we have paid deferred interest to the Trust in the form of Additional Subordinated Notes and not yet repaid all amounts outstanding on such notes;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any shares of our capital stock;

•	we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the Junior Subordinated Notes (except for partial payments of interest with respect to the Junior Subordinated Notes); and

•	we shall not make any payment under any guarantee that ranks equally with or junior to our Guarantee related to the PPS.

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	the satisfaction of our obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the deferral period;

•	a dividend reinvestment or shareholder purchase plan; or

•	the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the holders of the PPS;

•	payments of interest on Junior Subordinated Notes in Additional Subordinated Notes and any repurchase of Junior Subordinated Notes in exchange for Preferred Stock, in each case in connection with a Failed Remarketing; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Redemption

We may from time to time redeem Junior Subordinated Notes, in whole or in part, at any date on or after December, 2015, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption. In connection with a Remarketing, we may change the date after which we may redeem Junior Subordinated Notes to a later date or change the redemption price as described under “— Remarketing.”

The Junior Subordinated Notes will not be subject to any sinking fund and will not be redeemable at the option of the holder.

We may not redeem the Junior Subordinated Notes in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Junior Subordinated Notes for all interest periods terminating on or before the redemption date.

Any redemption will be subject to receipt of prior approval by the Federal Reserve, if required.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Notes to be redeemed at its registered address.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Junior Subordinated Notes or portions thereof called for redemption.

In the event of any redemption, neither we nor the Indenture Trustee will be required to:

•	issue, register the transfer of, or exchange, Junior Subordinated Notes during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•	transfer or exchange any Junior Subordinated Notes so selected for redemption, except, in the case of any Junior Subordinated Notes being redeemed in part, any portion thereof not to be redeemed.

Limitation on Mergers and Sales of Assets

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the Indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the Indenture exists; and

•	certain other conditions as prescribed in the Indenture are met.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring entity will be substituted for us in such Indenture with the same effect as if it had been an original party to the Indenture. As a result, such successor entity may exercise our rights and powers under the Indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the Indenture and under the Junior Subordinated Notes.

Events of Default, Waiver and Notice

An “event of default,” when used in the Indenture, means any of the following:

•	non-payment of interest for 30 days after deferral for 14 or more consecutive semi-annual interest periods or the equivalent thereof, in the event that interest periods are other than semi-annual;

•	termination of the Trust without redemption of the PPS, distribution of the Junior Subordinated Notes to holders of Capital PPS and, if such termination occurs prior to the Stock Purchase Date, or if earlier, the Remarketing Settlement Date, the holders of the Normal PPS, or assumption of SunTrust’s obligations under the Junior Subordinated Notes by its successor;

•	bankruptcy of SunTrust; or

•	receivership of SunTrust Bank.

If an event of default under the Indenture occurs and continues, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Notes may declare the entire principal and all accrued but unpaid interest of all Junior Subordinated Notes to be due and payable immediately. If the Indenture Trustee or the holders of Junior Subordinated Notes do not make such declaration and the Junior Subordinated Notes are beneficially owned by the Trust or trustee of the Trust, the Property Trustee or the holders of at least 25% in aggregate liquidation amount of the Capital PPS and the Normal PPS (if such termination occurs prior to the Stock Purchase Date or if earlier, the Remarketing Settlement Date) shall have such right.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding Junior Subordinated Notes can, subject to certain conditions (including, if the Junior Subordinated Notes are held by a trust or the trustee of the Trust, the consent of the holders of at least a majority in aggregate liquidation amount of the Capital PPS and the Normal PPS (if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date), rescind the declaration. If the holders of the Junior Subordinated Notes do not rescind such declaration and the Junior Subordinated Notes are beneficially owned by the Trust or trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the PPS shall have such right.

The holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Notes may waive any past default, except:

•	a default in payment of principal or any premium or interest; or

•	a default under any provision of the Indenture that itself cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Note.

If the Junior Subordinated Notes are beneficially owned by the Trust or a trustee of the Trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the Capital PPS and the Normal PPS (if such termination occurs prior to the Stock Purchase Date or if earlier, the Remarketing Settlement Date).

The holders of a majority in principal amount of the Junior Subordinated Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee.

We are required to file an officers’ certificate with the Indenture Trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the Indenture.

If the Junior Subordinated Notes are beneficially owned by the Trust or a trustee of the Trust, a holder of Capital PPS or Normal PPS (if such termination occurs prior to the Stock Purchase Date or if earlier, the Remarketing Settlement Date) may institute a direct action against us if we fail to make interest or other payments on the Junior Subordinated Notes when due, taking into account any extension period. A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Junior Subordinated Notes; or

•	suing us to enforce the Property Trustee’s rights under the Junior Subordinated Notes.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Capital PPS and the Normal PPS (if such amendment occurs prior to the Stock Purchase Date or if earlier, the Remarketing Settlement Date) thereunder without the consent of all such holders.

Actions Not Restricted by Indenture

The Indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments, Including on Deferral of Interest” above.

The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the Junior Subordinated Notes upon a change of control or other event involving us that may adversely affect the creditworthiness of the Junior Subordinated Notes.

The Alternative Payment Mechanism, which is implemented through our covenants in the Indenture, will not affect the ability of the Federal Reserve to allow or require us to issue common stock or non-cumulative perpetual preferred stock for supervisory purposes independent of, and not restricted by, the Alternative Payment Mechanism or the other terms of the Junior Subordinated Notes or the PPS.

No Protection in the Event of a Highly Leveraged Transaction

The Indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of Corresponding Assets

If the Junior Subordinated Notes or Additional Subordinated Notes are, or the Preferred Stock is, owned by the Trust, under circumstances involving the dissolution of the Trust, the Junior Subordinated Notes, Additional Subordinated Notes or Preferred Stock may be distributed to the holders of the Trust securities in liquidation of the Trust, provided that any required regulatory approval is obtained. See “Description of the PPS—Liquidation Distribution upon Dissolution.”

Modification of Indenture

Under the Indenture, certain of our rights and obligations and certain of the rights of holders of the Junior Subordinated Notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Junior Subordinated Notes. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest, except as expressly permitted in connection with a Remarketing;

•	a reduction in or change in the manner of calculating payments due on the Junior Subordinated Notes, except as expressly permitted in connection with a Remarketing;

•	a change in the place of payment or currency in which any payment on the Junior Subordinated Notes is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the Junior Subordinated Notes;

•	a reduction in the percentage of outstanding Junior Subordinated Notes required to consent to a modification or amendment of the Indenture or required to consent to a waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture;

•	a reduction in the requirements contained in the Indenture for quorum or voting; and

•	a modification of any of the foregoing requirements contained in the Indenture.

Under the Indenture, the holders of at least a majority of the aggregate principal amount of the outstanding Junior Subordinated Notes may, on behalf of all holders of the Junior Subordinated Notes, waive compliance by us with any covenant or condition contained in the Indenture.

If the Junior Subordinated Notes are held by or on behalf of the Trust, no modification may be made that adversely affects the holders of the PPS in any material respect, and no termination of the Indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of each class of PPS so affected, voting together as a single class. If the consent of the holder of each outstanding Junior Subordinated Note is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the PPS so affected.

We and the Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Notes, any supplemental indenture for the purposes of:

•	reflecting any modifications to the terms of the Notes pursuant to the terms of the Indenture with respect to a Remarketing;

•	evidencing the succession of another corporation to us, and the assumption by such successor of our covenants contained in the Indenture and the Junior Subordinated Notes;

•	adding covenants of us for the benefit of the holders of the Junior Subordinated Notes, transferring any property to or with the Indenture Trustee or surrendering any of our rights or powers under the Indenture;

•	adding any additional events of default for the Junior Subordinated Notes;

•	changing or eliminating any restrictions on the payment of principal or premium, if any, on Junior Subordinated Notes in registered form, provided that any such action shall not adversely affect the interests of the holders of the Junior Subordinated Notes of any series in any material respect;

•	evidencing and providing for the acceptance of appointment under the Indenture by a successor trustee with respect to the Junior Subordinated Notes;

•	curing any ambiguity, correcting or supplementing any provision in the Indenture that may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the Indenture that shall not be inconsistent with any provision therein, provided that such other provisions shall not adversely affect the interests of the holders of the Junior Subordinated Notes in any material respect or if the Junior Subordinated Notes are beneficially owned by the Trust and for so long as any of the PPS shall remain outstanding, the holders of the PPS;

•	adding to, changing or eliminating any provision of the Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action shall not adversely affect the interest of the holders of the Junior Subordinated Notes in any material respect; or

•	conforming the terms of the Indenture and the Junior Subordinated Notes to the description of the Junior Subordinated Notes in this prospectus supplement, in the manner provided in the Indenture.

Governing Law

The Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

The Indenture Trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the Indenture Trustee is under no obligation to exercise any of the powers under the Indenture at the request, order or direction of any holders of Junior Subordinated Notes unless offered reasonable indemnification.

Miscellaneous

We or our affiliates may from time to time purchase any of the Junior Subordinated Notes that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE GUARANTEE

The following is a brief description of the terms of the Guarantee. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Guarantee, copies of which are available upon request from us.

General

The following payments on the PPS, also referred to as the “guarantee payments,” if not fully paid by the Trust, will be paid by us under a guarantee, or “Guarantee,” that we will execute and deliver for the benefit of the holders of PPS. Pursuant to the Guarantee, we will irrevocably and unconditionally agree to pay in full the guarantee payments, without duplication:

•	any accumulated and unpaid distributions required to be paid on each class of PPS, to the extent the Trust has funds available to make the payment;

•	the redemption price for any PPS called for redemption other than in connection with a redemption of Capital PPS in exchange for Junior Subordinated Notes, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the PPS, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the PPS to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the PPS upon liquidation of the Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the PPS or by causing the Trust to pay the amounts to the holders.

If we do not make a required payment on the Junior Subordinated Notes or the Stock Purchase Contracts or after the Stock Purchase Date, a regular dividend payment on the Preferred Stock, the Trust will not have sufficient funds to make the related payments on the relevant classes of PPS. The Guarantee does not cover payments on the PPS when the Trust does not have sufficient funds to make these payments. If we do not pay any amounts on the Junior Subordinated Notes or the Stock Purchase Contracts when due, holders of the relevant classes of PPS will have to rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior Subordinated Notes and Stock Purchase Contracts or proceed directly against us for payment of any amounts due on the Junior Subordinated Notes and Stock Purchase Contracts. See “—Status of the Guarantee” below. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The Guarantee does not limit the incurrence or issuance by us of other secured or unsecured indebtedness.

The Guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as “Guarantee Trustee ” for the Guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the PPS.

Effect of the Guarantee

The Guarantee, when taken together with our obligations under the Indenture and Stock Purchase Contracts and the Trust’s obligations under the Declaration of Trust, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust securities, has the effect of providing a full and unconditional guarantee on a subordinated basis of payments due on the PPS. See “Relationship among PPS, Junior Subordinated Notes, Stock Purchase Contracts and Guarantee.”

We will also agree separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Trust Common Securities to the same extent as the Guarantee.

Status of the Guarantee

The Guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our senior and subordinated debt in the same manner as our Junior Subordinated Notes as set forth in the Indenture; and

•	equally with all other guarantees for payments on PPS that we issue in the future to the extent the related subordinated notes by their terms rank pari passu with the Junior Subordinated Notes, our subordinated notes that we issue in the future to the extent that by their terms rank pari passu with the Junior Subordinated Notes and any of our other present or future obligations that by their terms rank pari passu with such Guarantee.

The Guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the Guarantee without suing any other person or entity. The Guarantee will be held for the benefit of the holders of the PPS. The Guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust.

Amendments and Assignment

The Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding PPS. The holders of Normal PPS, Stripped PPS and Capital PPS will also be entitled to vote separately to the extent that any proposed amendment would not affect each class in the same or substantially the same manner. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the PPS in any material respect. All guarantees and agreements contained in the Guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the PPS then outstanding.

Termination of the Guarantee

The Guarantee will terminate:

•	upon full payment of the redemption price of all PPS; or

•	upon full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Trust.

The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of PPS must restore payment of any sums paid under the PPS or the Guarantee.

Events of Default

An event of default under the Guarantee will occur if we fail to perform any payment obligation or if we fail to perform any other obligation under the Guarantee and such default remains unremedied for 30 days.

The holders of a majority in liquidation amount of the relevant class or classes of PPS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of PPS may institute a legal proceeding directly against us to enforce the Guarantee Trustee’s rights and our obligations under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

As guarantor, we are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the Guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the Guarantee, the Guarantee Trustee is required to perform only the duties that are specifically set forth in the Guarantee. Following the occurrence of an event of default, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of PPS, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates may maintain certain accounts and other banking relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.

Governing Law

The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG PPS, JUNIOR SUBORDINATED NOTES, STOCK PURCHASE CONTRACTS AND GUARANTEE

As set forth in the Declaration of Trust, the exclusive purposes of the Trust are:

•	issuing the Trust securities representing beneficial interests in the Trust;

•	investing the gross proceeds of the Trust securities in the Junior Subordinated Notes;

•	entering into the Stock Purchase Contract Agreement and holding the Stock Purchase Contracts;

•	holding Junior Subordinated Notes, certain U.S. treasury securities and cash, and pledging them to secure the Trust’s obligations under the Stock Purchase Contracts;

•	purchasing the Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date and holding it thereafter;

•	selling Junior Subordinated Notes in a Remarketing; and

•	engaging in only those activities necessary or incidental thereto.

As long as payments of interest, Contract Payments and other payments are made when due on the Junior Subordinated Notes and the Stock Purchase Contracts and dividends are declared and paid on the Preferred Stock, those payments will be sufficient to cover the distributions and payments due on the Trust securities. This is due to the following factors:

•	prior to the Stock Purchase Date, the Trust will hold an aggregate principal amount of Junior Subordinated Notes and aggregate stated amount of Stock Purchase Contracts equal to the sum of the aggregate liquidation amount of the Normal PPS and Trust Common Securities, the combined interest rate on the Junior Subordinated Notes and Contract Payment rate on the Stock Purchase Contracts will match the distribution rate on the Normal PPS and Trust Common Securities and the interest, Contract Payment and other payment dates on the Junior Subordinated Notes and the Stock Purchase Contracts will match the Distribution Dates for the Normal PPS and Trust Common Securities;

•	the Trust will hold an aggregate principal amount of Qualifying Treasury Securities and aggregate stated amount of Stock Purchase Contracts equal to the aggregate stated liquidation amount of the Stripped PPS, the Contract Payment rate on the Stock Purchase Contracts will match the distribution rate on the Stripped PPS, the entitlement to additional distributions on the Stripped PPS in respect of the Qualifying Treasury Securities will match the amount of such distributions to which the Trust is entitled under the Collateral Agreement and the Contract Payment and other payment dates on the Stock Purchase Contracts will match the Distribution Dates for the Stripped PPS;

•	the Trust will hold an aggregate principal amount of Junior Subordinated Notes equal to the aggregate stated liquidation amount of the Capital PPS and the interest rate and interest payment dates on the Junior Subordinated Notes will match the distribution rate and payment dates on the Capital PPS;

•	after the Stock Purchase Date, the Trust will hold an aggregate Liquidation Preference of Preferred Stock equal to the aggregate liquidation amount of the Normal PPS and Trust Common Securities and the dividend payment rates and dates on the Preferred Stock will match the distribution payment rates and dates on the Normal PPS and the Trust Common Securities;

•	under the Guarantee Agreement, we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust, other than those relating to such Trust securities; and

•	the Declaration of Trust further provides that the trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the Trust securities to the extent described in this prospectus supplement. If we do not make interest payments on the Junior Subordinated Notes, Contract Payments on the Stock Purchase Contracts or dividend payments on the Preferred Stock, the Trust will not have sufficient funds to pay distributions on the Trust securities. The Guarantee is a subordinated guarantee in relation to the Trust securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. See “Description of the Guarantee.”

We have the right to set off any payment that we are otherwise required to make under the Indenture or the Stock Purchase Contracts with any payment that we have previously made or are concurrently on the date of such payment making under the Guarantee.

The Guarantee covers the payment of distributions and other payments on the Trust securities only if and to the extent that we have made a payment of interest or principal or other payments on the Junior Subordinated Notes, Contract Payments on the Stock Purchase Contracts and dividends or redemption payments on the Preferred Stock, as applicable. The Guarantee, when taken together with our obligations under the Junior Subordinated Notes and the Indenture, our obligations under the Stock Purchase Contracts and our obligations under the Declaration of Trust, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust securities.

If we fail to make interest or other payments on the Junior Subordinated Notes when due, taking into account any deferral period, the Declaration of Trust allows the holders of the Normal PPS and Capital PPS to direct the Property Trustee to enforce its rights under the Junior Subordinated Notes. If the Property Trustee fails to enforce these rights, any holder of Normal PPS or Capital PPS may directly sue us to enforce such rights without first suing the Property Trustee or any other person or entity.

A holder of Normal PPS or Capital PPS may institute a direct action if we fail to make interest or other payments on the Junior Subordinated Notes when due, taking into account any extension period. A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Junior Subordinated Notes; or

•	suing us to enforce the Property Trustee’s rights under the Junior Subordinated Notes.

If we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any extension period, the Declaration of Trust allows the holders of the Normal PPS and Stripped PPS to direct the Property Trustee to enforce its rights under the Stock Purchase Contracts. If the Property Trustee fails to enforce these rights, any holder of Normal PPS or Stripped PPS may directly sue us to enforce such rights without first suing the Property Trustee or any other person or entity.

A holder of Normal PPS or Stripped PPS may institute a direct action if we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any extension period. A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Stock Purchase Contracts; or

•	suing us to enforce the Property Trustee’s rights under the Stock Purchase Contracts.

We acknowledge that the Guarantee Trustee will enforce the Guarantee on behalf of the holders of the Normal PPS, Stripped PPS and Capital PPS. If we fail to make payments under the Guarantee, the holders of the Normal PPS, Stripped PPS and Capital PPS may direct the Guarantee Trustee to enforce its rights under such Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Normal PPS, Stripped PPS or Capital PPS may directly sue us to enforce the Guarantee Trustee’s rights under the Guarantee. Such holder need not first sue the Trust, the Guarantee Trustee, or any other person or entity. A holder of Normal PPS, Stripped PPS or Capital PPS may also directly sue us to enforce such holder’s right to receive payment under the Guarantee. Such holder need not first direct the Guarantee Trustee to enforce the terms of the Guarantee or sue the Trust or any other person or entity.

We and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the Normal PPS, Stripped PPS and Capital PPS.

Limited Purpose of Trust

The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of Junior Subordinated Notes, Stock Purchase Contracts or Preferred Stock is that a holder of Junior Subordinated Notes, Stock Purchase Contracts or Preferred Stock would be entitled to receive from the issuer the principal amount of and interest accrued on such Junior Subordinated Notes, Contracts Payments on and stock issued under such Stock Purchase Contracts, and dividends, redemption payments and payment upon liquidation in respect of Preferred Stock, as the case may be, while a holder of Trust securities is entitled to receive distributions from the Trust, or from us under the Guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, holders of each class of PPS will receive the distributions described under “Description of the PPS—Liquidation Distribution upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of SunTrust, the holders of the Junior Subordinated Notes would be subordinated creditors of SunTrust, subordinated in right of payment to all indebtedness senior to the Junior Subordinated Notes as set forth in the Indenture, but entitled to receive payment in full of principal and interest before any of our shareholders receive distributions, and holders of the Preferred Stock would be preferred shareholders of SunTrust, entitled to the preferences upon liquidation described under “Description of the Preferred Stock.” Since we are the guarantor under the Guarantee and have agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of the Trust securities, the positions of a holder of PPS relative to other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

DESCRIPTION OF THE PREFERRED STOCK

The following is a brief description of the terms of the Preferred Stock we will issue to the Trust pursuant to the Stock Purchase Contracts. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our restated articles of incorporation, as amended, including our articles of amendment with respect to the Preferred Stock, copies of which are available upon request from us.

General

Under our restated articles of incorporation, as amended, we have authority to issue up to 50 million shares of preferred stock with no par value per share (including the Preferred Stock). We currently have outstanding 5,000 shares of Series A Preferred Stock, liquidation preference $100,000 per share, or “Series A Preferred Stock.” When issued on the Stock Purchase Date, the Preferred Stock will be validly issued, fully paid and nonassessable. SunTrust will not issue any shares of Preferred Stock prior to the Stock Purchase Date.

The holders of Preferred Stock will be entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the Preferred Stock by our board of directors or a duly authorized committee of the board in their sole discretion. Dividends will be cumulative during the Cumulative Dividend Period and non-cumulative during the Non-Cumulative Dividend Period, in each case as discussed below under “— Dividends.” During the Non-Cumulative Dividend Period, if we do not declare dividends or do not pay dividends in full on the Preferred Stock on any date on which dividends are due, then these unpaid dividends (including any that accumulated during the Cumulative Dividend Period) will not cumulate, accrue or be payable.

Prior to the issuance of the PPS, we will have filed articles of amendment to our Articles of Incorporation with respect to the Preferred Stock with the Secretary of State of Georgia. When issued, the Preferred Stock will have a fixed liquidation preference of $100,000 per share. If we liquidate, dissolve or wind up our affairs, holders of Preferred Stock will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per share equal to the liquidation preference per share plus (in the case of a liquidation occurring during the Non-Cumulative Dividend Period), any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard to any undeclared dividends, or (in the case of a liquidation occurring during the Cumulative Dividend Period) any unpaid dividends for all prior Dividend Periods plus a pro rata portion of the dividend for the then-current Dividend Period to the date of liquidation. The Preferred Stock will not be convertible into our common stock or any other class or series of our securities and will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement.

We will issue the Preferred Stock to the Trust on the Stock Purchase Date. Unless the Trust is dissolved after the Stock Purchase Date and prior to the redemption of the Preferred Stock, holders of Normal PPS and Stripped PPS will not receive shares of Preferred Stock, and their interest in the Preferred Stock will be represented from and after the Stock Purchase Date by their Normal PPS or Stripped PPS. If the Trust is dissolved after the Stock Purchase Date, we may elect to distribute depositary shares representing the Preferred Stock instead of fractional shares. Since the Preferred Stock will be held by the Property Trustee, holders of Normal PPS or Stripped PPS will only be able to exercise voting or other rights with respect to the Preferred Stock through the Property Trustee.

Ranking

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Preferred Stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the Preferred Stock; and

•	at least equally with all other equity securities designated as ranking on parity with the Preferred Stock as to payment of dividends or the amounts to be paid upon liquidation, as applicable.

During any Dividend Period, so long as any Preferred Stock remains outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Preferred Stock (plus, during the Cumulative Dividend Period, all unpaid dividends for all prior Dividend Periods, as described below under “Dividends”) have been paid, or declared and funds set aside therefor, and (b) we are not in default on our obligation to redeem any shares of Preferred Stock that have been called for redemption as described below under “— Redemption”:

•	no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and

•	no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us.

Any dividends that are declared during the Cumulative Dividend Period but are not paid will not prevent us from paying dividends on or purchasing, redeeming or otherwise acquiring common stock or other junior stock during the Non-Cumulative Dividend Period or have any priority over dividends declared during the Non-Cumulative Dividend Period.

On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Preferred Stock and other equity securities designated as ranking on parity with the Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Preferred Stock and the Dividend Parity Stock shall be shared

•	first ratably by the holders of any such shares (including the Preferred Stock, if during the Cumulative Dividend Period), who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

•	thereafter by the holders of these shares on a pro rata basis.

We have agreed, in the articles of amendment to our Articles of Incorporation establishing the terms of the Preferred Stock, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Preferred Stock.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any funds legally available for such payment, and the Preferred Stock shall not be entitled to participate in any such dividend.

Dividends

General. Dividends on shares of Preferred Stock will not be mandatory. Holders of the Preferred Stock, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Preferred Stock as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cash dividends. These dividends will be payable (a) if the Preferred Stock is issued prior to December 15, 2011, at a rate per annum equal to 5.853% until the Dividend Payment Date in December 2011, and (b) thereafter, at a rate per annum that will be reset quarterly and will equal the greater of (i) Three-Month LIBOR for the related Dividend Period plus 0.645% and (ii) 4.000% (the “Dividend Rate”), applied to the $100,000 liquidation preference per share and will be paid (a) if the Preferred Stock is issued prior to December 15, 2011, the 15th day of June and December of each year until December 15, 2011, and (b) thereafter, the 15th day of March, June, September and December of each year, commencing on the first such date following the Stock Purchase Date (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of the Preferred Stock will commence upon the Stock Purchase Date. Dividends will be paid to holders of record on the respective date fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The Dividend Rate will be reset quarterly commencing December 15, 2011. If any day on or after December 15, 2011 that would otherwise be a Dividend Payment Date is not a business day, then the first business day following that day will be the applicable Dividend Payment Date. If a Dividend Payment Date prior to December 15, 2011 is not a business day, the applicable dividend shall be paid on the first business day following that day without adjustment.

The amount of dividends payable per share of Preferred Stock on each Dividend Payment Date will be calculated by (a) if the Preferred Stock is issued prior to December 15, 2011, on the basis of a 360-day year consisting of 12 30-day months until the Dividend Payment Date in December 2011, and (b) thereafter, multiplying the per annum Dividend Rate in effect for that Dividend Period by a fraction, the numerator of which will be the actual number of days in that Dividend Period and the denominator of which will be 360, and multiplying the rate obtained by $100,000. In addition, solely for any Dividend Payment Date during the Cumulative Dividend Period, the amount payable will also include the total dividends, calculated using this same formula for all prior Dividend Periods for that share of Preferred Stock, less dividends previously paid for that share.

“Three-Month LIBOR” means, with respect to any Dividend Period beginning on or after the later of December 15, 2011 and the Stock Purchase Date, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the Dividend Determination Date for that Dividend Period. If that rate does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by U.S. Bank National Association (or its successor appointed by us), as calculation agent, at approximately 11:00 a.m. (London time) on the Dividend Determination Date for that Dividend Period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Preferred Stock been outstanding. The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be final and binding in the absence of manifest error.

“Dividend Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Telerate Page 3750” means the display page so designated on the Moneyline/ Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

If we determine not to pay any dividend or a full dividend, we will provide prior written notice to the Property Trustee, who will notify holders of Normal PPS and Stripped PPS, if then outstanding, and the administrative trustees.

We have agreed not to make any payment of principal of or interest on, repay or redeem any debt securities ranking pari passu or junior to the junior subordinated debentures issued under various indentures if, at that time, there is a default under the applicable indenture or we have delayed interest payments thereon. Currently, there is $1.89 billion aggregate principal amount of junior subordinated debentures outstanding under these indentures.

We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Georgia state laws relating to the payment of dividends.

Cumulative and Non-Cumulative Dividend Periods

Dividends on the Preferred Stock may initially be cumulative, because our Articles of Incorporation currently require that preferred stock dividends be cumulative. However, dividends on the Preferred Stock will, pursuant to the terms of the Preferred Stock, automatically become non-cumulative immediately upon the effective date of an amendment to our Articles of Incorporation permitting preferred stock dividends to be cumulative, non-cumulative or partially cumulative. Our board of directors has approved such an amendment, proposed it for submission to common shareholders and recommended that they approve it. The amendment will become effective, and dividends will become non-cumulative, following common shareholder approval and the filing of the amendment with the Secretary of State of Georgia. We intend to hold a shareholder vote on this amendment at our 2007 annual meeting of shareholders, expected to occur on April 17, 2007, and, if not approved at that meeting, at subsequent annual or special meetings until approval is obtained. In this prospectus supplement, we refer to the period prior to the effective date of such an amendment as the “Cumulative Dividend Period” and we refer to the period commencing upon the effective date of such an amendment as the “Non-Cumulative Dividend Period.”

The change from cumulative to non-cumulative dividends is a term of the Preferred Stock and occurs automatically upon effectiveness of the appropriate amendment to the Articles of Incorporation. Holders of Preferred Stock or PPS will have no right to vote on this amendment to the Articles of Incorporation or on the change from cumulative to non-cumulative dividends.

During any Dividend Period for which the corresponding Dividend Payment Date occurs during the Non-Cumulative Dividend Period, the dividends on the Preferred Stock will be non-cumulative (even if a portion of that Dividend Period occurs during the Cumulative Dividend Period, and even if there are undeclared or unpaid dividends for Dividend Payment Dates occurring during the Cumulative Dividend Period). For any Dividend Payment Date occurring during the Non-Cumulative Dividend Period, we have no obligation to pay dividends for the corresponding Dividend Period after that Dividend Payment Date or to pay interest with respect to these dividends, whether or not we declare dividends on the Preferred Stock for any subsequent Dividend Period.

Redemption

The Preferred Stock may not be redeemed prior to the later of December 15, 2011 and the Stock Purchase Date. On that date or on any date after that date (but subject to the limitations described below under “—Redemption or Repurchase Subject to Restrictions”), the Preferred Stock may be redeemed, in whole or in part, at our option. Any such redemption will be at a cash redemption price of $100,000 per share, plus (in the case of a redemption during the Non-Cumulative Dividend Period) any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the redemption date, without regard to any undeclared dividends, or (in the case of a redemption during the Cumulative Dividend Period) any unpaid dividends for all prior Dividend Periods for that share, plus a pro rata portion of the dividend for the then-current Dividend Period to the redemption date. Holders of Preferred Stock will have no right to require the redemption or repurchase of the Preferred Stock. If notice of redemption of any Preferred Stock has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

If fewer than all of the outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Preferred Stock in proportion to the number of shares held by those holders or by lot or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of every redemption of Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided that if the Preferred Stock is held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Preferred Stock designated for redemption will not affect the redemption of any other Preferred Stock. If we redeem the Preferred Stock, the Trust, as holder of the Preferred Stock, will redeem the corresponding Normal PPS as described under “Description of the PPS — Mandatory Redemption of Normal PPS upon Redemption of Preferred Stock.”

Each notice shall state:

•	the redemption date;

•	the number of shares of Preferred Stock to be redeemed and, if less than all shares of Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the Preferred Stock is to be redeemed.

If notice of redemption of any Preferred Stock has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Redemption or Repurchase Subject to Restrictions

Our right to redeem the Preferred Stock once issued is subject to two important limitations.

First, under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or another series of non-cumulative perpetual preferred stock.

Second, at or prior to the initial issuance of the Normal PPS, we will enter into a Replacement Capital Covenant, or “Replacement Capital Covenant,” relating to the PPS and shares of Preferred Stock we will issue under the Stock Purchase Contracts. The Replacement Capital Covenant only benefits holders of Covered Debt, as defined below, and is not enforceable by holders of PPS or Preferred Stock. However, the Replacement Capital Covenant could preclude us from repurchasing PPS or redeeming or repurchasing shares of Preferred Stock at a time we might otherwise wish to do so.

In the Replacement Capital Covenant, we covenant to redeem or repurchase the PPS prior to the Stock Purchase Date only if and to the extent that (a) the total redemption or repurchase price is equal to or less than designated percentages of the net cash proceeds we or our subsidiaries have received during the 180 days prior to the redemption or repurchase date from the issuance of our common stock, certain qualifying non-cumulative perpetual preferred stock satisfying the requirements of the Replacement Capital Covenant or other securities that qualify as Tier 1 capital of SunTrust under the risk-based capital guidelines of the Federal Reserve, but that are not restricted core capital elements; and (b) we have obtained prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve. We also covenant to redeem or repurchase the PPS or shares of Preferred Stock on or after the Stock Purchase Date only if and to the extent that (a) the total redemption or repurchase price is equal to or less than the sum, as of the date of redemption or repurchase, of (i) 133.33% of the aggregate net cash proceeds we or our subsidiaries have received during the 180 days prior to such date from the issuance and sale of common stock of SunTrust plus (ii) 100% of the aggregate net cash proceeds we or our subsidiaries have received during the 180 days prior to such date from the issuance of certain other specified securities that (A) have equity-like characteristics that satisfy the requirements of the Replacement Capital Covenant and are the same as, or more equity-like than, the applicable characteristics of the PPS at that time, and (B) qualify as Tier 1 capital of SunTrust under the risk-based capital guidelines of the Federal Reserve; and (b) we have obtained the prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve.

Our ability to raise proceeds from qualifying securities during the six months prior to a proposed redemption or repurchase will depend on, among other things, market conditions at such times as well as the acceptability to prospective investors of the terms of such qualifying securities. In addition, the Federal Reserve has not approved as a Tier 1 capital instrument, in connection with the issuance of the PPS, certain of the types of securities that otherwise would be qualifying securities under the Replacement Capital Covenant on and after the Stock Purchase Date and, accordingly, these securities would not constitute qualifying securities pursuant to the Replacement Capital Covenant unless such approval is obtained.

Our covenants in the Replacement Capital Covenant run in favor of persons that buy, hold or sell our indebtedness during the period that such indebtedness is “Covered Debt,” which is currently comprised of our 6% Subordinated Notes due 2026, which have CUSIP No. 867914AH6. Other debt will replace our Covered Debt under the Replacement Capital Covenant on the earlier to occur of:

•	the date two years prior to the maturity of the existing Covered Debt; or

•	the date of a redemption or repurchase of the existing Covered Debt in an amount such that the outstanding principal amount of the existing Covered Debt is or will become less than $100 million.

The Replacement Capital Covenant is subject to various additional terms and conditions and this description is subject to and qualified in its entirety by reference to the Replacement Capital Covenant, copies of which are available upon request from us. We may amend or supplement the Replacement Capital Covenant with the consent of the holders of a majority by principal amount of the debt that at the time of the amendment or supplement is the Covered Debt. We may also, acting alone and without the consent of the holders of the Covered Debt, (i) amend the Replacement Capital Covenant to eliminate common stock or mandatorily convertible preferred stock as qualifying securities if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes, or (ii) amend or supplement the Replacement Capital Covenant if the amendment or supplement is not adverse to the holders of the then-effective series of Covered Debt. The Replacement Capital Covenant may be terminated if the holders of at least 51% by principal amount of the Covered Debt so agree, or if we no longer have outstanding any long-term indebtedness that qualifies as Covered Debt, without regard to whether such indebtedness is rated by a nationally recognized statistical rating organization.

Subject to the limitations described above and the terms of any preferred stock ranking senior to the Preferred Stock or of any outstanding debt instruments, we or our affiliates may from time to time purchase any outstanding shares of Preferred Stock by tender, in the open market or by private agreement.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Preferred Stock will be entitled to receive an amount per share (the “Total Liquidation Amount”) equal to the fixed liquidation preference of $100,000 per share, plus (in the case of a liquidation occurring during the Non-Cumulative Dividend Period) any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard to any undeclared dividends, or (in the case of a liquidation occurring during the Cumulative Dividend Period) any unpaid dividends for all prior Dividend Periods plus a pro rata portion of the dividend for the then-current Dividend Period to the date of liquidation. Holders of the Preferred Stock will be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Preferred Stock.

If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Preferred Stock and all holders of any shares of our stock ranking as to any such distribution on a parity with the Preferred Stock, the amounts paid to the holders of Preferred Stock and to such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount for those holders. If the Total Liquidation Amount per Preferred Stock has been paid in full to all holders of Preferred Stock and the liquidation preference of any other shares ranking on parity with the Preferred Stock has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

We have agreed not to make a liquidation payment relating to any of our capital stock, including the Preferred Stock, if, at that time, there are one or more defaults under various indentures or related guarantees from us or we have delayed interest payments on the junior subordinated debentures issued thereunder. Currently, there is $1.89 billion aggregate principal amount of junior subordinated debentures outstanding under these indentures.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Preferred Stock will not have any voting rights.

Right to Elect Two Directors Upon Non-Payment of Dividends. If and whenever the dividends on the Preferred Stock and any other class or series of our stock that ranks on parity with the Preferred Stock as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“Voting Parity Stock”) have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six quarterly dividends (whether or not consecutive), the number of directors then constituting our board of directors will be increased by two. Holders of Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors.

At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Preferred Stock and Voting Parity Stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Preferred Stock and Voting Parity Stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of Preferred Stock may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of Preferred Stock and all Voting Parity Stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Whenever either:

•	during the Non-Cumulative Dividend Period, full dividends have been paid on the Preferred Stock and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, or

•	during the Cumulative Dividend Period, all dividends on the Preferred Stock and any other cumulative voting parity stock have been paid in full;

then the right of the holders of Preferred Stock to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

Other Voting Rights. So long as any Preferred Stock remains outstanding, the affirmative vote of the holders of at least two-thirds of shares of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to

•	authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, or reclassify any authorized shares of capital stock into shares of Preferred Stock; or

•	amend, alter or repeal the provisions of our Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any shares of Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Preferred Stock, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Under Georgia law, the vote of the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate voting group, is required for:

•	certain amendments to our Articles of Incorporation impacting the Preferred Stock;

•	the approval of any dividend payable in Preferred Stock to holders of shares of another class or series of our stock; or

•	the approval of any proposed share exchange that includes the Preferred Stock.

In addition, holders of the Preferred Stock will be able to vote together with the holders of all shares of common stock and other preferred stock entitled to vote, voting as a single group, on the approval of a plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to our Articles of Incorporation, would require action on the proposed amendment. Further, in the case of any merger where we are the surviving corporation, the right of holders of the Preferred Stock to vote separately as a group on a plan of merger does not apply if:

•	the articles of incorporation of the surviving corporation will not differ from our Articles of Incorporation as then in effect;

•	each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and

•	the number and kind of shares outstanding immediately after the merger, plus the number and kind of shares issuable as a result of the merger and by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed the total number and kind of shares of the surviving corporation authorized by its articles of incorporation immediately after the merger.

Each holder of Preferred Stock will have one vote per share on any matter on which holders of Preferred Stock are entitled to vote, including any action by written consent.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Preferred Stock to effect the redemption.

Form

The Preferred Stock will be issued only in fully registered form. No fractional shares will be issued unless the Trust is dissolved and we deliver the shares, rather than depositary receipts representing the shares, to the registered holders of the Normal PPS, or Stripped PPS if then outstanding. If the Trust is dissolved after the Stock Purchase Date and depositary receipts or shares of Preferred Stock are distributed to holders of Normal PPS, or Stripped PPS if then outstanding, we would intend to distribute them in book-entry form only and the procedures governing holding and transferring beneficial interests in the Preferred Stock, and the circumstance in which holders of beneficial interests will be entitled to receive certificates evidencing their shares or depositary receipts, will be as described under “Book-Entry System” below.

Title

We, the transfer agent and registrar for the Preferred Stock, and any of their agents may treat the registered owner of the Preferred Stock, which shall be the Property Trustee unless and until the Trust is dissolved, as the absolute owner of that stock, whether or not any payment for the Preferred Stock shall be overdue and despite any notice to the contrary, for any purpose.

Transfer Agent and Registrar

If the Trust is dissolved after the Stock Purchase Date and shares of Preferred Stock or depositary receipts representing Preferred Stock are distributed to holders of Normal PPS, or Stripped PPS if then outstanding, we may appoint a transfer agent, registrar and dividend disbursement agent for the Preferred Stock. The registrar for the Preferred Stock will send notices to shareholders of any meetings at which holders of Preferred Stock have the right to vote on any matter.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for the PPS. The PPS will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of each class of PPS, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Immediately prior to the Remarketing Settlement Date or such other time as the Junior Subordinated Notes may be held by persons other than the Property Trustee, the Collateral Agent and the Custodial Agent, one or more fully registered global security certificates, representing the total aggregate principal amount of Junior Subordinated Notes, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Likewise, in the event the Trust is dissolved after the Stock Purchase Date and prior to the redemption of the Preferred Stock, one or more fully registered global security certificates, representing the total aggregate number of shares of Preferred Stock, or if we issue depositary receipts to evidence the Preferred Stock in such circumstances, the total aggregate number of depositary receipts, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in PPS, Preferred Stock or Junior Subordinated Notes, so long as the corresponding securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Declaration of Trust and the Guarantee or the Indenture or in the case of the Preferred Stock, entitled to the rights of holders thereof under our Articles of Incorporation. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the PPS at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depository is not obtained, certificates for the PPS are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates for the PPS will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names,

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates, and

•	will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for exchanges of Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS and vice versa prior to the Remarketing Settlement Date, the redemption of the Capital PPS in exchange for Junior Subordinated Notes in connection with a successful Remarketing, the exchange of Normal PPS and Qualifying Treasury Securities for Stripped PPS, the disposition of Capital PPS in connection with a successful Remarketing and the Stripped PPS automatically becoming Normal PPS will be governed by arrangements among DTC, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of us, the Collateral Agent, the Custodial Agent, the trustees of the Trust, the Indenture Trustee or the Guarantee Trustee, or any agent for us or any of them, will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Declaration of Trust, the Guarantee, the Collateral Agreement, the Indenture or our Articles of Incorporation, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we and the trustees of the Trust believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, the Trust, the trustees of the Trust, the Collateral Agent, the Custodial Agent, any registrar and transfer agent, any paying agent or any agent of any of us or them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain of the U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of PPS. This summary deals only with the beneficial owner of a PPS (each, a “U.S. holder”) that is:

•	a citizen or resident of the United States;

•	a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons (as determined for U.S. federal income tax purposes) have the authority to control all of its substantial decisions.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This summary addresses only U.S. holders that purchase Normal PPS at initial issuance, and own PPS as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws, such as:

•	securities or currency dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies, regulated investment companies or real estate investment trusts;

•	small business investment companies or S corporations;

•	investors that hold their PPS through a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes;

•	investors whose functional currency is not the U.S. dollar;

•	retirement plans or other tax-exempt entities, or persons holding the PPS in tax-deferred or tax-advantaged accounts;

•	investors holding PPS as part of a “straddle” or a “conversion transaction” for U.S. federal income tax purposes or investors holding PPS that are a hedge or that are hedged against interest rate or currency risks, or as part of some other integrated investment; or

•	investors subject to the alternative minimum tax.

This summary also does not address the tax consequences to shareholders or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, beneficial ownership or disposition of the PPS. Persons considering the purchase of PPS should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of PPS arising under the laws of any other taxing jurisdiction.

If you are not a U.S. holder, different U.S. federal income tax consequences will apply to you and you should consult your own tax advisor.

Classification of the Trust

In the opinion of King & Spalding LLP, the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes assuming full compliance with the terms of the Declaration of Trust. The Trust intends to treat itself as one or more grantor trusts or agency arrangements. By purchasing a PPS, you will agree to treat the Trust as one or more grantor trusts or agency arrangements. Under this treatment, for U.S. federal income tax purposes, you will be treated as purchasing and owning an undivided beneficial ownership interest in the Stock Purchase Contracts, the Junior Subordinated Notes, the Qualifying Treasury Securities, the interest-bearing deposit with SunTrust Bank and/or the Preferred Stock, as the case may be, and will be required to take into account your pro rata share of all the items of income, gain, loss, or deduction of the Trust corresponding to the class or classes of PPS certificates you own, each as described below. The character of the income included by you as a holder of PPS generally will reflect the character of the Trust’s income. In addition, upon a sale, exchange or other taxable disposition of a PPS, you will be treated as having sold, exchanged or disposed of your pro rata interest in the Trust assets corresponding to such PPS, and must allocate the proceeds realized from the disposition among such assets in proportion to their respective fair market values at the time of the disposition.

Although the Trust intends to treat itself as one or more grantor trusts or agency arrangements, it is possible that the portion of a Stripped PPS that represents an interest in the Qualifying Treasury Securities could be treated as a partnership for U.S. federal income tax purposes. We do not expect such treatment to materially change your U.S. federal income tax treatment with respect to the PPS. The balance of this summary assumes that the Trust is treated as one or more grantor trusts or agency agreements.

Taxation of a Normal PPS

Each Normal PPS will be treated for U.S. federal income tax purposes as an undivided beneficial ownership interest in (a) the corresponding $1,000 principal amount of Junior Subordinated Notes and (b) the corresponding 1/100th fractional interest in a Stock Purchase Contract, which represents the right to receive Contract Payments and the obligation to purchase one share of Preferred Stock on the Stock Purchase Date. Consequently, you must allocate your purchase price for the Normal PPS between your beneficial ownership interests in the two components in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial U.S. federal income tax basis in your interest in the underlying Junior Subordinated Notes and Stock Purchase Contracts. We will treat the fair market value of the $1,000 principal amount of Junior Subordinated Notes corresponding to one Normal PPS as $1,000 and the fair market value of a 1/100th fractional interest in a Stock Purchase Contract corresponding to one Normal PPS as $0 at the time of purchase. Holders of Normal PPS, by purchasing a PPS, will be required to agree to this allocation. This allocation is not, however, binding on the Internal Revenue Service (the “IRS”). The remainder of this summary assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

Taxation of the Junior Subordinated Notes

Treatment of the Junior Subordinated Notes. The Junior Subordinated Notes will be treated as our indebtedness for U.S. federal income tax purposes. We intend to treat the Junior Subordinated Notes as “variable rate debt instruments” that are subject to the Treasury regulations that apply to “reset bonds” and which are issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. Consistent with this treatment, we intend to treat the Junior Subordinated Notes, solely for purposes of the original issue discount rules of the Code, as if they mature on the date immediately preceding the Remarketing Settlement Date for an amount equal to the Remarketing Value (less accrued and unpaid interest). However, there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Notes, and therefore the U.S. federal income tax treatment of the Junior Subordinated Notes under the original issue discount rules is unclear. See “—Possible Alternative Characterizations and Treatments” below.

By purchasing a Normal PPS, you agree to treat the Junior Subordinated Notes as described above, unless the IRS requires you to treat the Junior Subordinated Notes differently. The balance of this summary generally assumes that the Junior Subordinated Notes are treated as described above. However, different treatments are possible. See “—Possible Alternative Characterizations and Treatments” below.

Interest on the Junior Subordinated Notes. Under the treatment of the Junior Subordinated Notes described above, stated interest on the Junior Subordinated Notes will be includible in your gross income as ordinary interest income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting. However, if we exercise our right to defer payments of stated interest on the Junior Subordinated Notes, we intend to treat the Junior Subordinated Notes as reissued, solely for for purposes of certain original issue discount provisions, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by Treasury regulations. As a result, in that event, the income that you would be required to accrue would exceed the interest payments that you would actually receive.

Tax Basis in Junior Subordinated Notes. Under the treatment described above, your tax basis in the Junior Subordinated Notes will generally be equal to the portion of the purchase price for the Normal PPS allocated to your interest in the Junior Subordinated Notes (as described in “—Taxation of a Normal PPS”). However, if stated interest payments are deferred so that the Junior Subordinated Notes are deemed to be reissued with original issue discount, your tax basis in the Junior Subordinated Notes would be increased by the amounts of accrued original issue discount, and decreased by all payments on the Junior Subordinated Notes after such deemed reissuance.

Sale, Exchange or Other Taxable Disposition of the Junior Subordinated Notes. You will recognize gain or loss on a sale, exchange or other taxable disposition of your interest in the Junior Subordinated Notes upon the sale or other taxable disposition of your Normal PPS or Capital PPS or upon a successful Remarketing of the Junior Subordinated Notes. The gain or loss that you recognize will be equal to the difference between the portion of the proceeds allocable to your interest in the Junior Subordinated Notes (less any accrued and unpaid interest) and your adjusted U.S. federal income tax basis in your interest in your Junior Subordinated Notes. Selling expenses (including the remarketing fee) incurred by you should reduce the amount of gain or increase the amount of loss you recognize upon a disposition of your interest in the Junior Subordinated Notes.

Any gain that is recognized by you upon a sale, exchange or other taxable disposition of the Junior Subordinated Notes generally will be capital gain or loss, which will be long-term capital gain or loss if you held your interest in the Junior Subordinated Notes (evidenced by your Normal PPS or Capital PPS) for more than one year immediately prior to such disposition. The deductibility of capital losses is subject to limitations.

Possible Alternative Characterizations and Treatments. As mentioned above, there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Notes, and therefore the U.S. federal income tax treatment of the Junior Subordinated Notes under the original issue discount rules is unclear and other alternative characterizations and treatments are possible. For example, it is possible that the Junior Subordinated Notes could be treated as “contingent payment debt instruments.” In that event, you would be required to accrue original issue discount income based on the “comparable yield” of the Junior Subordinated Notes. In general, the comparable yield of the Junior Subordinated Notes would be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the Junior Subordinated Notes. It is possible that the comparable yield of the Junior Subordinated Notes could exceed the stated interest rate, in which case you may be required to include in income amounts in excess of the stated interest payments on the Junior Subordinated Notes. In addition, if the Junior Subordinated Notes are treated as contingent payment debt instruments, any gain that you would recognize upon a sale, exchange or other taxable disposition of the Junior Subordinated Notes would generally be treated as ordinary interest income. Alternatively, even if the Junior Subordinated Notes are not treated as “contingent payment debt instruments,” they could be treated as issued with more than a de minimis amount of original issue discount and you could be required to accrue such original issue discount (regardless of your method of accounting) in amounts that exceed stated interest payments on the Junior Subordinated Notes. You should consult your tax advisor concerning alternative characterizations and treatments of the Junior Subordinated Notes under the original issue discount rules.

Taxation of the Stock Purchase Contracts

There is no direct authority under current law that addresses the treatment of the Contract Payments, and their treatment is, therefore, unclear. We intend to report the Contract Payments as ordinary taxable income to you. Under this treatment, you should include the Contract Payments in income when received or accrued, in accordance with your regular method of tax accounting. The following discussion assumes that the Contract Payments are so treated. However, other treatments are possible. You should consult your tax advisor concerning the treatment of the Contract Payments.

If we exercise our right to defer any Contract Payments and issue Additional Subordinated Notes to the Trust in satisfaction of the Contract Payments, we intend to treat such Additional Subordinated Notes as issued with original issue discount. Assuming such treatment, you should generally accrue original issue discount on the Additional Subordinated Notes equal to the interest rate on the Additional Subordinated Notes, regardless of your method of tax accounting and before receipt of that interest.

If you dispose of a Normal PPS or Stripped PPS when the Stock Purchase Contracts have positive value, you will generally recognize gain equal to the sale proceeds allocable to the Stock Purchase Contracts. If you dispose of a Normal PPS or Stripped PPS when the Stock Purchase Contracts have negative value, you should generally recognize loss with respect to the Stock Purchase Contracts equal to the negative value of your interest in the Stock Purchase Contracts and should be considered to have received additional consideration for your interest in the Junior Subordinated Notes or Qualifying Treasury Securities, as the case may be, in an amount equal to such negative value. Gain or loss from the disposition of your interest in the Stock Purchase Contracts (upon your disposition of Normal PPS or Stripped PPS) generally will be capital gain or loss, and such gain or loss generally will be long-term capital gain or loss if you held your interest in the Stock Purchase Contracts (evidenced by your Normal PPS or Stripped PPS) for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitations.

Taxation of the Interest-Bearing Deposit with SunTrust Bank

The interest-bearing deposit with SunTrust Bank corresponding to Normal PPS will be treated as a short-term obligation for U.S. federal income tax purposes. Interest payable on the interest-bearing deposit will be treated as original issue discount for U.S. federal income tax purposes. If you are a cash-basis taxpayer, you will report this original issue discount when it is received, unless you elect to report the original issue discount in income as it accrues on a straight line basis or on a constant yield basis. However, if you are a cash basis taxpayer that does not elect to report the original issue discount in income currently, you may be required to defer deductions for any interest paid on indebtedness incurred or continued by you to purchase or carry the Normal PPS in an amount not exceeding the deferred income until the interest on the interest-bearing deposit is paid. If you are an accrual basis taxpayer, you will be required to report the original issue discount on the interest-bearing deposit as it accrues on a straight line basis or, if you so elect, on a constant yield basis.

You will recognize gain or loss on a sale, exchange or other taxable disposition of your interest, if any, in the interest-bearing deposit upon the sale or other taxable disposition of your Normal PPS. The amount of gain or loss recognized will be equal to the difference between the portion of the proceeds allocable to your interest in the interest-bearing deposit and your adjusted U.S. federal income tax basis in your interest in the interest-bearing deposit. Any gain or loss you recognize generally will be short-term capital gain or loss. However, if you are a cash-basis taxpayer that does not elect to report original issue discount on the interest-bearing deposit as it accrues, gain (if any) recognized by you will be treated as ordinary income to the extent of accrued original issue discount on the interest-bearing deposit. The deductibility of capital losses is subject to limitations.

Acquisition and Taxation of the Preferred Stock

Acquisition of Preferred Stock under the Stock Purchase Contracts. On the Stock Purchase Date, the Trust will purchase Preferred Stock pursuant to the Stock Purchase Contracts. You generally will not recognize gain or loss with respect to your Normal PPS or Stripped PPS on the purchase by the Trust of Preferred Stock under the Stock Purchase Contracts. Your aggregate initial U.S. federal income tax basis in your interest in the Preferred Stock received by the Trust under the Stock Purchase Contracts generally should equal your interest in the purchase price paid for such Preferred Stock plus the amount, if any, of any Contract Payments included in your income but not received. The holding period for Preferred Stock received under a Stock Purchase Contract will commence on the date following the acquisition of such Preferred Stock and, consequently, your holding period in your interest in the Preferred Stock will not include the period you held your Normal PPS or Stripped PPS prior to and including the Stock Purchase Date.

Dividends on the Preferred Stock. Any distribution with respect to Preferred Stock that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received by the Trust after the Stock Purchase Date. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid to non-corporate U.S. holders in taxable years beginning before January 1, 2011 are generally subject to a maximum federal income tax rate of 15% if the holder holds its interest in the Preferred Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets certain other requirements. Distributions in excess of our current and accumulated earnings and profits are treated first as a non-taxable return of capital to the extent of your basis in the Preferred Stock, and then as capital gain.

Redemption of Preferred Stock; Disposition of Normal PPS or Stripped PPS Corresponding to Preferred Stock. Subject to the discussion below regarding certain redemptions, upon a redemption by us of the Preferred Stock or a disposition after the Stock Purchase Date of Normal PPS (or Stripped PPS if then outstanding) corresponding to Preferred Stock, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in your interest in the Preferred Stock. Your adjusted tax basis in the Preferred Stock at the time of any such redemption or disposition should generally equal your initial tax basis in the Preferred

Stock at the time of purchase, reduced by the amount of any cash distributions that are not treated as dividends. Such capital gain or loss generally will be long-term capital gain or loss if you held the Normal PPS or Stripped PPS for more than one year following the Stock Purchase Date. The deductibility of capital losses is subject to limitations.

Under certain circumstances, an amount paid to you in connection with a redemption of the Preferred Stock may be treated as a distribution (taxed in the manner described under “—Dividends on the Preferred Stock” above) as opposed to an amount realized on the redemption of Preferred Stock if, immediately following the redemption, you own directly or indirectly (taking into account applicable constructive ownership rules) shares of any other class of our stock. If you own (or are deemed to own) shares of any other class of our stock, you should consult your own tax advisor regarding the consequences of receiving a payment in connection with a redemption of the Preferred Stock.

Separation and Recreation of Normal PPS

Exchange of Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS. You will generally not recognize gain or loss upon an exchange of Normal PPS and Qualifying Treasury Securities for Stripped PPS and Capital PPS. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Qualifying Treasury Securities (as described below) and your interest in the Junior Subordinated Notes, as well as your interest in the Stock Purchase Contracts, and your adjusted tax bases in and your holding period of the Qualifying Treasury Securities and your interest in the Stock Purchase Contracts (as evidenced by your Stripped PPS) and your interest in the Junior Subordinated Notes (as evidenced by your Capital PPS) will not be affected by such delivery and exchange.

Taxation of the Qualifying Treasury Securities. If you hold a Stripped PPS, upon the maturity of the Qualifying Treasury Securities you exchanged for your Stripped PPS, the Trust will purchase replacement Qualifying Treasury Securities. It is expected, and the remainder of this discussion assumes, that the Qualifying Treasury Securities designated for the creation of Stripped PPS, and any Qualifying Treasury Securities purchased as replacement Qualifying Treasury Securities, will have an original term of one year or less and therefore will be treated as short-term obligations. In general, if you are a cash-basis taxpayer, you will not be required to report your allocable share of the excess of the amounts payable on a Qualifying Treasury Security over the purchase price of the Qualifying Treasury Security (“acquisition discount”) until the amounts are paid, unless you elect to report the acquisition discount in income as it accrues on a straight line basis or on a constant yield basis. However, if you are a cash-basis taxpayer that does not elect to report the acquisition discount in income currently, you may be required to defer deductions for any interest paid on indebtedness incurred or continued by you to purchase or carry the Stripped PPS in an amount not exceeding the deferred income until the interest on the Qualifying Treasury Securities is paid. If you are an accrual-basis taxpayer, you will be required to report acquisition discount on a Qualifying Treasury Security as it accrues on a straight-line basis or, if you elect, to treat the acquisition discount under a constant yield method.

You will recognize gain or loss on a sale, exchange or other taxable disposition of your interest, if any, in Qualifying Treasury Securities upon the sale or other taxable disposition of your Stripped PPS. The amount of gain or loss recognized will be equal to the difference between the portion of the proceeds allocable to your interest in the Qualifying Treasury Securities and your adjusted U.S. federal income tax basis in your interest in the Qualifying Treasury Securities. Any gain or loss you recognize generally will be short-term capital gain or loss. However, if you are a cash-basis taxpayer that does not elect to report acquisition discount on the Qualifying Treasury Securities as it accrues, gain (if any) recognized by you will be treated as ordinary income to the extent of accrued acquisition discount on the Qualifying Treasury Securities. The deductibility of capital losses is subject to limitations.

You should generally not have any additional tax consequences upon the distribution of any excess of the proceeds from maturing Qualifying Treasury Securities over the cost of replacing those Qualifying Treasury Securities.

You should consult your own tax advisor regarding your tax treatment in respect of any Qualifying Treasury Securities, and any elections with respect to them.

Recreation of Normal PPS. If you exchange a Stripped PPS and a Capital PPS for a Normal PPS and the pledged Qualifying Treasury Securities, you will generally not recognize gain or loss upon the exchange. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Qualifying Treasury Securities and the corresponding Junior Subordinated Notes and Stock Purchase Contracts, and your adjusted tax bases in and your holding period of the Qualifying Treasury Securities and your interests in the Junior Subordinated Notes and the Stock Purchase Contracts will not be affected by such exchange.

Dissolution of the Trust

Under certain circumstances (including a termination of the Stock Purchase Contracts), we may dissolve the Trust and distribute the trust assets to the holders of PPS. A distribution of trust assets (Junior Subordinated Notes, Preferred Stock, the interest-bearing deposit or Qualifying Treasury Securities, as the case may be) to you as a holder of PPS upon the dissolution of the Trust will not be a taxable event to you for U.S. federal income tax purposes, and your tax basis in the Junior Subordinated Notes, Qualifying Treasury Securities, interest-bearing deposit or shares of Preferred Stock received generally will be the same as your tax basis in your interest in the related trust assets. Your holding period in Trust assets received generally would include your holding period in the related PPS.

If the Stock Purchase Contracts terminate, you will recognize a capital loss equal to the amount, if any, of Contract Payments included in your income but not paid at the time of such termination. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, you will be subject to backup withholding with respect to payments made on your PPS and the proceeds received from the sale of your PPS unless you are an entity (including a corporation or a tax-exempt entity) that is exempt from backup withholding and, when required, demonstrate this fact or:

•	you provide your Taxpayer Identification Number (“TIN”) (which, if you are an individual, would be your Social Security Number),

•	you certify that (i) the TIN you provide is correct, (ii) you are a U.S. person and (iii) you are not subject to backup withholding because (A) you are exempt from backup withholding or (B) you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or (C) you have been notified by the IRS that you are no longer subject to backup withholding, and

•	you otherwise comply with the applicable requirements of the backup withholding rules.

In addition, such payments or proceeds received by you if you are not a corporation or tax-exempt organization will generally be subject to information reporting requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the Normal PPS, and the Stripped PPS and Capital PPS for which they may be exchanged, by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Keogh plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”). As described in this summary, the acquisition and holding of the Normal PPS, the Stripped PPS and the Capital PPS may not be suitable or appropriate investments for a Plan or for plans subject to laws similar to Title I of ERISA and Section 4975 of the Code.

General Fiduciary Matters

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or other applicable governing law in the context of the Plan’s particular circumstances before authorizing an investment in Normal PPS, or the exchange of Normal PPS for Stripped PPS and Capital PPS. Among other factors, the fiduciary should consider whether the investment is consistent with the documents and instruments governing the Plan and whether the investment would satisfy the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and the Code. Any insurance company proposing to invest assets of its general account in Normal PPS, or to exchange Normal PPS for Stripped PPS and Capital PPS, should consult with its counsel concerning the potential application of ERISA or other applicable law to such investments.

Prohibited Transaction and Related Issues

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit Plans from engaging in specified transactions (prohibited transactions) involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. We, the trustees of the Trust, the Collateral Agent or SunTrust Banks, Inc. may be considered a party in interest or disqualified person with respect to a Plan to the extent we or any of our affiliates are engaged in businesses which provide services to such Plan.

A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA and Section 414(d) of the Code), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. It is possible, however, that a governmental plan, church plan or foreign plan may be subject to other federal, state, local or other laws that contain fiduciary and prohibited transaction provisions similar to those under Title I of ERISA and Section 4975 of the Code (“Similar Laws”).

The U.S. Department of Labor has issued a regulation with regard to the circumstances in which the underlying assets of an entity in which Plans acquire equity interests will be deemed to be plan assets (the “Plan Asset Regulation”). Under this regulation, for purposes of ERISA and Section 4975 of the Code, the assets of the Trust would be deemed to be “plan assets” of a Plan whose assets were used to acquire the Normal PPS, Stripped PPS or Capital PPS, if the PPS were considered to be equity interests in the Trust and no exception were applicable under the Plan Asset Regulation. The

Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, the Normal PPS, Stripped PPS and Capital PPS should be treated as equity interests in the Trust for purposes of the Plan Asset Regulation.

An exception to plan asset status is available, however, under the Plan Asset Regulation in the case of a class of equity interests that are (i) widely held, i.e., held by 100 or more investors who are independent of the issuer and each other, (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred (the “Publicly Offered Securities Exception”). Although no assurance can be given, the underwriters believe that the Publicly Offered Securities Exception will be applicable to the Normal PPS offered hereby. Accordingly, the assets of the Trust should not be treated as the assets of any Plan that holds the Normal PPS.

It is unlikely, however, that the Publicly Offered Securities Exception will be applicable to Stripped PPS or Capital PPS that a Plan might acquire in exchange for Normal PPS, because the Stripped PPS or the Capital PPS may not meet at all times the requirement that they be widely held. Moreover, no assurance can be given that any other exception to plan asset status under the Plan Asset Regulation (including the exception applicable if equity participation by benefit plan investors is not significant) will be applicable to the Stripped PPS or the Capital PPS. Accordingly, it is possible that the Stock Purchase Contract and any U.S. treasury securities beneficially owned by the Trust (or after the Stock Purchase Date, the Preferred Stock) could be treated proportionately as plan assets of any Plan holding Stripped PPS, and the Junior Subordinated Notes beneficially owned by the Trust could be treated proportionately as plan assets of any Plan holding Capital PPS. Further, it is possible that any asset beneficially owned by the Trust (i.e., the Stock Purchase Contract, any U.S. treasury securities, the Preferred Stock and the Junior Subordinated Notes) could be treated proportionately as plan assets of any Plan holding Stripped PPS or Capital PPS.

If the assets of the Trust were deemed to be “plan assets” under the Plan Asset Regulation, this would result, among other things, in the application of the prohibited transaction requirements and the prudence and other fiduciary responsibility standards of ERISA and the Code, as applicable, to transactions engaged in by the Trust and the treatment of any person who exercises any authority or control with regard to the management or disposition of the assets of the Trust as a fiduciary of Plan investors. In this regard, if any person with discretionary responsibility with respect to the Trust assets were affiliated with us, any such discretionary actions taken with respect to such assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary responsibility in circumstances under which such person has an interest that may conflict with the interests of the Plans for which they act). In order to reduce the likelihood of any such prohibited transaction, any Plan that acquires Stripped PPS or Capital PPS will be deemed to have (i) directed the Trust to invest in the Stock Purchase Contract, U.S. treasury securities, Preferred Stock and/or Junior Subordinated Notes, as applicable, and (ii) appointed the Trustees. Further, the purchase and sale of the Junior Subordinated Notes and any related transactions could be deemed to constitute a prohibited purchase/sale transaction under ERISA or the Code if SunTrust Banks, Inc. is a party in interest or disqualified person of a Plan investor. We have no assurance that any exemption to such a prohibited transaction will be available.

In addition, and whether or not the assets of the Trust are considered to be “plan assets” of Plans investing in the PPS, the acquisition and holding of the Normal PPS, Stripped PPS or Capital PPS with “plan assets” of a Plan could result in a direct or indirect prohibited transaction. The Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding and disposition of PPS. These class exemptions include PTCE 84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers.

Based on the foregoing, any purchaser or holder of Normal PPS or any interest therein, and any person who acquires Stripped PPS or Capital PPS in exchange for Normal PPS, will be deemed to have represented and warranted by its acquisition and holding thereof that either (A) it is not a Plan, or a governmental plan subject to any Similar Law, and it is not acquiring the Normal, Stripped or Capital PPS, as applicable, on behalf of or with “plan assets” of any such Plan or governmental, church or foreign plan or (B) its acquisition and holding of the Normal, Stripped or Capital PPS, as applicable, either (i) qualifies (based on advice of counsel) for exemptive relief under PTCE 84-14, 90-1, 91-38, 95-60 or 96-23 or another applicable statutory or administrative exemption or (ii) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of a governmental, church or foreign plan, a violation of any Similar Law).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Normal PPS, or exchanging Normal PPS for Stripped PPS and Capital PPS, on behalf of or with “plan assets” of any Plan or governmental plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

UNDERWRITING

SunTrust Banks, Inc., SunTrust Preferred Capital I and the underwriters named below have entered into an underwriting agreement with respect to the Normal PPS being offered. Subject to certain conditions, the underwriters have agreed to purchase the respective number of Normal PPS indicated in the following table. Goldman, Sachs & Co., SunTrust Capital Markets, Inc. and Lehman Brothers Inc. are the representatives of the underwriters.

Underwriters	Number of Normal PPS
Goldman, Sachs & Co.	200,000
SunTrust Capital Markets, Inc.	150,000
Lehman Brothers Inc.	125,000
Banc of America Securities LLC	5,000
Citigroup Global Markets Inc.	5,000
Credit Suisse Securities (USA) LLC	5,000
J.P. Morgan Securities Inc.	5,000
Morgan Stanley & Co. Incorporated	5,000

Total	500,000

The underwriters are committed to take and pay for all of the Normal PPS being offered, if any are taken.

In view of the fact that the proceeds from the sale of the Normal PPS and Trust Common Securities will be used to purchase the Junior Subordinated Notes issued by us, the underwriting agreement provides that we will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters.

Paid by SunTrust
Per Normal PPS	$15
Total	$7,500,000

Normal PPS sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Normal PPS sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $12 per Normal PPS from the initial public offering price. If all the Normal PPS are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

The underwriters intend to offer the Normal PPS for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Normal PPS for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

We have agreed for a period from the date of this prospectus supplement continuing to and      including the date 30 days after the date of this prospectus supplement or such earlier time as the underwriters may notify SunTrust, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Normal PPS (except for (x) the Normal PPS offered hereby and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust Common Securities), any similar security issued by another trust or other limited purpose vehicle, or any preferred stock of SunTrust, as the case may be, that are substantially similar to the Normal PPS or any of the Capital PPS, the Stripped PPS, the Junior Subordinated Notes, the Guarantee, the Stock Purchase Contracts or the Preferred Stock (including any guarantee of such securities), or any securities that are convertible into or exchangeable for or that represent the right to receive preferred securities or any such substantially similar securities of either the Trust, a similar trust or SunTrust, except with the prior written consent of Goldman, Sachs & Co.

Prior to this offering, there has been no public market for the Normal PPS being offered. We will apply to list the Normal PPS on the New York Stock Exchange under the symbol “STIPRI.” If approved, we expect trading of the Normal PPS on the New York Stock Exchange to begin within the 30-day period after the original issue date. In order to meet one of the requirements for listing the Normal PPS on the New York Stock Exchange, the underwriters have undertaken to sell lots of 100 or more Normal PPS to a minimum of 100 beneficial owners. Neither the Stripped PPS nor the Capital PPS will initially be listed. However, if the Stripped PPS or the Capital PPS are separately traded to a sufficient extent so that applicable exchange listing requirements are met, we may list the Stripped PPS or the Capital PPS on the same exchange as the Normal PPS are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so.

In connection with the offering, the underwriters may purchase and sell Normal PPS in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Normal PPS than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases of the Normal PPS made for the purpose of preventing or retarding a decline in the market price of the Normal PPS while the offering is in process.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Normal PPS sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the Normal PPS. As a result, the price of the Normal PPS may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

It is expected that delivery of the Normal PPS will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Normal PPS on any date prior to the third business day before delivery will be required, by virtue of the fact that the Normal PPS initially will settle on the fifth business day following the day of pricing (“T+5”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Each of the underwriters has represented and agreed that:

(a) it has not made or will not make an offer of Normal PPS to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (“FSMA”), except to legal entities which are authorised or regulated to operate in the financial markets or if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (“FSA”);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of the FSMA does not apply to the company; and

(c) it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Normal PPS in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Normal PPS to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Normal PPS which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Normal PPS to the public in that Relevant Member State at any time:

•	to legal entities which are authorised or regulated to operate in the financial markets or if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than € 50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by SunTrust of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Normal PPS to the public” in relation to any Normal PPS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Normal PPS to be offered so as to enable an investor to decide to purchase or subscribe the Normal PPS, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The Normal PPS may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Normal PPS may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Normal PPS which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Normal PPS may not be circulated or distributed, nor may the Normal PPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Normal PPS are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Normal PPS under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The Normal PPS have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any Normal PPS, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The offering of the Normal PPS is being made in compliance with Conduct Rule 2810 of the NASD. Under Rule 2810, none of the named underwriters is permitted to sell Normal PPS in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

SunTrust estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $1.4 million.

SunTrust has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to SunTrust, for which they have in the past received, and may in the future receive, customary fees and expenses.

In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus supplement. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

VALIDITY OF SECURITIES

The validity of the PPS will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel for the Trust. The validity of the Junior Subordinated Notes, the Guarantee and the Preferred Stock will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. The validity of the Junior Subordinated Notes, the Guarantee and the Preferred Stock will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger, P.A. and as to all matters of Georgia law upon the opinion of King & Spalding LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEX OF DEFINED TERMS

Additional Distribution Date	S-14, S-50, S-53
Additional Subordinated Notes	S-16, S-55, S-79
administrative trustee	S-2, S-43
Alternative Payment Mechanism	S-6, S-80
Articles of Incorporation	S-64
business day	S-4, S-49
Capital PPS	S-3, S-50
Capital PPS Distribution Date	S-14, S-52
Capital PPS Mandatory Redemption Date	S-59
Code	S-118
Collateral Agent	S-7, S-49
Collateral Agreement	S-49
Commercially Reasonable Efforts	S-81
Contract Payments	S-4, S-72
corresponding assets	S-3
Covered Debt	S-109
Cumulative Dividend Period	S-8, S-106
Custodial Agent	S-7, S-49
Declaration of Trust	S-42
Delaware Trustee	S-2, S-43
direct action	S-38
distribution	S-53
Distribution Date	S-14, S-53
Distribution Period	S-14, S-53
Dividend Determination Date	S-106
Dividend Parity Stock	S-104
Dividend Payment Date	S-8, S-105
Dividend Period	S-105
Dividend Rate	S-105
DTC	S-114
Early Remarketing	S-22, S-88
Early Settlement Event	S-22, S-89
ERISA	S-125
event of default	S-7, S-92
Excess Proceeds Distribution	S-15, S-54
Exchange Act	S-ii
Exchange Periods	S-4, S-49
Failed Remarketing	S-23, S-86
Federal Reserve	S-16
Fixed Rate Reset Cap	S-20, S-87
Floating Rate Reset Cap	S-20, S-87
FSA	S-129
Guarantee	S-28, S-97
guarantee payments	S-97
Guarantee Trustee	S-97
holder	S-48, S-78
Indenture	S-78
Indenture Trustee	S-78
Investment Company Act	S-66
IRS	S-119
Junior Subordinated Notes	Cover, S-2, S-47
like amount	S-59, S-62

London Banking Day	S-106
Market Disruption Event	S-81
Non-Cumulative Dividend Period	S-8, S-106
Normal PPS	Cover, S-3, S-48
Pari Passu Securities	S-5, S-82
Plan	S-125
Plan Asset Regulation	S-125
Pledged Securities	S-74
PPS	S-4, S-47
Preferred Stock	Cover, S-2, S-48
Preferred Stock Directors	S-110
Property Trustee	S-2, S-43
PTCEs	S-126
Publicly Offered Securities Exception	S-126
Qualifying Treasury Securities	S-11, S-50
Qualifying Treasury Security	S-50
Regular Distribution Date	S-14, S-52
Relevant Implementation Date	S-130
Relevant Member State	S-130
Remarketing	S-18, S-57
Remarketing Agent	S-19, S-85
Remarketing Agreement	S-19, S-85
Remarketing Period	S-19
Remarketing Periods	S-84
Remarketing Settlement Date	S-19, S-85
Remarketing Value	S-19, S-85
Replacement Capital Covenant	S-27, S-108
Reset Rate	S-19, S-86
Reset Spread	S-19, S-86
SEC	S-ii
Securities Act	S-iii
senior and subordinated debt	S-5, S-83
Series A Preferred Stock	S-103
SFA	S-131
Similar Laws	S-125
Stock Purchase Contract	S-2, S-47
Stock Purchase Contract Agreement	S-47
Stock Purchase Date	S-2, S-48
Stripped PPS	S-3, S-50
Successor Securities	S-65
Telerate Page 3750	S-106
Three-Month LIBOR	S-105
TIN	S-124
Total Liquidation Amount	S-109
Transfer Agent	S-49, S-70
Trust	S-i, S-1, S-42
Trust Common Securities	S-2, S-42
Trust Event of Default	S-64
Trust Indenture Act	S-42
Trust securities	S-42
U.S. holder	S-118
Voting Parity Stock	S-10, S-110

PROSPECTUS

SunTrust Banks, Inc.

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Purchase Contracts

Units

Warrants

Depositary Shares

Preferred Stock

Common Stock

Guarantees

SunTrust Capital VIII

SunTrust Capital IX

SunTrust Capital X

SunTrust Capital XI

SunTrust Capital XII

SunTrust Capital XIII

SunTrust Capital XIV

SunTrust Capital XV

Trust Preferred Securities

SunTrust Preferred Capital I

Normal PPS

Stripped PPS

Capital PPS

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2006.

Unless the context requires otherwise, references to (1) ”we,” “us,” “our” or similar terms are to SunTrust Banks, Inc. and its subsidiaries, (2) the “Trusts” are to SunTrust Capital VIII, SunTrust Capital IX, SunTrust Capital X, SunTrust Capital XI, SunTrust Capital XII, SunTrust Capital XIII, SunTrust Capital XIV, and SunTrust Capital XV, statutory Delaware trusts and the issuers of the trust preferred securities and (3) the “PPS Trust” are to SunTrust Preferred Capital I, a Delaware statutory trust and the issuer of the Normal PPS, Stripped PPS and Capital PPS (collectively, the “PPS”).

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we, the Trusts and the PPS Trust filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, junior subordinated debt securities, purchase contracts, units, warrants, preferred stock, depositary shares representing interests in preferred stock, and common stock in one or more offerings. The Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts, which may be guaranteed by SunTrust, to the public. The PPS Trust may sell the PPS representing undivided beneficial interests in the assets of the PPS Trust, which may be guaranteed by SunTrust, to the public.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

1

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•	Current Reports on Form 8-K filed on January 6, 2006, January 12, 2006, February 17, 2006, February 21, 2006, July 25, 2006, August 28, 2006, September 5, 2006, September 12, 2006, September 29, 2006 and October 18, 2006; and

•	The description of SunTrust’s common stock, $1.00 par value per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed March 5, 2003, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

SunTrust Banks, Inc.

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

404-658-4879

Attn: Corporate Secretary

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by our counsel, King & Spalding LLP or by Raymond D. Fortin, Corporate Executive Vice President, General Counsel and Corporate Secretary of SunTrust. Richards, Layton & Finger, special Delaware counsel to the Trusts, will pass upon certain legal matters for the Trusts and the PPS Trust. As of September 19, 2006, Mr. Fortin beneficially owned 72,954.2511 shares of our common stock, which includes options to purchase and other forfeitable rights with respect to 58,300 shares which he is deemed to own beneficially pursuant to Rule 13d-3. Any underwriters will be represented by their own legal counsel.

2

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

500,000

SunTrust Preferred Capital I

5.853% Fixed-to-Floating Rate Normal PPS

(liquidation amount $1,000 per security)

fully and unconditionally guaranteed, as described herein, by

SunTrust Banks, Inc.

Goldman, Sachs & Co.

SunTrust Robinson Humphrey

Lehman Brothers

Banc of America Securities LLC Citigroup

Credit Suisse

JPMorgan

Morgan Stanley